UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

STRATFORD AMERICAN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value.
(2)	Aggregate number of securities to which transaction applies: 7,790,807.
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $6,232,645.60. The transaction value is based upon 7,790,807 shares of Common Stock to be exchanged for cash in the merger multiplied by the $0.80 per share merger consideration. The filing fee, calculated in accordance with Exchange Act Rule 0-11(c), was calculated by multiplying the transaction valuation by .000107.

(4)	Proposed maximum aggregate value of transaction: $6,232,645.60
(5)	Total fee paid: $666.89

☐	Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: $666.89
(2)	Form, Schedule or Registration Statement No.: Schedule 14A
(3)	Filing Party: Stratford American Corporation
(4)	Date Filed: February 10, 2006

STRATFORD AMERICAN CORPORATION

2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016

[_______], 2006

Dear Shareholder,

A special meeting of shareholders of Stratford American Corporation, an Arizona corporation (“Stratford”), will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, on [_______], 2006 at 11:00 a.m., local time.

At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 31, 2006, by and among Stratford, Stratford Holdings Investment, L.L.C., an Arizona limited liability company (“Stratford Holdings”), Stratford Acquisition, L.L.C., an Arizona limited liability company (“Stratford Acquisition”), and JDMD Investments, L.L.C., an Arizona limited liability company (“JDMD”), and approve the merger contemplated by the merger agreement. Pursuant to the merger, Stratford Acquisition will merge with and into Stratford, and each outstanding share of Stratford’s common stock will be converted into the right to receive $0.80 in cash (other than shares held by JDMD, which will be cancelled without payment, and shares held by shareholders who properly exercise dissenters rights under Arizona law).

Stratford Acquisition is a wholly-owned subsidiary of Stratford Holdings, which itself is wholly-owned by JDMD. As of February 28, 2006, the record date, JDMD owned 3,287,298 shares of Stratford’s common stock, which represented approximately 29.7% of the shares outstanding as of that date. If the merger is completed, Stratford will survive as a wholly-owned subsidiary of Stratford Holdings and will cease to be a publicly traded company.

Stratford’s board of directors has unanimously approved and adopted the merger and the merger agreement and has determined that approval of the merger agreement is advisable and the proposed merger is fair to, and in the best interests of, all Stratford shareholders (other than JDMD). Accordingly, the board of directors unanimously recommends that shareholders vote FOR approval and adoption of the merger agreement and the merger and FOR the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

In the materials accompanying this letter, you will find a notice of special meeting of shareholders, a proxy statement relating to the action to be taken by Stratford’s shareholders at the special meeting, and a proxy. The proxy statement describes the merger and the principal terms of the merger agreement. To ensure your representation at the special meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the special meeting, you may vote in person if you wish, even though you have previously turned in your proxy.

Thank you for your attention to this important matter.

[___________________]
David H. Eaton
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proxy statement, dated [______], 2006, is first being mailed to shareholders on or about [_____], 2006.

STRATFORD AMERICAN CORPORATION

2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [______], 2006

To the Shareholders of Stratford American Corporation:

A special meeting of shareholders of Stratford American Corporation, an Arizona corporation (“Stratford”), will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, on [____], 2006 at 11:00 a.m., local time, for the following purposes:

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 31, 2006, by and among Stratford, Stratford Holdings Investment, L.L.C., an Arizona limited liability company (“Stratford Holdings”), Stratford Acquisition, L.L.C., an Arizona limited liability company (“Stratford Acquisition”), and JDMD Investments, L.L.C., an Arizona limited liability company (“JDMD”), and to approve the merger contemplated by the merger agreement. Pursuant to the merger, Stratford Acquisition will merge with and into Stratford, and each outstanding share of Stratford’s common stock will be converted into the right to receive $0.80 in cash (other than shares held by JDMD, which will be cancelled without payment, and shares held by shareholders who properly exercise dissenters rights under Arizona law).

2.
To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.

3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on February 28, 2006 are entitled to notice of, and to vote at, the special meeting. Holders of common stock as of such date are entitled to vote on the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the special meeting will be open for inspection at the special meeting and at Stratford’s executive offices at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, during ordinary business hours, for 10 days prior to the special meeting.

YOUR VOTE IS VERY IMPORTANT. THE MERGER WILL NOT OCCUR UNLESS THE MERGER AGREEMENT AND THE MERGER ARE APPROVED BY THE AFFIRMATIVE VOTE OF (A) THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING UNAFFILIATED SHARES OF STRATFORD’S COMMON STOCK (THOSE NOT OWNED, DIRECTLY OR INDIRECTLY, BY JDMD AND THE EATON FAMILY TRUST), AND (B) THE HOLDERS OF A MAJORITY OF ALL OF STRATFORD’S OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THOSE SHARES OWNED, DIRECTLY OR INDIRECTLY, BY JDMD AND THE EATON FAMILY TRUST). TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The merger and the principal terms of the merger agreement are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is included as Exhibit A to the accompanying proxy statement.

By Order of the Board of Directors,

[___________________]
David H. Eaton
Phoenix, Arizona	Chairman of the Board of Directors
[ ], 2006

-i-

(Continued)

-ii-

SUMMARY TERM SHEET

This summary highlights selected information presented in this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the terms of the transactions, you should read this document and the documents we have referred you to carefully, including the merger agreement attached as Exhibit A to this proxy statement.

The Participants (page [ _ ])

•
Stratford American Corporation. Stratford is an Arizona corporation that was incorporated on May 13, 1988. Stratford, through its subsidiaries, is engaged principally in the business of natural resource exploration and development. Stratford employs four employees, one of whom works full time.

•
JDMD Investments, L.L.C. JDMD is an Arizona limited liability company whose principal business is (i) making investments in businesses, companies, and properties by means of acquisitions of stock, partnership interests, limited liability company memberships, and direct acquisitions of property and assets, and (ii) holding and managing such investments. JDMD currently owns 29.7% of the outstanding common stock of Stratford. The managers of JDMD are Gerald Colangelo, David Eaton, Mel Shultz and Dale Jensen, all of whom are also directors of Stratford. Mr. Eaton is also the Chairman and Chief Executive Officer of Stratford and Mr. Shultz is Stratford’s President. The members of JDMD are Mr. Jensen and affiliates of Messrs. Colangelo, Eaton and Shultz.

•
Stratford Holdings Investment, L.L.C. Stratford Holdings is an Arizona limited liability company formed in January 2006 by JDMD to hold all of the outstanding common stock of Stratford effective upon completion of the merger.

•
Stratford Acquisition, L.L.C. Stratford Acquisition is an Arizona limited liability company formed in January 2006 and is a wholly-owned subsidiary of Stratford Holdings. The sole purpose of Stratford Acquisition is to merge with and into Stratford pursuant to the merger described in this proxy statement, with Stratford as the surviving corporation.

The Special Meeting

Date, Time, Place and Matters to be Considered (page [ _ ])

Date, Time and Place. The special meeting of the shareholders will be held on [______], 2006 at 11:00 a.m., local time, at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016.

Proposals. At the special meeting, you will be asked to consider and vote in favor of proposals to approve and adopt the merger agreement and the merger, and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement and the merger. The merger and the principal terms of the merger agreement are explained in greater detail elsewhere in this proxy statement.

Record Date, Quorum and Required Vote (page [ _ ])

Record Date. Stratford’s board of directors set the close of business on February 28, 2006, as the record date for determining the holders of shares of Stratford’s common stock entitled to notice of and to vote at the special meeting. On the record date, there were 11,078,105 shares of common stock outstanding, of which 7,725,807 shares were held by unaffiliated shareholders (that is, those shareholders other than JDMD and The Eaton Family Trust (“Eaton Trust”)). Each holder of record of Stratford’s common stock on the record date is entitled to one vote for each share held.

Quorum Requirement. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposals and for the transaction of all other business at the special meeting.

Vote Required for Approval. Approval and adoption of the merger agreement and the merger requires:

•	the affirmative vote of holders of a majority of the outstanding unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust); and

•	the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust).

If holders of a majority of the outstanding unaffiliated shares (those not owned, directly or indirectly, by JDMD and Eaton Trust) vote to approve and adopt the merger agreement and the merger, the holders of the interested shares (those owned, directly or indirectly, by JDMD and Eaton Trust, which in the aggregate constitute approximately 30.3% of the total outstanding shares of common stock) are required under the merger agreement to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

The board of directors of Stratford also has been informed that The DRD 97 Trust expects to vote its shares in favor of the approval and adoption of the merger agreement and the merger. The shares held by The DRD 97 Trust represent approximately 23.0% of the total outstanding shares of Stratford’s common stock and approximately 33.0% of the unaffiliated shares of Stratford’s common stock.

Approval and adoption of any adjournment or postponement of the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust).

Withheld Votes, Abstentions and Broker Non-Votes. Votes that are withheld will have the same effect as a negative vote. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum, and will have the same effect as a negative vote.

Completion of Merger. In the event the shareholders vote in favor of the approval and adoption of the merger agreement and the merger, the board of directors of Stratford anticipates completing the merger promptly after the special meeting and after all the conditions to the merger are satisfied or waived. If the merger is completed, you will receive written instructions for exchanging your shares of Stratford common stock for a cash payment of $0.80 per share.

Submission of Proxies; Revocation of Proxies (page [__ ])

After carefully reading and considering the information contained in the proxy statement, you should complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible, but in any event prior to the time that the special meeting is called to order, so that your shares of common stock will be represented at the special meeting, even if you plan to attend the special meeting in person. Stratford will not accept proxies to be voted by telephone or internet. You may revoke your proxy at any time before the special meeting is called to order by:
•	attending the special meeting and giving oral notice of your intention to vote in person; or

•
delivering a written notice of revocation or a duly executed proxy bearing a later date to the following address:

Stratford American Corporation
Attn: Secretary (Proxy Vote)
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016

Your attendance at the meeting will not by itself constitute a revocation of your proxy. You must also vote your shares in person at the meeting. Furthermore, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a “legal proxy” from the record holder. You must bring this legal proxy to the meeting in order to vote in person. If your shares are held in “street name” by a broker, your broker will not be able to vote your shares without instructions from you. If you wish to have your broker vote your shares, you should instruct your broker to vote your shares by following the procedures provided to you by your broker. If you fail to return your proxy card, and do not attend the meeting in person, your shares will not be counted towards the quorum; however, there will be no effect on the number of votes required for approval of the merger proposal.

Structure of the Merger

What You Will Receive in the Merger (page [ _ ])

If the merger is completed, holders of Stratford’s common stock (other than JDMD and shareholders who validly exercise dissenters’ rights under the Arizona law) will be entitled to receive $0.80 per share in cash, without interest, in exchange for each share of Stratford’s common stock that they own. Shares of Stratford’s common stock that are owned by JDMD will be automatically cancelled in the merger and no consideration will be delivered in exchange for its shares.

Effects of the Merger (page [ _ ])

This is a “going private” transaction. The merger will extinguish all equity interests in Stratford held by its public shareholders and will result in Stratford being a wholly-owned subsidiary of Stratford Holdings. JDMD, as sole owner of Stratford Holdings, will be the beneficiary of the earnings and growth of Stratford, if any, following the merger and will bear the risks of any decrease in the value of Stratford following the merger.

Following the merger, Stratford’s common stock will no longer be publicly traded, and Stratford will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”).

Background of the Merger (pages [ _ ] - [ _ ])

For a description of the events leading to the approval and adoption of the merger agreement and the merger by Stratford’s board of directors, you should refer to “SPECIAL FACTORS — Background of the Merger,” “— Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger,” and “—Interests of Certain Persons in the Merger.”

Recommendations of the Board of Directors (pages [ _ ] - [ _ ])

Our board of directors has unanimously determined that the proposed merger and the terms of the merger agreement are advisable and fair to, and in the best interests of, Stratford and its unaffiliated shareholders (those other than JDMD and Eaton Trust). Accordingly, the members of the board approved the merger agreement and resolved to recommend that the shareholders vote “FOR” approval and adoption of the merger agreement and the merger and “FOR” approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. For a description of the factors considered by the board of directors in making their recommendations, see “SPECIAL FACTORS — Background of the Merger,” “— Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger,” and “—Interests of Certain Persons in the Merger.”

Position of the Buyout Parties and the Other Filers Regarding the Fairness of the Merger (pages [ _ ] - [ _ ])

JDMD, Stratford Holdings and Stratford Acquisition (collectively, the “Buyout Parties”), and each of the members of JDMD and Messrs. Colangelo, Jensen, Eaton and Shultz (collectively, the “Other Filers”) believes that the merger is fair to Stratford’s shareholders (other than JDMD). See “SPECIAL FACTORS - Position of Buyout Parties and the Other Filers Regarding the Fairness of the Merger.”

Interests of Certain Persons in the Merger (page [ _ ])

In considering the board of directors’ recommendation that you vote in favor of the merger, you should be aware that certain of Stratford’s directors and executive officers have interests in the merger that are different from your interests as a shareholder, including the following:

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are directors of Stratford Acquisition and the merger agreement provides that the directors of Stratford Acquisition immediately prior to the effective time of the merger will comprise Stratford’s board of directors immediately after the effective time of the merger;

•
Each of Mr. Eaton and Mr. Shultz are executive officers of Stratford, and the merger agreement provides that Stratford’s current executive officers will remain executive officers of the surviving corporation following the merger;

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are beneficial owners of JDMD. After the consummation of the merger, Stratford Holdings will be wholly-owned by JDMD, and Stratford will be wholly-owned by Stratford Holdings. Accordingly, after the merger is completed, Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen will be the ultimate owners of Stratford;

•
Eaton Trust will receive aggregate merger consideration of $52,000 for the Stratford shares that it owns on the same basis as the other shareholders. Mr. Eaton, a co-trustee of Eaton Trust, is the Chief Executive Officer and a director of Stratford; and

•	Richard H. Dozer, a director of Stratford, will receive aggregate merger consideration of approximately $2,667 for the Stratford shares that he owns on the same basis as the other shareholders.

The board of directors was aware of these interests and considered them in making their recommendations.  For a more detailed discussion of these interests, see page [33] of this proxy statement.

Merger Financing (pages [ _ ])

The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of:
•	the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger; and

•	$250,000 of cash on hand available to JDMD from its business activities unrelated to Stratford.

As of the date of this proxy statement, Stratford had approximately $6,195,000 in cash and cash equivalents.  Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned upon any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 of its own cash on hand on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Federal Income Tax Consequences (page [ _ ])

In general, you will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your shares, or, conversely, you will recognize a loss to the extent that your tax basis exceeds the cash you receive. Because JDMD will have a continuing interest in Stratford following the merger, it will have no immediate tax consequence as a result of the merger. We recommend that you consult your tax advisor regarding your individual tax consequences as a result of the merger.

The Merger Agreement

Conditions to the Merger (page [ _ ])

Each party’s obligation to complete the merger is subject to the following conditions:

•
the merger agreement must have been approved by the holders of (a) a majority of the outstanding shares of Stratford’s common stock (including those owned, directly or indirectly, by JDMD and Eaton Trust) and (b) a majority of the unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust); and

•	the absence of any statute, rule, regulation, executive order, decree, injunction or other order that materially restricts, prevents or prohibits the consummation of the merger.

Stratford Acquisition’s obligation to complete the merger is subject to the following additional conditions:

•	shareholders, if any. who exercise their dissenter’s rights under Arizona law hold not more than 5% of the outstanding shares of common stock;

•
the board of directors must not have withheld or withdrawn and shall not have modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the merger or the merger agreement;

•
Stratford will have obtained all of the third party consents and made all of the required filings, except where the failure to obtain such consents or make such filings would not have a material adverse effect on Stratford and its subsidiaries, taken as a whole; and

•
since the date of the merger agreement there will not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Stratford and its subsidiaries, taken as a whole.

None of these conditions has yet been satisfied. However, as of the date of this proxy statement, Stratford does not believe that any third party consents or filings will be required (other than filings with the SEC, which Stratford has undertaken, and filings with the Arizona Corporation Commission and the OTC Bulletin Board that will be required only if and after the merger is approved). Further, no statutes, rules, regulations, orders or the like have been issued, and no material adverse effect on Stratford has occurred as of the date of this proxy statement. At this point it is not anticipated that any closing conditions will need to be or will be waived. We will re-circulate revised proxy materials and re-solicit proxies in the event of any material changes in the terms of the merger, including material changes that result in a waiver of any condition of Stratford described above which would adversely affect the unaffiliated shareholders.

Receipt of Third Party Offers; Withdrawal of Recommendation (page [ _ ])

Prior to the date that Stratford’s shareholders approve and adopt the merger agreement and the merger at the special meeting, the board of directors is permitted to engage in discussions and negotiations with a third party regarding a competing acquisition offer if:

•
the board determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor retained by Stratford, that any such competing offer is a superior alternative to the merger;

•
the board reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that board’s fiduciary duties under Arizona law require discussions to be conducted with the third party; and

•	Stratford provides Stratford Holdings with written notice of the competing offer and the material terms of such offer.

The board of directors is permitted by the merger agreement to withdraw its recommendation of the merger agreement and the merger only if it:

•
reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the board to comply with its fiduciary duties under Arizona law; and

•
has given notice of its intention to withdraw its recommendation, and has not received an offer from Stratford Holdings within five business days which matches or exceeds the competing acquisition offer.

Termination of the Merger Agreement (page [ _ ])

Stratford Acquisition may terminate the merger agreement prior to the completion of the merger if:

•	Stratford’s board of directors withdraws, modifies or changes its recommendation regarding the merger in accordance with the merger agreement; or

•	there has been a material adverse effect on the business, assets, results of operations or financial condition of Stratford and its subsidiaries, taken as a whole.

Stratford may terminate the merger agreement prior to the completion of the merger to accept a competing acquisition offer from a third party that Stratford Holdings fails to match or exceed.

The merger agreement may also be terminated prior to the completion of the merger under other circumstances that are described in the merger agreement, including an uncured material breach, the failure of the parties to consummate the merger before May 31, 2006, or a final governmental order prohibiting the merger.

Fees and Expenses (page [ _ ])

Each party to the merger agreement has agreed to pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby. If, however, Stratford terminates the merger agreement to accept a competing third party offer, Stratford is required to pay all of the costs and expenses incurred by Stratford Holdings in connection with the merger, in an amount not to exceed $200,000. The merger agreement does not require a “break fee” under any circumstances.

Regulatory Approvals and Requirements (page [ _ ])

In connection with the merger, Stratford will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies. Nevertheless, it is currently expected that no regulatory approvals will be required in order to complete the merger.

Certain Risks in the Event of Bankruptcy (page [ _ ])

If Stratford is insolvent at the time of the merger or becomes insolvent because of the merger, the funds paid to shareholders upon completion of the merger may be deemed to be a “fraudulent conveyance” under applicable law and therefore may be subject to the claims of Stratford’s creditors. If such claims are asserted by Stratford’s creditors, there is a risk that persons who were shareholders at the effective time of the merger would be ordered by a court to return to Stratford’s trustee in bankruptcy all or a portion of the funds received upon the completion of the merger. Stratford’s board of directors has no reason to believe that Stratford and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Appraisal Rights (page [ _ ])

If the merger agreement and the merger are properly approved by Stratford’s shareholders and the merger is actually consummated, you have the right under Arizona law to dissent and to receive payment equal to the “fair value” of your shares if you do not wish to exchange your shares of Stratford common stock for the merger consideration. This “right of appraisal” is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, you must:

•	before the shareholder vote related to the merger is taken at the special meeting, deliver written notice to Stratford of your intent to demand payment for your shares if the merger is completed;

•	not vote for approval and adoption of the merger agreement and the merger; and

•
upon receipt of a dissenters’ notice from Stratford, demand payment, certify the date that you acquired beneficial ownership of your shares, and deposit your stock certificates in accordance with the terms of the notice.

You will not protect your right of appraisal by merely voting against the merger agreement and the merger. A copy of the relevant section of the Arizona Business Corporation Act addressing appraisal rights is attached to this proxy statement as Exhibit B.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain forward-looking statements regarding Stratford that are based on the beliefs of Stratford’s management as well as assumptions made by, and information currently available to, Stratford’s management. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Stratford’s expectations include, but are not limited to, general business conditions, competition and other factors which are described from time to time in Stratford’s public filings with the SEC, news releases and other communications. Also, when Stratford uses the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “intends,” “objectives,” “goals,” “aims,” “projects,” or similar words or expressions, Stratford is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Stratford will update or amend this proxy statement to further reflect any material changes to the forward-looking information disclosed herein as required by law.

STRATFORD SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes certain selected consolidated financial data, which should be read in conjunction with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, each of which is attached as Exhibit C to this proxy statement. The selected consolidated financial data set forth below as of and for each of the years in the two-year period ended December 31, 2004, have been derived from our consolidated financial statements which have been audited by KPMG LLP, who was our independent registered public accounting firm for those periods. The selected consolidated financial data set forth below as of and for the nine months ended September 30, 2005 and 2004 have been derived from our unaudited consolidated financial statements, which appear in our Form 10-QSB for the quarter ended September 30, 2005.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
REVENUES:
Oil and gas revenues	$965,000	$712,000	$1,002,000	$737,000
Gain on restructuring of payables	0	0	0	614,000
Interest and other income	134,000	5,000	25,000	121,000
	1,099,000	717,000	1,027,000	1,472,000

EXPENSES:
General and administrative	435,000	437,000	631,000	642,000
Depreciation, depletion and amortization	247,000	227,000	306,000	291,000
Oil and gas operations	231,000	167,000	229,000	207,000
Interest	0	0	0	39,000
	913,000	831,000	1,166,000	1,179,000
Income (loss) from continuing operations before income taxes	186,000	(114,000)	(139,000)	293,000
Income tax expense	9,000	2,000	17,000	12,000
Income (loss) from continuing operations	177,000	(116,000)	(156,000)	281,000

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003

DISCONTINUED OPERATIONS:
Income from operations	0	364,000	423,000	413,000
Gain on sale of building, net of tax of $430,000	49,000	0	5,326,000	0
Minority interest	0	(67,000)	(1,269,000)	(72,000)
Income from discontinued operations	49,000	297,000	4,480,000	341,000
Net income	$226,000	$181,000	$4,324,000	$622,000

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$0.02	$(0.01)	$(0.01)	$0.03
Income from discontinued operations	0.00	0.03	0.40	0.03
Basic and diluted net income per share	$0.02	$0.02	$0.39	$0.06
Shares used to compute income (loss) per share
Basic	11,078,105	11,078,105	11,078,105	11,078,105
Diluted	11,178,105

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
Balance Sheet Data
Working capital	$6,522,000	$2,169,000	$6,392,000	$726,000
Total current assets	$6,699,000	$26,212,000	$7,029,000	$1,007,000
Total current liabilities	$177,000	$23,719,000	$637,000	$281,000
Total shareholders’ equity	$7,713,000	$3,344,000	$7,487,000	$3,163,000
Book value per share	$0.70	$0.30	$0.68	$0.30
Ratio of earnings to fixed charges	11.76	1.16	4.32	1.39

We have not provided any pro forma data giving effect to the merger as we do not believe that such information is material to our shareholders in evaluating the merger and the merger agreement. The merger consideration consists solely of cash and, if the merger is consummated, our common stock will cease to be publicly traded. As a result, we do not believe that the changes to our financial condition resulting from the merger would provide meaningful or relevant information in evaluating the merger and the merger agreement since our shareholders (other than JDMD) will not be shareholders of, and will have no direct interest in, Stratford following the merger.

Recent Developments

Stratford’s gross income for the fourth quarter of 2005 was approximately $699,000, consisting primarily of income from oil and gas operations and interest. Net income, before taxes, was approximately $323,000. Cash reserves at December 31, 2005 were approximately $6,282,000, and at March 21, 2006 were approximately $6,195,000.

MARKET AND MARKET PRICE

Market Information

Stratford’s common stock is listed on the OTC Bulletin Board under the symbol “STFA.OB” The table below sets forth the range of high and low closing bid prices on the OTC Bulletin Board for fiscal years 2004, 2005, and 2006 to date.

	High	Low
Fiscal Year Ending December 31, 2004
First Quarter	$0.60	$0.20
Second Quarter	$0.45	$0.29
Third Quarter	$0.41	$0.32
Fourth Quarter	$0.55	$0.38

Fiscal Year Ending December 31, 2005
First Quarter	$0.61	$0.41
Second Quarter	$0.64	$0.40
Third Quarter	$0.70	$0.54
Fourth Quarter	$0.75	$0.58

Fiscal Year Ending December 31, 2006
First Quarter (through March 24th)	$0.82	$0.68

The closing sale price, and the high and low sale prices for shares of Stratford’s common stock on the OTC Bulletin Board on January 30, 2006, the last trading day before Stratford announced the proposed merger and the signing of the merger agreement, was $0.80 per share. On [_______], 2006, the last trading day for which information was practicably available prior to the date of the first mailing of this proxy statement, the closing price per share of Stratford’s common stock as reported on the OTC Bulletin Board was $[____]. We recommend that shareholders obtain a current market quotation for Stratford’s common stock before making any decision with respect to the merger.

Number of Shareholders

As of February 28, 2006, 261 record owners and approximately 460 beneficial owners owned 11,078,105 issued and outstanding shares of Stratford’s common stock.

Dividends

Stratford has not paid any dividend with respect to shares of its common stock in the past two years. Under the merger agreement, Stratford has agreed not to pay any dividends on its shares of common stock prior to the completion of the merger.

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of shareholders to be held on [________], 2006 at 11:00 a.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016. Stratford intends to mail this proxy statement and the accompanying proxy card on or about [________], 2006 to all shareholders entitled to vote at the special meeting.

Matters to be Considered at the Special Meeting

The special meeting of the shareholders will be held on [________], 2006 at 11:00 a.m., local time, at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016. At the special meeting, you will be asked to consider and vote in favor of proposals to approve and adopt the merger agreement and the merger and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the merger.

Pursuant to the merger, Stratford Acquisition will be merged with and into Stratford, with Stratford as the surviving corporation and becoming a wholly-owned subsidiary of Stratford Holdings. At the effective time of the merger, each share of Stratford’s common stock issued and outstanding immediately prior to the filing of articles of merger with the Arizona Corporation Commission will be converted into the right to receive $0.80 in cash, without interest, except for:

•	shares for which appraisal rights have been perfected properly under the Arizona Business Corporation Act, which will be entitled to receive the consideration provided for by Arizona law;

•	shares held by Stratford in treasury and shares held by Stratford’s wholly-owned subsidiaries, which will be cancelled without payment; and

•	shares held by JDMD prior to the merger, which will be cancelled without payment.

Like all other Stratford shareholders, Stratford’s executive officers and directors (other than Messrs. Colangelo, Eaton, Shultz and Jensen, with respect to their ownership interest in JDMD) will be entitled to receive $0.80 per share in cash, without interest, for each share of Stratford common stock held by them at the time of the merger.

Stratford does not expect a vote to be taken at the special meeting on any matter other than the proposals to approve and adopt the merger agreement and the merger and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the merger. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. The proxies Stratford is soliciting will grant discretionary authority to vote in favor of adjournment or postponement of the special meeting to the extent the proxy holders may deem such actions appropriate in their discretion.

Record Date and Voting Information

Only holders of record of Stratford’s common stock at the close of business on February 28, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. At the close of business on the record date, 11,078,105 shares of Stratford’s common stock were outstanding and entitled to vote at the special meeting. A list of shareholders will be available for review at Stratford’s executive offices during regular business hours beginning two business days after notice of the special meeting is given and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournment thereof. Each holder of record of Stratford’s common stock on the record date will be entitled to one vote for each share held. If you sell or transfer your shares of Stratford’s common stock after the record date, but before the special meeting, you will transfer the right to receive the $0.80 in cash per share, without interest, if the merger is consummated to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval and adoption of the merger agreement and the merger. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.”

Quorum

A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposals and for the transaction of all other business at the special meeting. If a share is represented for any purpose at the special meeting it will be deemed present for purposes of determining whether a quorum exists.

Any shares of common stock held in treasury by Stratford are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

Approval and adoption of the merger agreement and the merger requires (a) the affirmative vote of holders of a majority of the outstanding unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust), and (b) the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust). If holders of a majority of the outstanding unaffiliated shares (those not owned, directly or indirectly, by JDMD and Eaton Trust) vote to approve and adopt the merger agreement and the merger, the holders of the interested shares (those owned, directly or indirectly, by JDMD and Eaton Trust, which in the aggregate constitute approximately 30.3% of the total outstanding shares of common stock) are required under the merger agreement to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

The board of directors of Stratford also has been informed that The DRD 97 Trust expects to vote its shares in favor of the approval and adoption of the merger agreement and the merger. The shares held by The DRD 97 Trust represent approximately 23.0% of the total outstanding shares of Stratford’s common stock and approximately 33.0% of the unaffiliated shares of Stratford’s common stock.

Approval and adoption of any adjournment or postponement of the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust).

Proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against both proposals.

If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Proxies and Revocation of Proxies

Shareholders of record may submit proxies by mail. We will not accept proxies to be voted by telephone or internet. After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail the proxy card in the enclosed postage paid return envelope as soon as possible so that your shares may be voted at the special meeting, even if you plan to attend the special meeting in person. Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

Proxies received at any time before the special meeting is called to order and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates specific voting instructions, it will be voted in accordance with the voting instructions. If no voting instructions are indicated, the proxy will be voted “FOR” approval and adoption of the merger agreement and the merger.

Please do not send in stock certificates at this time. If the merger is consummated, you will receive instructions regarding the procedures for exchanging your existing Stratford stock certificates for the $0.80 per share cash payment, without interest.

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before the meeting is called to order. It may be revoked and changed by filing a written notice of revocation with Stratford’s Secretary at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, by submitting in writing a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker or other nominee that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker or other nominee.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Stratford will bear the entire cost of soliciting, including costs relating to preparation, assembly, printing and mailing of this proxy statement, the notice of the special meeting of shareholders, the enclosed proxy and any additional information furnished to shareholders. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Stratford’s common stock beneficially owned by others to forward to these beneficial owners. Stratford may, upon request, reimburse brokers, bankers and other nominees representing beneficial owners of Stratford’s common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of Stratford. No additional compensation will be paid to directors, officers or other regular employees for their services.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. If the special meeting is adjourned to a different place, date or time, Stratford need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned meeting. Stratford’s board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Stratford’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of Stratford. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment or postponement of the meeting.

Appraisal Rights

Shareholders who do not vote in favor of approval and adoption of the merger agreement and the merger, and who otherwise comply with the applicable statutory procedures of Arizona law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their Stratford common stock as set forth in the Arizona Business Corporation Act. See “SPECIAL FACTORS — Appraisal Rights.”

THE PARTICIPANTS

Stratford American Corporation
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 956-7809

Stratford is an Arizona corporation that was incorporated on May 13, 1988. Stratford, through its subsidiaries, is engaged principally in the business of natural resource exploration and development. Stratford has the following wholly-owned subsidiaries: Stratford American Car Rental Systems, Stratford American Energy Corporation, Stratford American Gold Venture Corporation, Stratford American Oil and Gas Corporation, Stratford American Properties Corporation, Stratford American Resource Corporation, and SA Oil and Gas Corporation. All of Stratford’s wholly-owned subsidiaries are Arizona corporations, except Stratford American Energy Corporation, which is an Oklahoma corporation, and Stratford American Resource Corporation, which is a Texas corporation. Stratford employs four employees, one of whom works full time.

JDMD Investments, L.L.C.
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 224-2312

JDMD is an Arizona limited liability company formed in 1996 whose principal business is (i) making investments in businesses, companies, and properties by means of acquisitions of stock, partnership interests, limited liability company memberships, and direct acquisitions of property and assets, and (ii) holding and managing such investments. The managers of JDMD are Gerald Colangelo, a director of Stratford, David Eaton, the Chief Executive Officer and a director of Stratford, Mel Shultz, the President and a director of Stratford, and Dale Jensen, a director of Stratford. The members of JDMD are: (a) the Mel L. Shultz and Beth Jane Shultz Revocable Trust, of which Mr. and Mrs. Shultz are co-trustees; (b) DCE Investments, LLC, which is majority-owned by The Eaton Family Trust, of which David Eaton and Carol Eaton are co-trustees; (c) KBKM Real Estate, LLC, which is majority-owned by The Gerald and Joan Colangelo Family Trust, of which Gerald Colangelo and Joan Colangelo are co-trustees; and (d) Dale Jensen. JDMD currently owns 29.7% of the outstanding common stock of Stratford, and also has significant business interests unrelated to Stratford.

Stratford Holdings Investment, L.L.C.
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 224-2312

Stratford Holdings is an Arizona limited liability company formed in January 2006 by JDMD to hold all of the outstanding common stock of Stratford effective upon completion of the merger.

Stratford Acquisition, L.L.C.
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 224-2312

Stratford Acquisition is an Arizona limited liability company formed in January 2006 and is a wholly-owned subsidiary of Stratford Holdings. The sole purpose of Stratford Acquisition is to merge with and into Stratford pursuant to the merger described in this proxy statement, with Stratford as the surviving corporation.

The following diagram depicts the organizational structure of JDMD and the other Buyout Parties, as well as the structure of Stratford after giving effect to the merger:

SPECIAL FACTORS

Background of the Merger

Stratford sold its major real estate asset in November 2004, and since that time its sole assets have consisted primarily of the cash proceeds from the sale and minority working interests in various oil and gas properties primarily located in Oklahoma and Texas. In connection with and beginning around the time of the sale, the board of directors and management of Stratford began discussing in general terms the future direction of Stratford’s business, including specifically whether to invest in additional income-producing real estate or oil and gas ventures, or to liquidate Stratford and distribute its assets to the shareholders. These discussions included the disadvantages faced by Stratford as a smaller-sized publicly-traded company. In particular, the directors noted:

•	Stratford’s difficulty in attracting analyst coverage, market attention and institutional shareholder investment due to its small size, low market capitalization and low share price;

•	the common stock’s small public float, extremely limited trading volume, and bid-asked trading price spread, all of which have:

•	limited Stratford’s ability to use its common stock as acquisition currency,

•	significantly limited the ability of shareholders to sell their shares without also reducing the trading price of the common stock, and

•	impaired Stratford’s ability to use equity-based incentives to successfully attract and retain employees;

•	the existence of competitors in Stratford’s industry with greater resources at their disposal; and

•	the costs and associated burdens of being a public company, including:

•	the actual out-of-pocket costs of SEC compliance;

•	the burden on management of compliance efforts;

•	the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

•	the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding Stratford’s business, operations and results; and

•	the enactment of the Sarbanes-Oxley Act of 2002, which has led to increased compliance costs and additional burdens on management.

As a result of these discussions, management engaged Meagher Oil & Gas Properties, Inc. (“Meagher”) on November 8, 2004 to evaluate Stratford’s oil and gas properties and to assist in offering them for sale. Meagher is a nationally recognized acquisition and divestiture firm that specializes in the oil and gas industry, and had been recommended to Stratford by several of its partners in the oil and gas properties. Stratford had no previous relationship with Meagher.  Pursuant to the exclusive Services Agreement with Meagher, Stratford paid an initial retainer of $25,000 and is obligated to pay a commission equal to the sum of: (a) 5% of the cumulative sales price of the oil and gas properties from $1.00 to $1,000,000; plus (b) 4% of the cumulative sales price of the properties from $1,000,001 to $2,000,000; plus (c) 3% of the cumulative sales price of the properties from $2,000,001 to $3,000,000; plus (d) 2% of the cumulative sales price of the properties from $3,000,001 to $4,000,000; plus (e) 1% of the cumulative sales price of the properties from $4,000,001 and above, but in no event will the commission exceed $200,000.

Between November 2004 and early February 2005 the Stratford board did not meet formally, but officers and directors of Stratford worked with Meagher to compile the package of marketing information concerning the oil and gas properties that would be delivered to potential buyers. The package consisted of engineering reports compiled by Meagher based on information provided by management and information publicly available on the Dwight’s databases about oil and gas wells. In early February 2005, Meagher sent solicitations of interest to approximately 3,500 potential buyers, and received requests for information from 61 companies. The marketing information indicated that the oil and gas properties were for sale by state or as a total package, with preference to be given by Stratford to a single buyer.

During February and March, 2005, Meagher engaged in discussions with each of the 61 companies that requested the marketing information, and received eight bids, five of which were for the entire package of oil and gas properties and three of which were for partial packages of properties. The bids for the entire package of properties generally ranged from $1.75 million to $2.925 million, or approximately $0.62 to $0.71 per share based upon the value of Stratford reflected in its financial statements as of March 31, 2005, with one bid management did not believe was legitimate at $750,000. The per share value of the bids was determined using a liquidation analysis, assuming the assets were sold at the bid price and the sales proceeds plus Stratford’s cash and cash equivalents on the relevant date (in this case, March 31, 2005) were distributed to the shareholders in liquidation, after payment of transaction costs, including the Meagher commission, all liabilities of Stratford and taxes as a result of the sale. The liabilities to be satisfied included the liabilities reflected on the balance sheet plus $947,000 for committed drilling costs, professional fees and expenses and employee severance.  This same per share determination was used by the board in calculating the various per share amounts which follow in this discussion.

Meagher had ongoing negotiations with each of the bidders in an effort to increase their bids, but ultimately none of the bids was acceptable to or pursued by management because in light of increasing oil and gas prices, Mr. Eaton and Mr. Shultz, representing Stratford as management and directors, did not believe that any of the bids would provide Stratford with fair market value. Meagher’s engineering studies in December 2004 indicated a probable market value of the properties of $2.4 million (or $0.67 per share based upon the value of Stratford reflected in its financial statements as of March 31, 2005) using a 10% discount rate, but using a cash flow multiple the probable market value according to Meagher was $3.3 million (or $0.74 per share based upon the value of Stratford reflected in its financial statements as of March 31, 2005). Accordingly, management decided not to pursue a sale transaction with any of the bidders. While no formal board meetings were held during this time period, management communicated regularly with the individual members of the board during this process and received their support as to strategy and direction.

Meagher continued to market the properties. On June 20, 2005, a new bidder submitted a bid of $4 million (or $0.79 per share based upon the value of Stratford reflected in its financial statements as of March 31, 2005) for Stratford’s entire package of oil and gas properties, subject to due diligence, and with an effective date of March 1, 2005 (so that the buyer would get the benefit of the income derived from the properties from and after that date, thereby effectively reducing the purchase price). During this time period, however, the prices of natural gas and oil had increased dramatically and were continuing to increase. Meagher re-ran the engineering studies to determine what impact the higher prices would have on the value of the properties over time. The new analysis indicated a value of $4,895,000 at September 1, 2005 (or $0.86 per share based upon the value of Stratford reflected in its financial statements as of June 30, 2005). The increase in value was due solely to the increase in the prices of natural gas and oil. Meagher sent the new engineering studies to the new bidder and the previous bidders but none responded with an increased bid. Management rejected the new bid as too low (including the fact that the new bidder was requiring all income after March 1st) and so informed the individual board members.

In early November, 2005, JDMD had purchased 467,774 shares of Stratford common stock from a shareholder for $0.75 per share, which price was requested by the shareholder and not negotiated. This transaction was not part of the buyout proposal ultimately presented by JDMD.  However, the purchase was reflected in an amendment to JDMD’s Schedule 13D, wherein JDMD publicly announced that it was exploring the possibility of taking Stratford private. Messrs. Eaton and Shultz, who are officers and directors of Stratford as well as principals of JDMD, were frustrated by the lack of acceptable bids for the oil and gas properties, and, along with the other principals of JDMD, were working on developing a buyout proposal as an alternative for Stratford if Meagher was unable to secure a bid for the oil and gas properties that approximated their market value as determined by the engineering reports. On December 29, 2005, Mel Shultz and David Eaton, on behalf of JDMD, submitted the buyout proposal to the board of directors of Stratford.

Under JDMD’s proposal, Stratford would be merged with and into a newly formed entity owned by JDMD, with Stratford being the surviving corporation and becoming wholly-owned by JDMD. Pursuant to the merger, each outstanding share of Stratford’s common stock would be converted into the right to receive $0.75 in cash (other than shares held by JDMD and shareholders who validly exercise dissenters’ right under Arizona law).  This price was the same price that JDMD paid to acquire the 467,774 shares in a private purchase in November 2005. At the time the buyout proposal was submitted to Stratford’s board of directors, the market price for Stratford’s stock was $0.68 per share. The current market price is $0.76 per share. The original offer by JDMD was substantially identical to the merger described in this proxy statement, except that (a) the merger consideration was $0.75 per share, (b) Stratford’s right to consider a competing offer was limited to offers that were unsolicited, (c) the surviving corporation was obligated to maintain directors’ and officers’ liability insurance for six years following the closing, (d) Stratford was obligated to take the merger to a vote of shareholders even if there was a competing offer that the board desired to accept, and (e) a competing offer was to be considered by the full board of directors. The total price to be paid by JDMD to the non-JDMD shareholders pursuant to the proposal was $5,843,105.

The board engaged Fennemore Craig, P.C. as legal counsel to evaluate the JDMD proposal. At a meeting of the board held on January 18, 2006, with all members present in person or telephonically, the board reviewed the proposal with counsel, including the terms thereof, the pros and cons of the proposal, alternatives to the proposal and the directors’ fiduciary obligations in evaluating the proposal. At the conclusion of the meeting, counsel for Stratford was authorized to negotiate the proposal with counsel for JDMD. At this meeting, the board also endorsed an extension of Meagher’s services agreement, and directed management to work with Meagher to continue to offer the oil and gas properties for sale to obtain, if possible, an offer that exceeded the price offered by JDMD.

Counsel for Stratford and JDMD negotiated the terms of the buyout proposal, and then provided drafts of the merger agreement, this proxy statement and Stratford’s Schedule 13E-3 filing to the board for review. As a result of the negotiations, (a) Stratford’s right to consider a competing offer was no longer limited to offers that were unsolicited, so that Stratford could continue marketing the oil and gas properties in an effort to obtain a better price for the shareholders, (b) the time period that the surviving corporation was obligated to maintain directors’ and officers’ liability insurance was shortened from six years to two years following the closing, (c) Stratford was no longer obligated to take the merger to a vote of shareholders if there was a competing offer that the board desired to accept, and (d) a competing offer was to be considered by those members of the board of directors who are not members of the buyout group. JDMD’s original proposal allowed Stratford to consider competing offers, subject to JDMD’s right to match any offer so received that the board considered a superior offer, without Stratford being required to pay JDMD a break-up fee. Stratford would, however, reimburse JDMD for its out-of-pocket expenses not to exceed $200,000. Stratford did not negotiate a similar payment from JDMD if JDMD failed to close the transaction because JDMD did not ask for a financing contingency and because every closing condition was beyond JDMD’s control. If for any reason JDMD failed to close in breach of the agreement, Stratford would have customary legal rights for damages.

In connection with the negotiations and otherwise during the course of this transaction, no material, non-public information, including projections or potential synergies, were exchanged by Stratford and JDMD as JDMD never asked Stratford to prepare or provide any such information. That being said, all of the principals of JDMD are members of the board of Stratford, and in discussing the buyout proposal the board considered the Meagher engineering studies and liquidation value analyses as part of its evaluation process.

On January 30, 2006, a meeting of the board of directors of Stratford was convened, with all members except Gerald Colangelo attending either in person or telephonically, together with representatives of Fennemore Craig. The board and counsel reviewed the proposed definitive draft of the merger agreement and discussed the proposed merger consideration. JDMD agreed, after extensive negotiation with the board, to increase the merger consideration offered by JDMD to $0.80 per share. All other terms and conditions of the merger were as described in this proxy statement. With the increase in the price to $0.80 per share, the total price to be paid by JDMD to the non-JDMD shareholders increased to $6,232,646. The price increase was negotiated based on two primary factors. First, there had been a few sales of Stratford common stock in the days before the meeting at $0.80 per share, compared to $0.68 per share at the time the proposal was submitted and the surrounding time period. While the board did not believe that the limited trading volume established a true fair market value for Stratford’s common stock, the board did believe that it was some evidence of market value and was not willing to proceed at a price less than $0.80 per share. Second, $0.80 per share is the amount the shareholders would have received if Stratford were liquidated following the sale of the oil and gas properties for $4 million, which was the highest price it had ever been offered (although the true price was less than $4 million due to the buyer’s demand for a back-dated effective date for the transaction). Even though the engineering studies indicated a value in excess of $4 million, oil and gas buyers to date had not been willing to pay the full engineering value for Stratford’s oil and gas properties, and the board did not know if they would ever be so willing.

On January 31, 2006, Mr. Colangelo and counsel reviewed the proposed definitive draft of the merger agreement. The meeting of the board of directors was reconvened on January 31, 2006, with all members attending telephonically, together with representatives of Fennemore Craig. The board of directors then unanimously adopted resolutions approving and adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, determining that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, the unaffiliated holders of Stratford’s common stock (those other than JDMD and Eaton Trust) and recommending that the holders of Stratford’s common stock vote for the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

On January 31, 2006, in accordance with the authorizations of their respective boards of directors, the parties finalized and thereafter executed the merger agreement.

On the evening of January 31, 2006, Stratford issued a press release announcing the execution of the merger agreement. On February 1, 2006, Stratford filed a Current Report on Form 8-K announcing the execution of the merger agreement and filed both the press release and the merger agreement as exhibits.

Pursuant to the board’s directive, Meagher has continued to market the oil and gas properties. They were featured on Meagher’s website in January and February, 2006, and at an industry convention in February. In light of continuing volatility in the oil and gas markets, Meagher re-ran the engineering studies using statistical information as of January 1, 2006, which resulted in the properties having a value of $4,283,000 (or $0.82 per share based upon the value of Stratford reflected in its financial statements as of June 30, 2005). The differences in value in this analysis compared to the prior analyses are attributable solely to fluctuating prices of natural gas and oil during the relevant time period.

Following the February convention, 60 prospective purchasers asked for information about Stratford’s properties, and on March 17, 2006, Meagher received four bids ranging from $1,625,000 to $3,555,000, and two bids in excess of $4,000,000 at $4,100,000 and $4,325,000, respectively. These latter two bids correlate to per share values of $0.81 and $0.83, respectively, based on the value of Stratford reflected in its financial statements as of December 31, 2005. Then on March 21, 2006, Meagher received a bid to purchase Stratford (as opposed to the oil and gas properties) for $4,500,000 plus the amount of Stratford’s cash in excess of its liabilities at the closing, which correlates to a per share value of approximately $0.85 based on the number of shares currently outstanding and assuming cash and liabilities remain constant from the date of this proxy statement to the closing date. This bidder spoke with Meagher and Mr. Shultz on March 21, 2006 to discuss this bid. All of the foregoing bids are extremely preliminary. None of the bids include any details of the proposed transaction, including whether the buyer would assume any liabilities, timing, conditions to closing, required representations and warranties, escrow or hold back provisions, required indemnities or the like, all of which have economic consequences to Stratford and its shareholders and may reduce the proceeds ultimately available to the shareholders. Further, the bidders have not yet provided financial statements or references that would support their ability to pay the purchase price. Management has directed Meagher to obtain from those bidders who offered in excess of $4,000,000 letters of intent or purchase agreements that more definitively set forth the terms of their proposals. Mr. Shultz encouraged the bidder he spoke with to do the same. In management’s experience, the oil and gas industry is characterized by volatility, and there can be no assurance that any of the bidders will actually be interested in moving forward. Still, management intends to pursue these bids, and if possible, to secure a proposal for the board’s consideration. At this point, Stratford has concluded that none of the three bids constitute a superior proposal.  If a proposal is secured that the board concludes is a superior proposal, JDMD will have the right to match the proposal as provided in the merger agreement. The board may determine to postpone the special meeting to consider the merger if the current bidders are legitimate and genuinely interested in moving forward. While this process will continue, there can be no assurance that a superior proposal, or any definitive proposal at all, will result from Meagher’s most recent marketing effort.

Purpose of the Merger

The purpose of the merger for Stratford is to eliminate the costs and burdens associated with being a publicly traded company, giving Stratford greater flexibility to make operating decisions based on long-term strategic goals without the concern of short-term market expectations. Stratford’s board of directors believes, based upon the reasons discussed under “SPECIAL FACTORS — Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger,” that the merger is advisable, fair to and in the best interests of, Stratford and its unaffiliated shareholders (those other than JDMD and Eaton Trust).

For the Buyout Parties and the Other Filers, the purpose of the merger is to allow JDMD to benefit from the future earnings and growth of Stratford, if any, after Stratford’s common stock ceases to be publicly traded. The Buyout Parties and the Other Filers believe that public company status imposes a number of limitations on Stratford and its management in conducting Stratford’s operations, including the costs of being a public company such as accounting expenses, expenses associated with the reporting obligations under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, and transfer agent fees. Accordingly, one of the purposes of the merger for the Buyout Parties and the Other Filers is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable Stratford to use in its operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

The Buyout Parties and the Other Filers determined to conduct the merger at this time rather than at a future time because:

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new requirements under the Sarbanes-Oxley Act of 2002 and related SEC regulations — such as expanded disclosure obligations in periodic reports filed under the Exchange Act and new requirements for the attestation by Stratford’s accounting firm regarding the effectiveness of Stratford’s internal control over financial reporting — will significantly increase Stratford’s cost of continuing as a public company, and by becoming a private company, Stratford will eliminate those newly imposed and future costs. Stratford has cash reserves remaining from the sale of its real estate assets that it is using for operating expenses and required capital expenditures in connection with its oil and gas properties, but these reserves will be significantly reduced by ongoing compliance costs. The Buyout Parties and the Other Filers do not believe that Stratford’s use of its cash for compliance purposes is in the best interests of the shareholders in light of the limited benefits they receive from being public; see “SPECIAL FACTORS — Effects of the Merger;” and

•
cost savings from Stratford’s becoming a private company are expected to approximate $66,700 in the first year, including the elimination of printers’ fees, transfer agent fees, OTC Bulletin Board listing fees, and reduced legal fees, without taking into consideration reductions in accounting fees and insurance costs and without considering Sarbanes-Oxley compliance costs.

Further, despite over a year of marketing the oil and gas properties, until March 2006 no offer had surfaced that would provide the Stratford shareholders, in liquidation of the company, more than the offer made by JDMD. Three of the bids received in March 2006 may be worth more than $0.80 per share to the shareholders, but the bids are not fully developed offers and their true value is not known. As discussed above, management and Meagher are working to determine whether these bids can be developed into definitive offers. If a definitive offer is secured that the board concludes is a superior proposal, JDMD will have the right to match the offer as provided in the merger agreement. The board may determine to postpone the special meeting to consider the merger if the current bidders are legitimate and genuinely interested in moving forward and the terms of their fully developed offers warrant a postponement. A key purpose of the board instructing management to continue Meagher’s engagement was to test the fairness of the merger consideration, and this process will continue; however, there can be no assurance that a superior proposal, or any definitive proposal at all, will result.

Stratford’s financial condition has been and is currently relatively stable. It has positive net worth and cash flow from operations and has been break even to slightly negative over the past year. Stratford is not currently in financial difficulty and does not anticipate encountering financial difficulty in the short term. However, the economic cost of remaining public is growing, particularly in light of Sarbanes-Oxley, and compliance costs will erode cash reserves as 2006 progresses. Stratford will be required to comply with the internal control reporting requirements of Sarbanes-Oxley by the end of 2007 unless the SEC further extends the compliance deadline. To so comply, Stratford will need to begin work in 2006. Further, the oil and gas markets have continued to be volatile. Prices in 2005 and 2006 are among the highest management has ever seen, and whether the high prices are sustainable is not known and beyond Stratford’s control. Stratford believes that on the whole, the current business and industry conditions are relatively the same today as they were when the merger was first considered by the board and do not weigh against the merger.

Structure of the Merger

The proposed transaction is a merger of Stratford Acquisition with and into Stratford, with Stratford surviving in the merger as a wholly-owned subsidiary of Stratford Holdings.

The principal steps that will accomplish the merger are as follows:

Financing. The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and $250,000 of cash on hand available to JDMD from its business activities unrelated to Stratford. Stratford and JDMD have sufficient funds available to finance the merger, and therefore the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 of its own funds on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

The Merger. Following the satisfaction or waiver of conditions to the merger, the following will occur in connection with the merger:

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each share of Stratford’s common stock that is held by Stratford in its treasury or by any wholly-owned subsidiary of Stratford immediately before the effective time of the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares;

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each share of Stratford’s common stock that is held by JDMD immediately before the effective time of the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares;

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each share of Stratford common stock issued and outstanding immediately before the merger becomes effective (other than those shares that are described in the preceding two paragraphs and other than the shares that are held by dissenting shareholders who exercise and perfect their appraisal rights under Arizona law) will be converted into the right to receive $0.80 in cash, without interest; and

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each unit of Stratford Acquisition will be converted into one share of Stratford’s common stock, and will constitute the only shares of outstanding Stratford capital stock after the completion of the merger.

As a result of the merger:

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Stratford’s shareholders (other than JDMD) will no longer have any interest in, and will no longer be shareholders of, Stratford and will not participate in any future earnings or growth of Stratford, if any;

•	the total number of outstanding shares of Stratford common stock will decrease from 11,078,105 to 1,000, all of which will be owned by Stratford Holdings;

•	JDMD will own all of the outstanding membership interests in Stratford Holdings; and

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shares of Stratford common stock will no longer be listed on the OTC Bulletin Board, and price quotations with respect to sales of shares of Stratford in the public market will no longer be available. The registration of Stratford common stock under the Exchange Act will be terminated, and Stratford will cease filing reports with the SEC.

Board of Directors of Stratford. The directors of Stratford Acquisition immediately prior to the effective time of the merger will become the directors of Stratford after the completion of the merger.

Management of Stratford. The executive officers of Stratford immediately prior to the effective time of the merger will remain as executive officers of Stratford after the completion of the merger.

For additional details regarding the merger, and the interests of JDMD and its affiliates in the transaction, see “SPECIAL FACTORS — Merger Financing,” “— Interests of Certain Persons in the Merger” and “MERGER AGREEMENT.”

Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger

At the meetings of the board of directors held on January 30, 2006 and January 31, 2006, the members of the board of directors considered and discussed the merger and terms of the merger agreement, and unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable and fair to, and in the best interests of, Stratford and its unaffiliated shareholders (those other than JDMD and Eaton Trust). The board of directors declared the merger advisable and approved and adopted the merger agreement and resolved to recommend to Stratford’s shareholders that they vote “FOR” approval and adoption of the merger agreement and the merger. See “SPECIAL FACTORS - Interests of Certain Persons in the Merger.”

In reaching its determination at the meetings, the board of directors considered the following factors to conclude that it was in the best interests of Stratford and its shareholders for Stratford to no longer be a public company, that the merger was in the best interests of the shareholders to accomplish the going private transaction, and that the merger consideration was fair:

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the relationship of the $0.80 per share cash merger consideration to (a) the trading price of Stratford’s common stock on November 9, 2005, the last trading day prior to the public announcement by way of an amendment to its Schedule 13D of JDMD’s intention to possibly take Stratford private ($0.65 per share), (b) the trading price of Stratford’s common stock on January 30, 2006, the last trading day prior to Stratford announcing the execution of the merger agreement ($0.80 per share), (c) the volume weighted average price of Stratford’s common stock over the 30, 60, 90, and 120 day periods prior to the board’s determination ($0.80, $0.70, $0.66 and $0.66 per share, respectively), (d) the price paid by JDMD to acquire shares in a private transaction in November 2005 ($0.75), (e) the book value of Stratford’s common stock at September 30, 2005 ($0.70 per share); and (f) the going concern value of Stratford at September 30, 2005, which Stratford believes is the same as its book value ($0.70 per share). The board concluded that the merger consideration related favorably to these other measures of value and supported the fairness of the price;

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the relationship of the $0.80 per share cash merger consideration to the value the Stratford shareholders would receive in liquidation ($0.70 if Stratford’s liquidation value equaled its book value at September 30, 2005; $0.80 per share if the oil and gas properties can be sold at $4 million, $0.84 per share if the oil and gas properties can be sold at $4.5 million, and $0.88 per share if the oil and gas properties can be sold at $5 million, in each case after payment of commissions to Meagher and other estimated transaction costs and satisfaction of Stratford’s liabilities and obligations), and the fact that despite extensive marketing efforts, to the date of the board’s determination Stratford had not received any firm offers for its oil and gas properties that exceed $4 million. In this regard, the board considered the various Meagher engineering studies, and concluded that the merger consideration related favorably to the likely liquidation value.  Since the initial board determination Stratford has received three preliminary bids for the oil and gas properties, or in one case the stock of Stratford, in excess of $4 million.  None of the bids included details of the proposed transaction, and Stratford and Meagher have requested from the bidders the information necessary to evaluate the bids.  See “SPECIAL FACTORS - Background of the Merger;”

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the fact that the consideration to be received by Stratford’s shareholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Stratford’s shareholders and which the board viewed favorably;

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Stratford’s inability to attract analyst coverage, market attention and institutional shareholder investment, which in the board’s view limited the value to Stratford’s shareholders of Stratford being a public company;

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the limited public float for Stratford’s common stock, as well as the extremely limited trading market for the common stock, which have limited Stratford’s ability to use its common stock as acquisition currency, and significantly limited the ability of shareholders to sell their shares without also reducing the trading price of the common stock;

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the costs and associated burdens of continuing to be a public company, including (a) the actual out-of-pocket costs of SEC compliance, (b) the burden on management of compliance efforts, (c) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting, (d) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding Stratford’s business, operations and results, and (e) the enactment of the Sarbanes-Oxley Act of 2002, which will lead to increased compliance costs and additional burdens on management as Stratford becomes subject to Section 404;

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the cost savings from Stratford’s becoming a private company, which are expected to approximate $66,700 in the first year, including the elimination of printers’ fees, transfer agent fees, OTC Bulletin Board listing fees, and reduced legal fees, without taking into consideration reductions in accounting fees and insurance costs;

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the fact that Stratford has publicly stated in each of its quarterly and annual reports since November 2004 that management was exploring ways to maximize shareholder returns, including a liquidation, and not a single firm offer to buy Stratford or its assets has emerged apart from the oil and gas bids;

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the fact that after JDMD and its principals amended their Schedule 13D filings in November 2005 to publicly state their intent to possibly take Stratford private, Stratford’s common stock price generally stayed at about $0.68 per share (there were trades as high as $0.82 per share, but trading at this level was not sustained), and not a single potential buyer for Stratford or its assets emerged from such announcement;

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the board’s belief that the principal advantage of Stratford continuing as a public company would be to allow public shareholders to continue to participate in any growth in the value of Stratford’s equity, but that, under all of the relevant circumstances and in light of the proposed $0.80 per share price, the value to shareholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.80;

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the terms of the merger agreement that essentially give the unaffiliated shareholders veto power over the merger. The merger agreement requires JDMD and Eaton Trust to vote their shares of Stratford common stock in favor of the adoption and approval of the merger agreement and the merger if holders of a majority of the unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust) vote in favor of the adoption and approval of the merger agreement and the merger;

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the terms of the merger agreement that permit the board to explore third party acquisition offers that it might receive after announcement of the merger and before the shareholder vote if the board reasonably determines in good faith that a competing offer is a superior alternative to the merger and the board’s fiduciary duties under Arizona law require discussions to be conducted with the third party advancing the competing offer;

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the terms of the merger agreement that permit the board to withdraw its recommendation to Stratford’s shareholders and accept a competing acquisition offer if the board reasonably determines in good faith that such action is necessary in order for the board to comply with it fiduciary duties under Arizona law, and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from Stratford Holdings which meets or exceeds the competing offer;

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the fact that there is no break-up fee payable by Stratford if it elects to accept a competing offer that Stratford Holdings does not match, although Stratford will be required to reimburse Stratford Holdings’ expenses up to $200,000;

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the fact that the Buyout Parties are essentially acquiring Stratford “as-is”, the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the shareholders;

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the fact that the merger agreement would be available promptly following the public disclosure of the merger via the SEC’s EDGAR database as part of a current report on Form 8-K to be filed by Stratford (such Form 8-K was filed by Stratford on February 1, 2006), so that if there are any other parties interesting in acquiring Stratford they will have ready and complete access to the terms of this transaction;

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the fact that the merger consideration will be financed out of Stratford’s cash reserves and JDMD’s cash deposit, and thus the merger agreement is not conditioned upon the acquisition by JDMD of any third party financing arrangements; and

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the availability of appraisal rights under Arizona law to holders of shares of Stratford common stock who dissent from the merger, which provides shareholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

Each of these factors favored the board’s conclusion that the merger is advisable, fair to, and in the best interests of, Stratford and its unaffiliated shareholders (those other than JDMD and Eaton Trust). The board relied on Stratford’s management to provide accurate and complete financial information, projections and assumptions (based on the best information available to management at that time), as the starting point for its analysis. The board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These negative factors included:

•	the fact that, following the merger, Stratford’s shareholders will cease to participate in any future earnings of Stratford or benefit from any future increase in Stratford’s value, if any;

•	the fact that certain board members have interests that are different from those of Stratford’s shareholders as described under “SPECIAL FACTORS — Interests of Certain Persons in the Merger;”

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the fact that volatility in the oil and gas markets over the past year has made it difficult to determine the value of the oil and gas properties, and the bids received have indicated a lower value than Stratford expected;

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the price offered by JDMD was in the upper end, but not at the top, of the range in which Stratford’s traded over the past year, with such sporadic higher trading prices resulting in part from the fact that the stock price can move dramatically due to limited trading volume;

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the possibility that Stratford could be required to reimburse Stratford Holdings for its costs and expenses up to $200,000 in the event Stratford terminates the merger agreement to accept a superior third party acquisition offer;

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the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to Stratford’s shareholders receiving the merger consideration to the extent the merger consideration exceeds a shareholder’s basis in stock it holds;

•	the possible disruption to Stratford’s business that may result from the announcement of the merger and the resulting distraction of the attention of Stratford’s management; and

•	the fact that the failure to consummate the merger could negatively impact the market price of Stratford’s common stock.

This discussion of the information and factors considered by the board of directors in reaching its conclusions and recommendation includes all of the material factors considered by the board but is not intended to be exhaustive. In view of the wide variety of factors considered by the board in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, the board did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the board may have given different weight to different factors.

The board’s consideration of the merger was complicated by the fact that four of Stratford’s six directors are also members of JDMD, and the remaining two directors have familial or employment relationships that could cause them to not be considered “qualified” to approve the merger under Arizona law due to conflicts of interest. In this regard, the board considered the following:

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Whether to invoke its right under Arizona law to not approve the merger and send it directly to the shareholders for a vote (so that the merger, in terms of approval, would function more like a tender offer), but ultimately rejected this approach because, despite the various conflicts of interest, each of the board members believes that this transaction provides the greatest certainty to the shareholders for fair value for their shares, and that it would not be in the best interests of the shareholders to use an increasing amount of Stratford’s cash for public company compliance purposes when the shareholders received so little benefit from Stratford being a public company.

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Forming a special committee to evaluate the merger. However, under Arizona law a committee performing this function must have at least two members, and it was not clear that the non-JDMD members of the board were both qualified to serve on such a committee.

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Asking independent persons who were not board members to serve on a committee to approve the transactions, but ultimately rejected this approach because the board did not believe it could find any such persons who were independent and would be willing to so serve.

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Engaging an outside financial advisor to render a fairness opinion with respect to the merger consideration, but ultimately rejected this approach. The only significant assets of Stratford are cash and the oil and gas properties, which had been evaluated by Meagher three times in the 14 months leading up to the special meeting. Fairness opinions are relatively expensive and, given the current status of Stratford, the board determined that it would be in the best interests of the shareholders to provide that cash to the shareholders instead of to a financial advisor.

The board of directors believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the board of directors to represent effectively the interests of Stratford’s unaffiliated shareholders (those other than JDMD and Eaton Trust). The board reached this conclusion based on, among other things:

•	the fact that the board had no obligation to recommend the approval of the merger proposal or any other transaction;

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the fact that the merger agreement gives the unaffiliated shareholders (those other than JDMD and Eaton Trust) a veto power over the merger by requiring a separate approval of at least a majority of Stratford’s unaffiliated shares;

•	the fact that the board can consider competing third party acquisition offers and accept a third party acquisition offer that JDMD elects not to match without having to pay a break-up fee;

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the fact that the merger agreement was filed and publicly available promptly following the announcement of this transaction, so that any potential third party acquiror has had full access to the terms of the merger;

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the fact that JDMD is acquiring Stratford essentially “as-is”, without customary representations, warranties, title opinions and reserve reports that typical buyers would require (and that could reduce proceeds available to shareholders) and there are no holdbacks or escrows that would reduce the proceeds to the shareholders; and

•
the availability of appraisal rights under Arizona law, which give the shareholders a means to value their shares if they are not satisfied with the merger consideration. Appraisal rights are described under “SPECIAL FACTORS — Appraisal Rights.”

Based in part upon the factors discussed above, the board of directors unanimously voted to declare advisable and approve the merger agreement, and resolved to recommend that you vote “FOR” approval and adoption of the merger agreement and the merger.

Position of the Buyout Parties and the Other Filers Regarding the Fairness of the Merger

The Buyout Parties and the Other Filers are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Buyout Parties and the Other Filers believe that the merger agreement and the merger are substantively and procedurally fair to Stratford’s unaffiliated shareholders. In particular, the Buyout Parties and the Other Filers considered the following material positive factors:

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the relationship of the $0.80 per share cash merger consideration to (a) the trading price of Stratford’s common stock on November 9, 2005, the last trading day prior to the public announcement by way of an amendment to its Schedule 13D of JDMD’s intention to possibly take Stratford private ($0.65 per share), (b) the trading price of Stratford’s common stock on January 30, 2006, the last trading day prior to Stratford announcing the execution of the merger agreement ($0.80 per share), (c) the volume weighted average price of Stratford’s common stock over the 30, 60, 90, and 120 day periods prior to the board’s determination ($0.80, $0.70, $0.66 and $0.66 per share, respectively), (d) the price paid by JDMD to acquire shares in a private transaction in November 2005 ($0.75), (e) the book value of Stratford’s common stock at September 30, 2005 ($0.70 per share); and (f) the going concern value of Stratford at September 30, 2005, which Stratford believes is the same as its book value ($0.70 per share). The Buyout Parties and the Other Filers concluded that the merger consideration related favorably to these other measures of value and supported the fairness of the price;

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the relationship of the $0.80 per share cash merger consideration to the value the Stratford shareholders would receive in liquidation ($0.70 if Stratford’s liquidation value equaled its book value at September 30, 2005; $0.80 per share if the oil and gas properties can be sold at $4 million, $0.84 per share if the oil and gas properties can be sold at $4.5 million, and $0.88 per share if the oil and gas properties can be sold at $5 million, in each case after payment of commissions to Meagher and other estimated transaction costs and satisfaction of Stratford’s liabilities and obligations), and the fact that despite extensive marketing efforts, to the date of the board’s determination Stratford had not received any firm offers for its oil and gas properties that exceed $4 million. In this regard, the Buyout Parties and the Other Filers considered the various Meagher engineering studies, and concluded that the merger consideration related favorably to the likely liquidation value.  Since the initial board determination Stratford has received three preliminary bids for the oil and gas properties, or in one case the stock of Stratford, in excess of $4 million.  None of the bids included details of the proposed transaction, and Stratford and Meagher have requested from the bidders the information necessary to evaluate the bids.  See “SPECIAL FACTORS - Background of the Merger;”

•
the fact that the consideration to be received by Stratford’s shareholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Stratford’s shareholders and which the Buyout Parties and the Other Filers viewed favorably;

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Stratford’s inability to attract analyst coverage, market attention and institutional shareholder investment which in the view of the Buyout Parties and the Other Filers limited the value to Stratford’s shareholders of Stratford being a public company;

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the limited public float for Stratford’s common stock, as well as the extremely limited trading market for the common stock, which have limited Stratford’s ability to use its common stock as acquisition currency, and significantly limited the ability of shareholders to sell their shares without also reducing the trading price of the common stock;

•
the costs and associated burdens of continuing to be a public company, including (a) the actual out-of-pocket costs of SEC compliance, (b) the burden on management of compliance efforts, (c) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting, (d) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding Stratford’s business, operations and results, and (e) the enactment of the Sarbanes-Oxley Act of 2002, which will lead to increased compliance costs and additional burdens on management as Stratford becomes subject to Section 404;

•
the cost savings from Stratford’s becoming a private company, which are expected to approximate $66,700 in the first year, including the elimination of printers’ fees, transfer agent fees, OTC Bulletin Board listing fees, and reduced legal fees, without taking into consideration reductions in accounting fees and insurance costs;

•
the fact that Stratford has publicly stated in each of its quarterly and annual reports since November 2004 that management was exploring ways to maximize shareholder returns, including a liquidation, and not a single firm offer to buy Stratford or its assets has emerged apart from the oil and gas bids;

•
the fact that after JDMD and its principals amended their Schedule 13D filings in November 2005 to publicly state their intent to possibly take Stratford private, Stratford’s common stock price generally stayed at about $0.68 per share (there were trades as high as $0.82 per share, but trading at this level was not sustained), and not a single potential buyer for Stratford or its assets emerged from such announcement;

•
the belief that the principal advantage of Stratford continuing as a public company would be to allow public shareholders to continue to participate in any growth in the value of Stratford’s equity, but that, under all of the relevant circumstances and in light of the proposed $0.80 per share price, the value to shareholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.80;

•
the terms of the merger agreement that essentially give the unaffiliated shareholders veto power over the merger. The merger agreement requires JDMD and Eaton Trust to vote their shares of Stratford common stock in favor of the adoption and approval of the merger agreement and the merger if holders of a majority of the unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust) vote in favor of the adoption and approval of the merger agreement and the merger;

•
the terms of the merger agreement that permit the board to explore third party acquisition offers that it might receive after announcement of the merger and before the shareholder vote if the board reasonably determines in good faith that a competing offer is a superior alternative to the merger and the board’s fiduciary duties under Arizona law require discussions to be conducted with the third party advancing the competing offer;

•
the terms of the merger agreement that permit the board to withdraw its recommendation to Stratford’s shareholders and accept a competing acquisition offer if the board reasonably determines in good faith that such action is necessary in order for the board to comply with it fiduciary duties under Arizona law, and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from Stratford Holdings which meets or exceeds the competing offer;

•
the fact that there is no break-up fee payable by Stratford if it elects to accept a competing offer that Stratford Holdings does not match, although Stratford will be required to reimburse Stratford Holdings’ expenses up to $200,000;

•
the fact that the Buyout Parties are essentially acquiring Stratford “as-is”, the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the shareholders;

•
the fact that the merger agreement would be available promptly following the public disclosure of the merger via the SEC’s EDGAR database as part of a current report on Form 8-K to be filed by Stratford (such Form 8-K was filed by Stratford on February 1, 2006), so that if there are any other parties interesting in acquiring Stratford they will have ready and complete access to the terms of this transaction;

•
the fact that the merger consideration will be financed out of Stratford’s cash reserves and JDMD’s cash deposit, and thus the merger agreement is not conditioned upon the acquisition by JDMD of any third party financing arrangements; and

•
the availability of appraisal rights under Arizona law to holders of shares of Stratford common stock who dissent from the merger, which provides shareholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

In addition, the Buyout Parties and the Other Filers also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These negative factors included:

•	the fact that, following the merger, Stratford’s shareholders will cease to participate in any future earnings of Stratford or benefit from any future increase in Stratford’s value, if any;

•	the fact that certain board members have interests that are different from those of Stratford’s shareholders as described under “SPECIAL FACTORS — Interests of Certain Persons in the Merger;”

•
the fact that volatility in the oil and gas markets over the past year has made it difficult to determine the value of the oil and gas properties, and the bids received have indicated a lower value than Stratford expected;

•
the price offered by JDMD was in the upper end, but not at the top, of the range in which Stratford’s traded over the past year, with such sporadic higher trading prices resulting in part from the fact that the stock price can move dramatically due to limited trading volume;

•
the possibility that Stratford could be required to reimburse Stratford Holdings for its costs and expenses up to $200,000 in the event Stratford terminates the merger agreement to accept a superior third party acquisition offer;

•
the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to Stratford’s shareholders receiving the merger consideration to the extent the merger consideration exceeds a shareholder’s basis in stock it holds;

•	the possible disruption to Stratford’s business that may result from the announcement of the merger and the resulting distraction of the attention of Stratford’s management; and

•	the fact that the failure to consummate the merger could negatively impact the market price of Stratford’s common stock.

Alternatives to the Merger

The board of directors and its advisers considered several strategic alternatives to the merger, including the following:

•
a sale of the assets of Stratford to either one or more third parties or a group of insiders, followed by the liquidation and dissolution of Stratford. However, the board determined that this approach was not favorable because (a) under federal securities laws, the resulting liquidating trust might have been an SEC reporting entity, causing Stratford to remain a public company, (b) a substantial portion of the cash consideration to be paid to Stratford’s shareholders would have been deferred until assets were liquidated and subject to fluctuating pricing of Stratford’s oil and gas properties, and (c) many of the oil and gas properties are subject to a preferential purchase right in favor of other well owners that would be triggered in an asset sale but would not be triggered in a merger involving Stratford;

•
a cash dividend to Stratford’s shareholders. However, the board determined that this approach was not favorable because (a) the dividend could be taxed to certain Stratford shareholders at ordinary income or capital gain rates without being reduced by tax basis in the stock owned by such shareholders, and (b) Stratford would remain a public company;

•
a sale of Stratford to a third party. However, notwithstanding its continuing efforts to solicit offers for its oil and gas properties, the board did not receive from any third party any adequate firm offer, and has no reason to believe an adequate firm offer will be forthcoming in time to avoid the significant compliance costs Stratford will be subject to if it remains public; and

•
a reverse stock split or recapitalization that would allow Stratford to cease being a public company. However, Stratford would still have a large number of shareholders and would either need to build and grow a sustainable business or liquidate. Historically, lack of capital has adversely affected Stratford’s ability to grow its business. Further, there is no certainty that the liquidation value would exceed the merger consideration.

As described in “SPECIAL FACTORS - Background of the Merger,” when it approved the merger the board also instructed management to continue Meagher’s services agreement and continue to offer the oil and gas properties for sale. These efforts resulted in three preliminary bids in excess of $4,000,000 received by Stratford in March 2006. Management has directed Meagher to obtain from those bidders who offered in excess of $4,000,000 letters of intent or purchase agreements that more definitively set forth the terms of their proposals. In management’s experience, the oil and gas industry is characterized by volatility, and there can be no assurance that any of the bidders will actually be interested in moving forward. Still, management intends to pursue these bids, and if possible to secure a proposal for the board’s consideration. If a proposal is secured that the board concludes is a superior proposal, JDMD will have the right to match it as provided in the merger agreement. The board may determine to postpone the special meeting to consider the merger if the current bidders are legitimate and genuinely interested in moving forward. While this process will continue, there can be no assurance that a superior proposal, or any definitive proposal at all, will result from Meagher’s most recent marketing effort.

The Buyout Parties and the Other Filers considered a tender offer as an alternative to the merger. However, because Stratford has a large number of individual (non-institutional) shareholders, they concluded it would be difficult to attract sufficient shareholder attention to successfully conclude a tender offer.  Further, unless 90% of shares participated in the tender offer, the Buyout Parties and the Other Filers would have needed to pursue a merger to complete the transaction.

Effects of the Merger

If the merger is approved by the Stratford shareholders and the other conditions to the closing of the merger are either satisfied or waived, Stratford Acquisition will be merged with and into Stratford, with Stratford being the surviving corporation. After the merger, Stratford Holdings will own all of the capital stock of Stratford, and Stratford Holdings will be owned by JDMD. After the merger, through their ownership of JDMD, each of DCE Investments, LLC, KBKM Real Estate, LLC, Mel L. Shultz and Beth Jane Shultz Revocable Trust and Dale M. Jensen will increase their indirect ownership of Stratford from 7.4% to 25%. The Eaton Family Trust, of which David H. Eaton and Carol E. Eaton are trustees, will receive $52,000 in merger consideration for 65,000 shares owned directly by the trust.

At the effective time of the merger, holders of Stratford’s common stock (other than JDMD and shareholders who validly exercise appraisal rights under Arizona law) will cease to have ownership interests in Stratford or rights as Stratford shareholders, and instead will be entitled to receive $0.80 in cash for each of their shares of Stratford’s common stock. Therefore, such shareholders will not participate in any future earnings or growth of Stratford and will not benefit from any appreciation in the value of Stratford, nor will they be subject to any risk of a decrease in Stratford’s value. As a result of the merger, JDMD's interest in Stratford’s net book value and net earnings will increase from approximately 29.7% to 100%, or by approximately $5,422,000 in the case of book value at September 30, 2005 (and without taking into consideration the cash required to pay the merger consideration of $6,232,645). The interest of the JDMD members in Stratford’s net book value and net earnings will increase from 7.4% each to 25% each, or by approximately $1,355,000 each (and without taking into consideration the cash required to pay the merger consideration of $6,232,645). As a result of the merger, JDMD will be the sole beneficiary of Stratford’s future earnings and growth, if any. Similarly, JDMD will also bear the risk of any losses generated by Stratford’s operations and any decrease in Stratford’s value after the merger.

Stratford’s common stock is currently registered under the Exchange Act and is quoted on the OTC Bulletin Board under the symbol “STFA.” As a result of the merger, Stratford will be a privately held corporation, and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the OTC Bulletin Board, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Stratford. Also, after the effective time of the merger, Stratford will no longer be required to file periodic reports with the SEC.

It is expected that the directors of Stratford Acquisition immediately prior to the effective time of the merger will become the directors of the surviving corporation. It is expected that the executive officers of Stratford immediately prior to the effective time of the merger will remain the executive officers of the surviving corporation.

It is expected that, upon consummation of the merger, the operations of Stratford will be conducted substantially as they currently are being conducted; however, Stratford will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with being a public company. Stratford Holdings has advised Stratford’s board that it does not have any present plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving Stratford’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, Stratford may continue to engage Meagher to market its oil and gas properties, and a sale of some or all of such properties may occur if an offer acceptable to Stratford and Stratford Holdings is received. Further, it is expected that following the merger, Stratford’s management will continuously evaluate and review Stratford’s business and operations and may develop new plans and proposals that it considers appropriate to maximize the value of Stratford. Stratford Holdings has expressly reserved the right to make any changes deemed appropriate in light of its evaluation and review or in light of future developments.

A benefit of the merger to Stratford Holdings is that Stratford’s future earnings and growth will be solely for its benefit and not for the benefit of Stratford’s current shareholders. The detriment of the merger to Stratford Holdings and its shareholder is the lack of liquidity for Stratford Holdings’ capital stock following the merger, the risk that Stratford will decrease in value following the merger, and the payment by Stratford of approximately $146,247 in transaction costs and estimated fees and expenses related to the merger. See “SPECIAL FACTORS — Merger Financing” and “— Estimated Fees and Expenses of the Merger.”

The benefit of the merger to Stratford’s unaffiliated shareholders is the right to receive $0.80 per share for their shares of Stratford’s common stock. The detriments are that (a) Stratford’s shareholders, other than Stratford Holdings, will cease to participate in Stratford’s future earnings and growth, if any, including any increase in the value of the oil and gas properties that may result if oil and gas prices rise in the future, (b) unaffiliated shareholders will be required to surrender their shares for the merger consideration and will not have the right to liquidate their shares at a time and for a price of their choosing, and (c) the receipt of the payment for their shares will be a taxable transaction for federal income tax purposes. See “SPECIAL FACTORS — Federal Income Tax Consequences.”

Interests of Certain Persons in the Merger

In considering the board of directors’ recommendation that you vote in favor of the merger, you should be aware that certain of Stratford’s directors and executive officers have interests in the merger that are different from your interests as a shareholder, including the following:

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are directors of Stratford Acquisition and the merger agreement provides that the directors of Stratford Acquisition immediately prior to the effective time of the merger will comprise Stratford’s board of directors immediately after the effective time of the merger;

•
Each of Mr. Eaton and Mr. Shultz are executive officers of Stratford, and the merger agreement provides that Stratford’s current executive officers will remain executive officers of the surviving corporation following the merger;

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are beneficial owners of JDMD. After the consummation of the merger, Stratford Holdings will be wholly-owned by JDMD, and Stratford will be wholly-owned by Stratford Holdings. Accordingly, after the merger is completed, Messrs. Colangelo, Eaton, Shultz and Jensen will be the ultimate owners of Stratford;

•
Eaton Trust will receive aggregate merger consideration of $52,000 on account of its shares of Stratford common stock on the same basis as the other shareholders. Mr. Eaton, a co-trustee of Eaton Trust, is the Chief Executive Officer and a director of Stratford; and

•
Richard H. Dozer, a director of Stratford, will receive aggregate merger consideration of approximately $2,667 on account of his shares of Stratford common stock on the same basis as the other shareholders.

The board of directors was aware of these interests and considered them in making their recommendations.

Equity Ownership in Stratford; Merger Consideration to Be Received by Directors and Officers of Stratford

As of February 28, 2006, the record date for the special meeting, Stratford directors and officers (excluding Messrs. Colangelo, Eaton, Shultz and Jensen, with respect to their interests in JDMD) owned 68,334 shares of Stratford common stock, or less than 1% of the outstanding shares. The aggregate amount to be paid to Stratford directors and executive officers with respect to their holdings is expected to be approximately $54,667. Of that amount, $52,000 will be paid to Eaton Trust, which directly owns 65,000 shares of Stratford’s common stock, and of which Mr. Eaton, the Chief Executive Officer and a director of Stratford, is a co-trustee, and approximately $2,667 will be paid to Richard H. Dozer, a director of Stratford, who owns 3,334 shares of Stratford’s common stock.

Shares of Stratford’s common stock held by JDMD (of which Messrs. Colangelo, Eaton, Shultz and Jensen are beneficial owners) immediately before the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares.

Equity Ownership in Stratford Holdings and the Surviving Corporation Post Transaction

At the closing of the merger, Stratford Holdings will hold 100% of the capital stock of the surviving corporation. JDMD will hold 100% of the membership interests of Stratford Holdings.

Employment with the Surviving Corporation

It is currently expected that the executive officers of Stratford will remain as executive officers of the surviving corporation following completion of the merger. There are no new employment agreements for any executive officers who will remain in their positions following the merger.

Directors of the Surviving Corporation

Pursuant to the merger agreement, Stratford’s board of directors after the effective time of the merger will consist of the directors of Stratford Acquisition immediately prior to the effective time of the merger.

Insurance and Indemnification

For a description of the indemnification and insurance of the officers, directors, employees and agents of Stratford, see “MERGER AGREEMENT — Directors’ and Officers’ Insurance and Indemnification.”

Certain Risks in the Event of Bankruptcy

If Stratford is insolvent at the effective time of the merger or becomes insolvent as a result of the merger, the transfer of funds representing the $0.80 per share price payable to shareholders upon completion of the merger may be deemed to be a “fraudulent conveyance” under applicable law and therefore may be subject to claims of creditors of Stratford. If such a claim is asserted by the creditors of Stratford following the merger, there is a risk that persons who were shareholders at the effective time of the merger will be ordered by a court to return to Stratford’s trustee in bankruptcy all or a portion of the $0.80 per share in cash they received upon the completion of the merger.

Based upon the projected capitalization of Stratford at the time of the merger and projected results of operations and cash flows following the merger, the board of directors of Stratford has no reason to believe that Stratford and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Merger Financing

The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and $250,000 of cash on hand available to JDMD from its business activities unrelated to Stratford. As of the date of this proxy statement, Stratford had approximately $6,195,000 in cash and cash equivalents. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 of its own funds on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Plans for Stratford if the Merger is Not Completed

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed. It is expected that, if the merger is not completed, the current management of Stratford, under the direction of the board of directors, will continue to manage Stratford as an ongoing business and, as long as industry conditions remain positive, continue to market the oil and gas properties for sale. If a sale is consummated, the board of directors may consider liquidating Stratford. If Stratford sells its oil and gas properties and liquidates the company, it may incur additional legal and accounting costs associated with the sale and liquidation. From time to time, it is expected that Stratford will evaluate and review its business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement and the merger are not approved and adopted or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Stratford will be offered or that Stratford’s business and operations will not be adversely impacted. In addition, if the merger is not completed, depending upon the circumstances, Stratford may be required to reimburse certain expenses of JDMD. See “SPECIAL FACTORS — Estimated Fees and Expenses of the Merger.”

Estimated Fees and Expenses of the Merger

Stratford expects to incur approximately $145,667 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expenses	Estimated Amount

Legal and accounting fees and expenses	$125,000
Printing and mailing fees	$15,000
SEC filing fees	$667
Miscellaneous	$5,000
Total	$145,667

JDMD will bear its own costs and expenses in connection with the merger unless the merger is not consummated because Stratford’s board of directors withdraws its recommendation in favor of a superior third party alternative. Absent this scenario, JDMD expects to incur approximately $110,000 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expenses	Estimated Amount

Legal and accounting fees and expenses	$100,000
Miscellaneous	$10,000
Total	$110,000

Regulatory Approvals and Requirements

In connection with the merger, Stratford will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•
filing articles of merger, including a plan of merger, with the Arizona Corporation Commission in accordance with Arizona law after approval of the merger agreement and the merger by Stratford’s shareholders;

•	certain notice filings with the OTC Bulletin Board; and

•	compliance with the federal securities laws.

It is currently expected that no regulatory approvals will be required in order to complete the merger.

Federal Income Tax Consequences

Upon completion of the merger, each outstanding share of Stratford common stock (other than shares held by JDMD and shares as to which appraisal rights are properly exercised) will be converted into the right to receive $0.80 in cash, without interest.

The following discussion is a summary of the principal United States Federal income tax consequences of the merger to Stratford, JDMD and to shareholders who receive cash in exchange for Stratford’s common stock pursuant to the merger. The discussion is based on the provisions of the Internal Revenue Code, treasury regulations, judicial decisions, and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The discussion applies only to shareholders in whose hands shares of Stratford common stock are capital assets and does not address the Federal income tax consequences to Stratford shareholders in light of their particular circumstances or that may be subject to special rules (for example, dealers in securities, brokers, banks, insurance companies, tax-exempt organizations, financial institutions and shareholders that have acquired Stratford common stock as part of a straddle, hedge, conversion transaction or other integrated investment), and may not apply to shares of Stratford’s common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to shareholders who are not citizens or residents of the United States. The tax consequences to shareholders that hold Stratford’s common stock through a partnership or other pass-through entity generally will depend on the status of the shareholder and the activities of the entity. This discussion does not consider the effect of any state, local or foreign income or other tax law.

Because individual circumstances may differ, each shareholder is urged to consult his or her own tax advisor to determine the applicability of the rules discussed below to him or her and the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Stratford common stock that, for Federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity treated as a corporation for Federal income tax purposes, (c) an estate the income of which is subject to Federal income taxation regardless of its source, or (d) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the substantial decisions of the trust. A “non-U.S. holder” refers, in this discussion, to a beneficial holder of Stratford common stock that is not a “U.S. holder.”

Treatment of U.S. Holders. The receipt of cash pursuant to the merger (including any cash amounts received by shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for Federal income tax purposes, a shareholder who exchanges all its Stratford common stock for cash will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the merger and the shareholder’s adjusted tax basis in the shares of Stratford common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of Stratford common stock were held for more than one year. There are limitations on the deductibility of capital losses. Shareholders who directly or indirectly retain an interest in Stratford common stock following the merger may receive dividend treatment for the amount of cash received in the merger up to the amount of Stratford’s current or accumulated earnings and profits allocable to such cash payment. Cash amounts received by such shareholders in excess of such allocable earnings and profits will be applied against the adjusted tax basis of their remaining shares, with the remaining cash being treated as capital gain from the sale of stock.

Treatment of Non-U.S. Holders. Any gain realized by a non-U.S. holder on the receipt of cash in exchange for Stratford common stock pursuant to the merger generally will not be subject to Federal income tax unless such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year that the merger is consummated and certain other conditions are satisfied.

Backup Withholding. Payments in connection with the merger may be subject to “backup withholding” (currently at a 28% rate). Backup withholding generally applies if the shareholder fails to furnish such shareholder’s social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

Treatment of Stratford Entities. For U.S. Federal income tax purposes, no gain or loss will be recognized by Stratford, Stratford Holdings or Stratford Acquisition as a result of the merger.  Further, there will be no immediate tax consequences to JDMD, JDMD’s members or to Messrs. Colangelo, Eaton, Shultz or Jensen in relation to their indirect ownership interests in JDMD.

Each shareholder is encouraged to consult its tax advisor as to the particular tax consequences to it of the receipt of cash for its Stratford common stock pursuant to the merger, including the application and effect of Federal, state, local, and foreign tax laws and possible changes in tax laws.

Anticipated Accounting Treatment of Merger

The merger will be accounted for under the purchase method of accounting, under which the total consideration paid in the merger will be allocated among Stratford’s consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Appraisal Rights

Arizona law entitles a shareholder to dissent from and obtain fair value for that shareholder’s shares in the event of the consummation of a plan of merger to which Stratford is a party, if shareholder approval is required for the merger and if the shareholder is entitled to vote on the merger. Accordingly, because shareholder approval is required to consummate the merger, shareholders who are entitled to vote on the merger have the option of exercising their statutory dissenters’ rights.

By following the specific procedures set forth in the Arizona Business Corporation Act, holders of Stratford’s common stock who are entitled to vote on the merger have a statutory right to dissent from the merger. If the merger is approved and consummated, any holder of Stratford’s common stock who properly perfects its dissenters’ rights will be entitled, upon consummation of the merger, to receive an amount in cash equal to the fair value of its shares of Stratford’s common stock rather than receiving the merger consideration set forth in the merger agreement and described elsewhere in this proxy statement. The following summary is not a complete statement of statutory dissenters’ rights of appraisal, and this summary is qualified by reference to the applicable provisions of the Arizona Business Corporation Act, which are reproduced in full in Exhibit B to this proxy statement.

A shareholder must complete each step in the precise order prescribed by the statute to perfect its dissenter’s rights of appraisal.

Any holder of Stratford common stock who desires to dissent from the merger shall (a) deliver to Stratford before the vote is taken at the special shareholders’ meeting written notice of the shareholder’s intent to demand payment for its shares if the merger is consummated, and (b) not vote its shares in favor of the adoption and approval of the merger agreement and the merger.

If the merger agreement and the merger are adopted and approved at the special meeting of shareholders, Stratford will be liable for discharging the rights of the shareholders who dissented from adopting and approving the merger agreement and the merger (“Dissenting Shareholders”). Stratford must, no later than 10 days after approval of the merger, notify the Dissenting Shareholders in writing of the location where the Dissenting Shareholders’ demand for payment must be sent. The written notice must also set a date by which Stratford must receive the payment demand (the “Notice Date”), which date shall be at least 30 but not more than 60 days after the date notice is provided to the Dissenting Shareholders. Each Dissenting Shareholder so notified must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date of the first announcement of the terms of the merger, and deposit the shareholder’s certificates representing shares of Stratford’s common stock in accordance with the terms of the notice. A Dissenting Shareholder who does not demand payment or deposit its certificates by the Notice Date is not entitled to appraisal rights and instead will be paid the merger consideration of $0.80 per share, without interest.

Upon receipt of a payment demand, Stratford shall pay each Dissenting Shareholder the amount Stratford estimates to be the fair value of the Dissenting Shareholder’s shares plus accrued interest.

A Dissenting Shareholder may notify Stratford in writing of the Dissenting Shareholder’s own estimate of the fair value of such shareholder’s shares and the amount of interest due, and either demand payment of the Dissenting Shareholder’s estimate, less any previous payment, or reject Stratford’s offer and demand payment of the fair value of the Dissenting Shareholder’s shares (and interest due) if either (a) the Dissenting Shareholder believes that the amount paid by Stratford is less than the fair value of the Dissenting Shareholder’s shares or that the interest due is incorrectly calculated, (b) Stratford fails to make payment within 60 days after the date set for demanding payment, or (c) Stratford, having failed to effectuate the exchange, does not return the Dissenting Shareholder’s deposited certificates within 60 days after the date set for demanding payment. A Dissenting Shareholder waives the right to demand payment pursuant to such shareholder’s own estimate of the fair value of his shares unless the Dissenting Shareholder notifies Stratford of such shareholder’s demand in writing within 30 days after Stratford made or offered payment for the Dissenting Shareholder’s shares.

Any shareholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in the Arizona Business Corporation Act may result in the loss of a shareholder’s statutory appraisal rights.

THE MERGER AGREEMENT (PROPOSAL NO. 1)

On January 31, 2006, Stratford entered into the merger agreement with Buyout Parties. The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Exhibit A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties that Stratford and the Buyout Parties made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The Merger

The merger agreement provides that, at the effective time of the merger, Stratford Acquisition will merge with and into Stratford. Upon completion of the merger, Stratford Acquisition will cease to exist and Stratford will continue as the surviving corporation and as a wholly-owned subsidiary of Stratford Holdings.

Completion of the Merger

The merger will be completed when articles of merger, including a plan of merger, are filed with the Arizona Corporation Commission, or such later time as the parties to the merger agreement agree to and specify in the merger agreement. The parties have agreed to file the plan of merger as soon as practicable after the satisfaction or waiver of the merger agreement’s closing conditions described below. The parties expect to file the plan of merger shortly after Stratford’s shareholders approve and adopt the merger agreement at the [________], 2006 special meeting of Stratford’s shareholders, assuming that all conditions to the merger have been satisfied or waived.

Articles of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation

At the effective time of the merger:

•
Stratford’s articles of incorporation as in effect immediately prior to the effective time of the merger will become the articles of incorporation of the surviving corporation, until thereafter amended in accordance with the Arizona Business Corporation Act;

•
Stratford’s bylaws as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation, until thereafter amended in accordance with the articles of incorporation and the Arizona Business Corporation Act; and

•
Stratford’s executive officers immediately prior to the effective time of the merger will continue to serve as executive officers of the surviving corporation and the directors of Stratford Acquisition at the effective time of the merger will comprise the surviving corporation’s board of directors.

Conversion of Common Stock

At the effective time of the merger:

•
Each outstanding share of Stratford’s common stock that is held by Stratford in its treasury or by any wholly-owned subsidiary of Stratford will be cancelled, and no consideration will be paid for such shares;

•	Each outstanding share of Stratford’s common stock that is held by the Buyout Parties will also be cancelled, and no consideration will be paid for such shares;

•
Every other outstanding share of Stratford common stock (other than shares that are held by dissenting shareholders who exercise and perfect their appraisal rights under Arizona law) will be converted automatically into the right to receive $0.80 in cash, without interest, less any applicable withholding taxes, as the merger consideration; and

•
Each outstanding unit of Stratford Acquisition that is held by Stratford Holdings will be converted into one share of the common stock of Stratford and, as a result, Stratford will become a wholly-owned subsidiary of Stratford Holdings.

Payment for Shares and Surrender of Stock Certificates

At the effective time of the merger, all outstanding shares of Stratford common stock will automatically be cancelled and will cease to exist and, subject to the right of a shareholder to exercise appraisal rights, all holders of certificates representing shares of Stratford common stock will cease to have any rights as shareholders other than the right to receive the merger consideration. No further transfer of any such shares may be made after the effective time of the merger.

Prior to the effective time of the merger, Stratford Holdings will enter into an agreement with an exchange agent pursuant to which the exchange agent will receive and disburse the merger consideration to Stratford’s shareholders.

As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to the record holders of Stratford common stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates in exchange for the merger consideration. Upon surrender of a Stratford stock certificate to the exchange agent, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the exchange agent or Stratford Holdings, the holder of the stock certificate will be entitled to receive the merger consideration with respect to each share of common stock that is represented by the stock certificate. Until properly surrendered to the exchange agent with a properly executed letter of transmittal, each certificate will represent only the right to receive the merger consideration relating to the certificate. No interest or dividends will be paid or will accrue on any merger consideration.

At any time following one year after the effective time of the merger, Stratford may require the exchange agent to deliver to it any funds which had been made available to the exchange agent and have not been disbursed to the holders of stock certificates, and any holder of a stock certificates who has not surrendered the stock certificate will thereafter be entitled only to look directly to Stratford for payment of the merger consideration upon surrender of the stock certificate.

If any portion of the merger consideration is to be paid to a person other than a registered holder of shares represented by a stock certificate surrendered in exchange, the surrendered stock certificate must be properly endorsed or must otherwise be in proper form for transfer, and the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the shares or establish to the satisfaction of the exchange agent that the tax has been paid or is not payable. None of Stratford, Stratford Holdings, Stratford Acquisition, JDMD or the exchange agent will be liable to any person with respect to any merger consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Dissenting Shares

Shares of Stratford’s common stock that are held by a shareholder who does not vote in favor of the approval and adoption of the merger agreement and the merger and who has delivered a written demand for appraisal of such shares in accordance with Arizona law will not be converted into the right to receive the merger consideration, unless and until the dissenting holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal and payment under Arizona law. See “SPECIAL FACTORS — Appraisal Rights” for a description of the procedures that you must follow if you desire to exercise your appraisal rights under Arizona law.

Representations and Warranties

The merger agreement contains various representations and warranties from Stratford and the Buyout Parties. The representations and warranties will terminate at the effective time of the merger and will have no further force or effect.

Stratford has made representations and warranties to the Buyout Parties that relate to the following matters, all of which are qualified to the extent of any actual knowledge of the Buyout Parties:

•
Stratford’s due organization, existence and good standing and that Stratford is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is required;

•
the due organization, existence and good standing of each of Stratford’s subsidiaries and that each of Stratford’s subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is required;

•	the absence of any violation by Stratford or any subsidiaries of their respective articles of incorporation or bylaws;

•	Stratford’s capitalization, including the number of shares of common stock that are outstanding and entitled to receive the merger consideration;

•
Stratford’s power and authority to enter into the merger agreement and perform its obligations thereunder, the proper and binding execution of the merger agreement by Stratford following receipt of approval by Stratford’s shareholders and the filing of various documents required by the Arizona Business Corporation Act;

•	the absence of any violation by Stratford of any legal requirement, charter document or contract resulting from the execution or performance of the merger agreement;

•	the absence of the necessity for consents or approvals from governmental agencies and other third parties in connection with the merger agreement and the merger;

•
the determination by Stratford’s board of directors that the merger agreement and the merger are advisable and fair to, and in the best interests of Stratford and its unaffiliated shareholders (those other than the Buyout Parties); and

•	the absence of brokers, finders or investment bankers who are entitled to fees or commissions in connection with the merger agreement based on arrangements made by or on behalf of Stratford.

The Buyout Parties have made representations and warranties to Stratford that relate to the following matters:

•
the due organization, existence and good standing of each of the Buyout Parties and that each of the Buyout Parties is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is necessary;

•	the right and power of each of the Buyout Parties to enter into and perform the merger agreement and their proper and binding execution of the merger agreement;

•	the absence of the necessity for consents or approvals from governmental agencies and other third parties in connection with the merger agreement and the merger;

•	the absence of any violation by any of the Buyout Parties of any legal requirement, charter document or contract resulting from the execution or performance of the merger agreement;

•	the absence of brokers, finders or investment bankers who are entitled to fees or commissions in connection with the merger agreement based on arrangements made by or on behalf of the Buyout Parties;

•	the availability of financing sufficient to pay the costs and expenses of the merger, including the merger consideration;

•	the capitalization of Stratford Holdings and Stratford Acquisition, including the ownership of Stratford Holdings by JDMD;

•	the absence of prior activities by Stratford Holdings and Stratford Acquisition other than in connection with the merger agreement;

•
the acknowledgment that, except as set forth in the merger agreement, none of Stratford, Stratford’s subsidiaries or Stratford’s agents or representatives made any representation or warranty as to the accuracy or completeness of any information made available to the Buyout Parties and the release of liability of Stratford, Stratford’s subsidiaries and Stratford’s agents or representatives for liability in connection with such information; and

•	the absence of any knowledge on the part of the Buyout Parties with respect to any inaccuracy in the representations and warranties made by Stratford in the merger agreement.

Certain of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty would have a material adverse effect on the entity that has given the representation or warranty. A “material adverse effect” means (a) with respect to Stratford and Stratford’s subsidiaries, an effect which is materially adverse to the business, assets, results of operations or financial condition Stratford or Stratford’s subsidiaries, taken as a whole, and (b) with respect to Stratford Holdings or Stratford Acquisition, an effect which is materially adverse to the business, assets, results of operations or financial condition Stratford Holdings, Stratford Acquisition and their respective subsidiaries, taken as a whole.

Conduct of Stratford’s Business Prior to the Merger

Stratford has agreed that, during the period prior to the effective time of the merger, unless consented to in writing by Stratford Acquisition (which consent will not be unreasonably withheld), neither Stratford nor any of Stratford’s subsidiaries will:

•	conduct its business in any manner other than in the ordinary course of business consistent with past practice;

•	amend or propose to amend its articles of incorporation or bylaws;

•	authorize for issuance, issue, grant, sell, pledge, redeem or acquire for value any of its securities, including options;

•
declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or subdivide, reclassify, recapitalize, split, combine or exchange any shares of its capital stock;

•
take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures); or

•
take any action that would, or could reasonably be expected to result in, any of its representations and warranties set forth in the merger agreement being untrue or in any of the conditions to the merger set forth in the merger agreement not being satisfied.

Access and Investigation

Stratford has agreed to provide Stratford Acquisition and its representatives with reasonable access to Stratford’s and Stratford’s subsidiaries’ officers, employees, agents, properties, offices, plants, facilities, books and records, and all financial, operating and other data and information as reasonably requested.

Third Party Offers

The merger agreement permits the board of directors of Stratford, prior to receipt of shareholder approval of the merger agreement and the merger, to engage in discussions with a third party regarding a competing offer, and to disclose non-public information to a third party pursuant to a confidentiality agreement, if:

•
the board of directors of Stratford determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by Stratford, that the competing offer is a superior alternative to the merger;

•
the board of directors of Stratford determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that a failure to make inquiries or conduct discussions and negotiations with respect to the competing offer would constitute a breach of the fiduciary duties of the board;

•	Stratford gives written notice to Stratford Holdings of its intention to explore the competing offer; and

•
prior to supplying the third party with any confidential information regarding Stratford, the third party enters into a confidentiality agreement with Stratford containing terms no less restrictive than the terms set forth in the merger agreement.

Generally, Stratford’s board of directors may not withdraw, condition or qualify its recommendation relating to the merger agreement and the merger. However, the board of directors is permitted by the merger agreement to withdraw its recommendation of the merger agreement and the merger if it (a) reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the board to comply with its fiduciary duties under Arizona law; and (b) has given notice of its intention to withdraw its recommendation, and has not received an offer from Stratford Holdings within five business days which matches or exceeds the competing acquisition offer.

As described below, Stratford Acquisition can terminate the merger agreement if Stratford’s board of directors withdraws, conditions or qualifies its recommendation in accordance with the merger agreement. See “THE MERGER AGREEMENT — Amendment and Termination of the Merger Agreement.”

Directors’ and Officers’ Insurance and Indemnification

Stratford, as the surviving corporation in the merger, will indemnify, defend, and hold harmless its and its subsidiaries’ present and former officers and directors against claims arising out of such person’s service with Stratford and its subsidiaries or the merger agreement, provided that such claim relates to facts existing prior to the effective date of the merger, to the fullest extent permitted under Arizona law and Stratford’s articles of incorporation and/or bylaws and as provided in any indemnification agreements between Stratford and such indemnified persons. The obligations described in the preceding sentence will survive until the date that is six years after the effective time of the merger.

The merger agreement provides that the parties to the merger agreement will cause Stratford to maintain Stratford’s existing officers’ and directors’ liability insurance policy for a period of not less than two years after the effective date of the merger. Stratford may substitute policies of substantially similar coverage so long as such substitute does not result in gaps or lapses in coverage. If Stratford’s existing policies expire or are cancelled during this two year period, Stratford Acquisition or Stratford will use its best efforts to obtain substantially similar policies, subject to certain conditions as set forth in the merger agreement.

Public Announcements

Stratford, on the one hand, and the Buyout Parties, on the other hand, have agreed to consult with and obtain the consent of the other party (or parties) before issuing any press release or otherwise making any public statement with respect to the merger.

Notification of Certain Matters

Stratford and each of the Buyout Parties have agreed to give prompt notice to the other parties upon discovery of (a) the occurrence or non-occurrence of any event which is reasonably likely to cause any representation or warranty of such party contained in the merger agreement to be materially untrue or inaccurate, (b) any failure of a party to comply with or satisfy, or the occurrence or non-occurrence of any event which is reasonably likely to cause a failure by such party to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it under the merger agreement, (c) the occurrence of any other event which would be reasonably likely to cause any closing condition set forth in the merger agreement to be unsatisfied in any material respect at any time prior to the closing or effective time of the merger, or (d) any action, suit, proceeding, inquiry or investigation pending, or to a party’s knowledge threatened, which questions or challenges the validity of the merger agreement.

Shareholders’ Meeting

Stratford and Stratford Acquisition agreed to cooperate with each other in preparing and filing this proxy statement with the SEC, together with the Schedule 13E-3 that contains additional information regarding the merger agreement and the merger.

Stratford also agreed in the merger agreement to call, give notice of and hold a special meeting of shareholders for the purpose of adopting and approving the merger agreement and the merger. Stratford agreed to include in this proxy statement a statement to the effect that the board of directors of Stratford recommends that shareholders vote to adopt and approve the merger agreement and the merger. Except as described under “THE MERGER AGREEMENT - Third Party Offers,” Stratford has agreed not to withdraw, condition or qualify this recommendation.

Merger Financing

The merger will be financed through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and $250,000 of cash on hand available to JDMD from its business activities unrelated to Stratford. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 of its own funds on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Conditions to Completing the Merger

The obligations of each party to the merger agreement to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
the merger agreement must have been adopted and approved by the affirmative vote of (a) the holders of a majority of the outstanding unaffiliated shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust), and (b) the holders of a majority of the outstanding shares of Stratford common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust); and

•
the absence of a governmental order, statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which materially restricts, prevents or prohibits consummation of the merger and the other transactions contemplated by the merger agreement.

The obligations of Stratford Acquisition to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	rights to appraisal under Arizona law, if asserted at all, have been asserted by holders of no more than 5% of Stratford’s common stock;

•
Stratford’s board of directors cannot have withheld or withdrawn, or modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the merger agreement or the merger;

•
Stratford must have obtained all third party consents and made all necessary filings, except where the failure to obtain such consents or make such filings would not have a material adverse effect on Stratford and its subsidiaries, taken as a whole; and

•
there must have been no event or events that, individually or in the aggregate, will have had or would reasonably be expected to have a material adverse effect on Stratford and its subsidiaries, taken as a whole.

None of these conditions has yet been satisfied. As of the date of this proxy statement, Stratford does not believe that any third party consents or filings will be required (other than filings with the SEC, which Stratford has undertaken, and filings with the Arizona Corporation Commission and the OTC Bulletin Board that will be required only if and after the merger is approved). Further, no statutes, rules, regulations, orders or the like have been issued, and no material adverse effect on Stratford has occurred as of the date of this proxy statement. At this point it is not anticipated that any closing conditions will need to be or will be waived. We will re-circulate revised proxy materials and re-solicit proxies in the event of any material changes in the terms of the merger, including material changes that result in a waiver of any condition described above. However, as a result of the conditions described above to the completion of the merger, there is no assurance that the merger will be completed even if the requisite shareholders’ approvals are obtained at the special meeting.

Amendment and Termination of the Merger Agreement

Prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Stratford’s shareholders, the merger agreement may be terminated as follows:

•	by the mutual written consent of Stratford and Stratford Acquisition;

•
by Stratford Acquisition if there has been a material breach in the context of the merger of any covenant or agreement made by Stratford in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by the Buyout Parties;

•
by Stratford if there has been a material breach in the context of the merger of any covenant or agreement made by any of the Buyout Parties in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by Stratford to Stratford Acquisition (acting as representative to the Buyout Parties);

•	by Stratford Acquisition if there has been a material adverse effect on Stratford and its subsidiaries, taken as a whole;

•
by either Stratford or Stratford Acquisition if any permanent injunction, order, decree, ruling or other action by any governmental entity preventing the consummation of the merger has become final and nonappealable;

•	by either Stratford or Stratford Acquisition if the merger has not been consummated by May 31, 2006;

•
by Stratford Acquisition if (a) Stratford’s board of directors withdraws, modifies or changes its recommendation so that it is not in favor of the merger agreement or the merger, or (b) Stratford’s shareholders have not approved of the merger agreement or the merger by May 31, 2006; or

•
by Stratford to accept a competing offer, but only if (a) Stratford notifies Stratford Acquisition in writing of its intention to do so and causes its legal counsel, any outside financial advisor engaged by Stratford and those members of Stratford’s board who are not part of the Buyout Group to afford Stratford Acquisition the opportunity to match the terms of the competing offer and to negotiate with Stratford Acquisition to make other adjustments in the terms and conditions of the merger agreement that would permit Stratford’s board of directors to recommend the merger agreement, as revised, (b) Stratford has not received from Stratford Acquisition within five business days of Stratford Acquisition’s receipt of the notice referred to above an offer that matches or exceeds the terms of the competing offer, and (c) Stratford pays to Stratford Holdings costs and expenses incurred by Stratford Holdings in connection with the merger agreement and merger, in an amount not to exceed $200,000. See “THE MERGER AGREEMENT - Fees and Expenses.”

A “competing offer” means any proposal or offer to acquire in any manner, directly or indirectly, (a) all or substantially all of the assets of Stratford and its subsidiaries, taken as a whole, or (b) a majority equity interest in, or any voting securities representing at least a majority of the voting interests of, Stratford, in each case other than the transactions contemplated by the merger agreement.

Fees and Expenses

Except as described below, all fees and expenses that are incurred in connection with the merger and the merger agreement will be paid by the party incurring the fees and expenses.

If Stratford terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement, Stratford must within two days of such termination pay to Stratford Holdings all fees and expenses incurred by Stratford Holdings in connection with the merger agreement and the merger, in an amount not to exceed $200,000.

Governing Law and Enforcement

The merger agreement provides that it is governed by the laws of the State of Arizona, without regard to Arizona’s conflict of laws rules.

The merger agreement provides that irreparable damage would occur in the event of a breach of any provision of the merger agreement, and that the non-breaching parties are entitled to an injunction or injunctions and to specifically enforce the merger agreement in addition to other available legal and equitable remedies.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

The board of directors is asking the shareholders of Stratford to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement and the merger.

RECENT TRANSACTIONS

There have been no transactions in the common stock of Stratford effected during the last 60 days by Stratford or any executive officer, director, affiliate or subsidiary of Stratford.  However, on November 7, 2005, JDMD purchased 467,774 shares of Stratford’s common stock from Alan R. Mishkin, for $350,830.50, or $0.75 per share, in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 28, 2006, with respect to the number of shares of Stratford’s common stock beneficially owned by individual directors and officers, by all directors and officers of Stratford as a group, and by persons known to Stratford to own more than 5% of Stratford’s common stock. Unless otherwise indicated below, to Stratford’s knowledge, all persons below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. This information is based upon Stratford’s records and the persons’ filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

JDMD Investments, L.L.C.(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	3,287,298	29.7%
The DRD 97 Trust(3) 2200 E. River Road, Suite 105 Tucson, Arizona 85718	2,551,189	23.0%
Bulgheroni SPA Via Buccan 33 21056 Induno Olona (VA) Italy	1,396,700	12.6%
David H. Eaton(2) (4) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	886,824.5	8.0%
DCE Investments, LLC(2) (5) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Gerald J. Colangelo(2) 201 E. Jefferson Street Phoenix, Arizona 85004	821,824.5	7.4%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

KBKM Real Estate, LLC(2)(5) 201 E. Jefferson Street Phoenix, Arizona 85004	821,824.5	7.4%
Mel L. Shultz(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Mel L. Shultz and Beth Jane Shultz Revocable Trust(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Dale M. Jensen(2) 4021 E. Lamar Road Paradise Valley, Arizona 85253	821,824.5	7.4%
Richard H. Dozer 401 E. Jefferson Street Phoenix, Arizona 85004	3,334	*
Mitchell S. Vance 26 Burning Tree Road Newport Beach, California 92660	0	0%
All directors, director nominees and officers as a group (6 persons)	3,355,632	30.3%
_____________

*	Less than 1%.

(1)	Percentage of ownership is based on 11,078,105 shares of common stock outstanding as of February 28, 2006.

(2)
Mr. Jensen, the Mel L. Shultz and Beth Jane Shultz Revocable Trust, DCE Investments, LLC and KBKM Real Estate, LLC each own a 25% interest in JDMD. Messrs. Jensen, Shultz, Colangelo and Eaton, the managers of JDMD, share voting and investment power with respect to the shares held by JDMD. Accordingly, the number of shares reported for each of Messrs. Colangelo, Eaton, Jensen and Shultz, the Shultz Revocable Trust, DCE Investments, LLC and KBKM Real Estate, LLC represents 25% of the number of shares owned by JDMD.

(3)	All 2,551,189 shares of common stock are owned by DRD Trust. As trustees of DRD Trust, Donald R. Diamond and Joan B. Diamond have the power to vote, dispose or direct the shares owned by DRD Trust.

(4)	Includes 65,000 shares of common stock issued to Eaton Trust, David H. Eaton and Carol E. Eaton as trustees, in exchange for shares of SA Oil and Gas Corporation previously owned.

(5)	On October 31, 2005, Gerald Colangelo and Eaton Trust transferred their 25% interest in JDMD to KBKM Real Estate, LLC and DCE Investments, LLC, respectively.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of shareholders of Stratford. However, if the merger is not completed, Stratford’s shareholders will continue to be entitled to attend and participate in Stratford shareholders’ meetings. If the merger is not completed, Stratford will inform its shareholders, by press release or other means determined reasonable by Stratford, of the date by which shareholder proposals must be received by Stratford for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

Stratford files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a “going private” transaction, Stratford has filed a Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Stratford. Each exhibit to this proxy statement and the Schedule 13E-3, and the other documentation relating to the merger and the merger agreement, will be made available for inspection and copying at Stratford’s principal office during regular business hours by any Stratford shareholder or a representative of any shareholder as so designated in writing. Copies of these documents are also available without charge and without exhibits (unless the exhibits are specifically incorporated by reference into this proxy statement), to any person to whom this proxy is delivered upon written request or telephonic request directed to Stratford at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016 or at (602) 956-7809. Any requested documents will be sent by first class mail or other equally prompt means within one business day of our receipt of such request.

Stratford shareholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by Stratford at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Stratford’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov.

In addition, Stratford’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2004 and Stratford’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 attached to this proxy statement as Exhibit C contain important information regarding Stratford that you should review in connection with considering the proposals contained in this proxy statement.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Stratford since the date of this proxy statement or that the information herein is correct as of any later date.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Stratford has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [________], 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date.

Exhibit A

AGREEMENT AND PLAN OF MERGER

by and among

STRATFORD AMERICAN CORPORATION,

STRATFORD HOLDINGS, L.L.C.,

STRATFORD ACQUISITION, L.L.C.,

and

JDMD INVESTMENTS, L.L.C.,

dated as of

January 31, 2006

A-i

(continued)

A-ii

(continued)

		Page

Section 9.06	Entire Agreement	23
Section 9.07	Assignment	23
Section 9.08	Parties in Interest	24
Section 9.09	Governing Law	24
Section 9.10	Submission to Jurisdiction; Waivers	24
Section 9.11	Enforcement of this Agreement	24
Section 9.12	Counterparts	24

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated as of January 31, 2006 (this “Agreement”), by and among STRATFORD AMERICAN CORPORATION, an Arizona corporation (the “Company”), JDMD INVESTMENTS, L.L.C., an Arizona limited liability company (“JDMD”), STRATFORD HOLDINGS, L.L.C., an Arizona limited liability company (“Stratford Holdings”), and STRATFORD ACQUISITION, L.L.C., an Arizona limited liability company and a wholly-owned subsidiary of Stratford Holdings (“Stratford Acquisition” and together with JDMD and Stratford Holdings, the “Buyout Parties” and each a “Buyout Party”).

W I T N E S S E T H:

WHEREAS, the Company is no longer actively engaged in any significant operating activities and manages a small portfolio of working interests in oil and gas properties (the “Assets”);

WHEREAS, there is only sporadic trading in the Company’s common stock, $0.01 par value (the “Common Stock”);

WHEREAS, on November 8, 2004, the Board of Directors (the “Board”) of the Company engaged Meagher Oil & Gas Properties, Inc. (“Meagher”) to market for sale the Company’s Assets;

WHEREAS, as of the date hereof, Meagher has not identified any third parties willing to purchase the Assets for a price that the Board considers to be fair to the Company and its shareholders from a financial point of view;

WHEREAS, the Company is faced with the impending regulatory burden of complying with certain internal control provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (“SOX”);

WHEREAS, the Company anticipates that compliance with SOX will consume a substantial portion of the Company’s cash resources;

WHEREAS, the Company desires to terminate the Company’s financial and other reporting obligations under the federal securities laws in order to reduce costs directly related to such reporting obligations, including without limitation accounting, legal and other expenses;

WHEREAS, Gerald Colangelo, a director of the Company, Eaton Family Trust (“Eaton Trust”), of which David Eaton, the Chief Executive Officer and a director of the Company, is a co-trustee, Shultz Family Trust, of which Mel Shultz, the President and a director of the Company, is a trustee, and Dale Jensen, a director of the Company, are all the members of JDMD Investments, L.L.C. (“JDMD”);

WHEREAS, JDMD beneficially owns 3,287,298 shares, or 29.7%, of the Company’s Common Stock outstanding on the date of this Agreement (the shareholders of the Company other than the members of the Buyout Group are referred to herein as the “Disinterested Shareholders”);

WHEREAS, based on various analyses, the Buyout Parties believe that the fair market value of the Company is approximately $0.80 per share of Common Stock;

WHEREAS, the Buyout Parties are willing, upon the terms and subject to the conditions of this Agreement, to take the Company private by merging Stratford Acquisition with and into the Company, with the Company being the surviving corporation, and paying to the shareholders of the Company (other than the Buyout Parties and shareholders who properly exercise dissenters’ rights) cash consideration of $0.80 per share of Common Stock (the “Merger”);

WHEREAS, pursuant to the terms of this Agreement, the Buyout Parties are willing to allow approval of this Agreement and the Merger to be conditioned upon the affirmative vote of a majority in interest of the Disinterested Shareholders;

WHEREAS, pursuant to the terms of this Agreement, the Company and the Board will have the right to consider competing third party offers and to terminate the Merger and pursue any such competing offer, without incurring a termination fee, if the Board determines in good faith that the competing offer is a superior alternative to the Merger;

WHEREAS, the Board has unanimously (i) determined that it would be advisable and fair to, and in the best interests of, the Company and its shareholders (other than the members of the Buyout Group) to consummate the Merger upon the terms and subject to the conditions of this Agreement and in accordance with the Arizona Business Corporation Act (Arizona Revised Statutes §§ 10-120, et al.), as amended (the “ABCA”), (ii) approved and declared advisable the Merger and this Agreement, and (iii) resolved to recommend that the Company’s shareholders approve the Merger and adopt this Agreement if submitted for their approval; and

WHEREAS, the respective members of Stratford Holdings and Stratford Acquisition have approved the Merger and adopted this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ABCA, at the Effective Time (as defined in Section 1.02), Stratford Acquisition shall be merged with and into the Company. Following the Merger, the separate existence of Stratford Acquisition shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). Stratford Acquisition may, upon notice to the Company, modify the structure of the Merger if Stratford Acquisition determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structural modification; provided, however, that no such amendment shall have an adverse effect upon the shareholders of the Company (other than the members of the Buyout Group).

Section 1.02 Effective Time; Closing. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, the parties hereto shall cause the Merger to be consummated by filing a plan of merger and articles of merger (collectively, the “Plan of Merger”), with the Arizona Corporation Commission (“ACC”) and by making any related filings required under the ABCA in connection with the Merger. The Merger shall become effective at such time as the Plan of Merger is duly filed with the ACC or at such later time as is agreed to by the parties hereto and as is specified in the Plan of Merger (the “Effective Time”). Immediately prior to the filing of the Plan of Merger, a closing (the “Closing”) will be held at the offices of Snell & Wilmer L.L.P., located at One Arizona Center, Phoenix, Arizona, 85004 (or such other place as the parties hereto may agree).

Section 1.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the ABCA (including, without limitation, Section 10-1106 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises, of a public as well as a private nature, of the Company and Stratford Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Stratford Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.04 Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation (the “Surviving Articles”) until thereafter amended in accordance with the ABCA.

Section 1.05 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the Surviving Articles and the ABCA.

Section 1.06 Directors and Officers. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Stratford Acquisition at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of any of the following securities:

(a) Each share of the Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 2.01(b) and any Dissenting Shares (as defined in Section 2.03(a))) shall be converted into the right to receive $0.80 in cash, without interest (the “Merger Consideration”). At the Effective

Time, each share of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares) shall thereafter represent only the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.02, an amount in cash per share equal to the Merger Consideration. The holders of such certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided herein or by law.

(b) Each share of capital stock of the Company (i) held in the treasury of the Company or by any wholly-owned subsidiary of the Company or (ii) owned by members of the Buyout Group (except for Eaton Trust) shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Each unit of Stratford Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.02 Exchange of Certificates and Cash.

(a) Exchange Agent. On or before the Closing Date, Stratford Holdings shall enter into an agreement providing for the matters set forth in this Section 2.02 (the “Exchange Agent Agreement”) with a bank or trust company selected by Stratford Holdings and reasonably acceptable to the Company (the “Exchange Agent”), authorizing such Exchange Agent to act as Exchange Agent in connection with the Merger. At or promptly following the Effective Time, the Buyout Parties shall deposit, or shall cause to be deposited, with or for the account of the Exchange Agent, for the benefit of the holders of shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)), an amount in cash equal to the Merger Consideration payable pursuant to Section 2.01(a) (such funds are hereafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Stratford Holdings will instruct the Exchange Agent to mail to each holder of record (other than members of the Buyout Group) of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)) (the “Certificates”), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Stratford Holdings may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Stratford Holdings, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the “Transmittal Documents”), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this ARTICLE II to the transferee of such shares if the Certificate evidencing such shares of Common Stock is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. The signature on the Certificate or any related stock power must be properly guaranteed and the Person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on such Merger Consideration. Until surrendered in accordance with this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of Common Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this ARTICLE II. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the Surviving Corporation.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Common Stock for one year following the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Common Stock who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration.

(d) No Liability. None of the Buyout Parties, the Surviving Corporation or the Company shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against the Buyout Parties or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

(g) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be exchanged for the Merger Consideration pursuant to the terms hereof.

Section 2.03 Dissenting Shares.

(a) Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders (i) who shall not have voted in favor of adoption of this Agreement and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Arizona Revised Statutes Sections 10-1301, et seq. (“Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration unless such shareholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such shareholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of the ABCA. If, after the Effective Time, any such shareholder fails to perfect, withdraws or loses its right to appraisal, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Common Stock in the manner set forth in Section 2.02.

(b) The Company shall give Stratford Holdings prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by the Company and relating thereto. Stratford Holdings shall direct all negotiations and proceedings with respect to demands for appraisal under the ABCA. The Company shall not, except with the prior written consent of Stratford Holdings, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyout Parties that:

Section 3.01 Organization and Qualifications; Subsidiaries. The Company and each significant subsidiary of the Company (a “Company Subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the

 “Exchange Act”), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing and in good standing or to have such governmental approvals would not have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

Section 3.02 Articles of Incorporation and Bylaws. The Buyout Parties have been given access by the Company to a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to the date hereof, of the Company and each Company Subsidiary. Such Articles of Incorporation and Bylaws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws.

Section 3.03 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). As of January 31, 2006, (a) 11,078,105 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable; (b) no shares of Preferred Stock were issued and outstanding and no action had been taken by the Board of Directors of the Company with respect to the designation of the rights and preferences of any series of Preferred Stock; (c) 1,967 shares of Common Stock and no shares of Preferred Stock were held in the treasury of the Company; (d) no Company Subsidiary owns any shares of the Company’s capital stock; and (e) there are no securities of any Company Subsidiary outstanding which are convertible into or exercisable or exchangeable for capital stock of the Company. Except as set forth above, no shares of capital stock or other voting securities of the Company have been issued, are reserved for issuance or are outstanding.

Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the “Company Requisite Vote”), and the filing and publication of appropriate merger documents as required by, and in accordance with, the ABCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyout Parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Company’s Articles of Incorporation, as amended to the date hereof, or its Bylaws, or the Articles of Incorporation or Bylaws of any Company Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to receipt of the consents listed on Schedule 3.05 hereto, result in any breach of or constitute a default (or an event which, with notice, lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of the Company or any Company Subsidiary or any of their properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a “Governmental Entity”), except (i) for (A) any applicable requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) and state takeover laws, (B) the filing and publication of appropriate merger and similar documents as required by the ABCA, and (C) filings under the rules and regulations of the OTC Bulletin Board, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.06 Board Approval. The Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger would be advisable and fair to, and in the best interests of, the Company’s shareholders (other than members of the Buyout Group); (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation the Merger; and (iii) resolved to recommend that the Company’s shareholders approve the Merger and adopt this Agreement if submitted for their approval.

Section 3.07 Brokers. No broker, finder or investment banker, including, without limitation, Meagher, is entitled to any brokerage, finder’s or other fee or in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company; provided, that Meagher will be entitled to a commission if the Assets are sold.

Each of the representations and warranties in this ARTICLE III is qualified by and shall be deemed to disclose in qualification thereof, any facts, circumstances, conditions or events actually known to or by the Buyout Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYOUT PARTIES

Each of the Buyout Parties jointly and severally, hereby makes to the Company the representations and warranties set forth below:

Section 4.01 Organization and Qualification. Each of the Buyout Parties is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Stratford Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Stratford Holdings and Stratford Acquisition and their respective subsidiaries, taken as a whole (“Acquiror Material Adverse Effect”).

Section 4.02 Authority Relative to This Agreement. Each of the Buyout Parties has all necessary power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Buyout Parties and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by the respective members, managers or trustees, as applicable, of each such Buyout Party and no other proceedings on the part of any of them are necessary to authorize this Agreement or to consummate such transactions (other than the filing and publication of appropriate merger documents as required by the ABCA). This Agreement has been duly and validly executed and delivered by each of the Buyout Parties and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of the Buyout Parties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 4.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of the Buyout Parties do not, and the consummation of Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the governing documents of any of the Buyout Parties, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any of the Buyout Parties or by which any of their respective properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any properties or assets of any of the Buyout Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which any of the Buyout Parties is a party or by which any of the Buyout Parties or any of their properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent any of the Buyout Parties from performing its obligations under this Agreement in any material respect, and (B) in the case of Stratford Holdings and Stratford Acquisition, would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of the Buyout Parties do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Buyout Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act, the Securities Act and state takeover laws, and (B) the filing and publication of appropriate merger and similar documents as required by the ABCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent any of the Buyout Parties from performing their respective obligations under this Agreement in any material respect, or (y) in the case Stratford Holdings and Stratford Acquisition would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the members of the Buyout Group.

Section 4.05 Capitalization of Stratford Acquisition. As of the date hereof, 1,000 voting units of Stratford Acquisition were issued and outstanding, all of which units are owned by JDMD.

Section 4.06 No Prior Activities. Except for the obligations incurred in connection with their incorporation or organization or the negotiation and consummation of the transactions contemplated by this Agreement, each of Stratford Holdings and Stratford Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 4.07 Investigation by Stratford Acquisition. Stratford Acquisition:

(a) acknowledges that, except as set forth in this Agreement, none of the Company, any Company Subsidiary or any of their respective directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to members of the Buyout Group or their agents, representatives or financing sources prior to the execution of this Agreement; and

(b) agrees that, to the fullest extent permitted by law except as provided by this Agreement, none of the Company, any Company Subsidiary or any of their respective directors, officers, employees, shareholders, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Stratford Acquisition on any basis (including without limitation in contract, tort or otherwise) based upon any information provided or made available, or statement made to members of the Buyout Group prior to the execution of this Agreement.

Section 4.08 No Conflicting Knowledge. Each of the Buyout Parties has reviewed the representations and warranties of the Company set forth in ARTICLE II hereof and to their actual knowledge such representations and warranties are true and correct in all material respects.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Stratford Acquisition shall have consented (which consent shall not be unreasonably withheld), neither the Company nor any Company Subsidiary shall (except to the extent permitted or otherwise contemplated by this Agreement):

(a) conduct its business in any manner other than in the ordinary course of business consistent with past practice;

(b) amend or propose to amend its Articles of Incorporation or Bylaws;

(c) authorize for issuance, issue, grant, sell, pledge, redeem or acquire for value any of its or their securities, including options, warrants, commitments, stock appreciation rights, subscriptions, rights to purchase or otherwise (other than the issuance of equity securities upon the exercise of options or warrants outstanding as of the date of this Agreement and in accordance with the terms of such options or warrants in effect on the date of this Agreement);

(d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock or other equity interests, or subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

(e) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures);

(f) take any action that would, or could reasonably be expected to result in, any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied; or

(g) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 5.02 Access to Information; Confidentiality. From the date hereof to the Effective Time, the Company shall (and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and each of the Company Subsidiaries to) afford the officers, employees and agents of Stratford Acquisition (the “Stratford Acquisition Representatives”) reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Stratford Acquisition Representatives with all financial, operating and other data and information as may from time to time be reasonably requested. All information provided herein or prior hereto in connection with the transaction contemplated hereby, to the extent not already publicly available at the time such information was provided or subsequently made publicly available through actions taken by or on behalf of the Company, shall be held in confidence and used only to evaluate the transaction described herein and for no other purpose. Each of the Buyout Parties agrees that it shall not disclose the information to any other Person except those who have an actual need to know the information for the purpose of evaluating the transaction contemplated hereby, who are informed of the confidential nature of the information and who agree to be bound by this Section 5.02 (“Permitted Recipients”). Each of the Buyout Parties shall be responsible for any breach of any provision of this Section 5.02 by its Permitted Recipients. Each of the Buyout Parties acknowledges and agrees that any breach or threatened breach of the terms of this Section 5.02 regarding the treatment of confidential information may result in irreparable damage to the Company for which there may be no adequate remedy at law. Therefore, each of them agrees that in the event of any breach of this Section 5.02, the Company shall be entitled, in addition to any other rights and remedies available to it, to specific enforcement of the terms of this Section 5.02 and/or injunctive relief requiring the immediate return of all such information.

Section 5.03 Third Party Offers

(a) The Company shall advise Stratford Holdings orally and in writing within twenty-four (24) hours of (i) any Competing Offer (as defined in Section 9.03(d)) or any inquiry with respect to or which would reasonably be expected to lead to a potential Competing Offer that is received by or communicated to any officer or director of the Company or, to the knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Competing Offer or inquiry (including a copy of any written offer) and (iii) the identity of the Person making any such Competing Offer or inquiry. The Company will keep Stratford Holdings informed of the status of such Competing Offer or inquiry (including, without limitation, notifying Stratford Holdings orally and in writing of any material change to the terms of such Competing Offer or inquiry and providing copies of any revised written proposal within twenty-four (24) hours of the receipt thereof by the Company).

(b) In the event that the Company receives from any Person a Competing Offer after the date of this Agreement and prior to the receipt of the Requisite Approval (as defined in Section 7.01(a)) and the Company Requisite Vote (as defined in Section 3.04) and the Board determines in good faith (after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by the Company) that any such Competing Offer is a superior alternative to the Merger, (i) the Company may make such inquiries or conduct such discussions and negotiations with respect to the Competing Offer that the Board reasonably determines in good faith (after consultation with and taking into account the advice of its outside legal counsel) would constitute a breach of the fiduciary duties of the Company’s Board to its shareholders under the ABCA if such actions are not taken and (ii) after giving Stratford Holdings written notice of its intention to do so, the Company may provide confidential information concerning the Company to the Person making the Competing Offer, but only if, prior to such inquiries, discussions, negotiations and/or provision of information, the Person making such Competing Offer shall have entered into a confidentiality agreement containing terms no less restrictive than the terms set forth in Section 5.02 above; provided, that such confidentiality agreement shall provide that the disclosure to Stratford Holdings of the terms and conditions of such Competing Offer pursuant to Section 5.03(a) above, including the identity of the Person making such Competing Offer and any material changes thereto, shall not be prohibited by such agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the Board may withdraw its recommendation of this Agreement and the Merger if it reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the Board to comply with its fiduciary duties to the Company’s shareholders under the ABCA; provided that the Board may not withdraw its recommendation at any time after the Board has made the determination under Section 5.03(b) unless the Company (i) has given written notice to Stratford Holdings of the Board’s intention to withdraw its recommendation and (ii) has not received an offer from Stratford Holdings within five Business Days of Stratford Holdings’ receipt of notice of the type described in Section 8.01(h).

(d) Nothing contained in this Agreement shall prohibit the Company from making any disclosure to the Company’s shareholders if, in the good faith judgment of the Board (after consultation with and taking into account the advice of its outside legal counsel), such disclosure is necessary for the Board to comply with either the Exchange Act or the Securities Act or the rules and regulations promulgated thereunder or the Board’s fiduciary duties under the ABCA or other applicable law.

Section 5.04 Directors’ and Officers’ Insurance and Indemnification.

(a) From and after the consummation of the Merger, the parties shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director (the “Indemnified Party”) of the Company or its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, and amounts paid in settlement, with the written approval of the Surviving Corporation (which approval shall not be unreasonably withheld), in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a “Claim”) to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any subsidiary or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Arizona law or the Company’s Articles of Incorporation, Bylaws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, then from and after consummation of the Merger, the parties shall cause the Surviving Corporation to periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final, non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

(b) In addition to the foregoing, from and after the consummation of the Merger, Stratford Acquisition and the Company agree that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Parties as provided in the Company’s Articles of Incorporation and Bylaws or indemnification agreements as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the ABCA; provided that in the event any Claim or Claims are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the ABCA, the Company’s Articles of Incorporation or Bylaws or such indemnification agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Surviving Corporation; and, provided further, that nothing in this Section 5.04 shall impair any rights or obligations of any present or former directors or officers of the Company.

(c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.04, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.04, and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

(d) The parties shall cause the Surviving Corporation to maintain the Company’s existing officers’ and directors’ liability insurance policy (“D&O Insurance”) for a period of not less than two years after the Effective Date; provided that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses in coverage; provided further, if the existing D&O Insurance expires or is cancelled during such period, Stratford Acquisition or the Surviving Corporation will use its best efforts to obtain substantially similar D&O Insurance; provided, however, that if the aggregate annual premiums for such D&O Insurance (or successor insurance policy) at any time during such period exceed 200% of the per annum rate of premiums currently paid by the Company for such insurance on the date of this Agreement, then the parties will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate.

(e) This Section 5.04 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its respective successors and assigns and shall survive the Merger.

Section 5.05 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the Merger and the other transactions contemplated hereby, including, without limitation, using its reasonable best efforts to (i) ensure that the conditions set forth ARTICLE VII hereof are satisfied and (ii) obtain all licenses, permits, waivers, orders, consents, approvals, authorizations, and qualifications of Governmental Entities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby.

Section 5.06 Public Announcements. The Buyout Parties and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party or parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of any other party, issue such press release or make such public statement as may be required by law, regulation or any listing agreement or arrangement to which the Company or Stratford Acquisition is a party with a national securities exchange or the OTC Bulletin Board if it has used all reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner.

Section 5.07 Notification of Certain Matters. The Company shall give prompt notice to the Buyout Parties, and the Buyout Parties shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event known to a party, the occurrence or non-occurrence of which is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate; (ii) any failure of the Company or the Buyout Parties, as the case may be, to comply with or satisfy, or the occurrence or non-occurrence of any event known to a party, the occurrence or non-occurrence of which is reasonably likely to cause the failure by such party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) the occurrence of any other event known to a party which would be reasonably likely to cause any condition set forth in ARTICLE VII to be unsatisfied in any material respect at any time prior to the closing of the Merger or the Effective Time, as the case may be; or (iv) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened which questions or challenges the validity of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.08 Anti-takeover Statutes. To the extent that Chapter 23 of Title 10 of the Arizona Revised Statutes, Corporate Takeovers, applies in whole or in part to the Merger, each of the Company and Stratford Acquisition shall use their reasonable best efforts to comply with the requirements of such Chapter in a manner that would allow the Merger to be consummated as provided in this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Shareholder Approval Required. If required by applicable law in order to consummate the Merger:

(a) The Company (acting through the Board in accordance with its Articles of Incorporation and Bylaws) shall take all action necessary to seek approval of the Merger and adoption of this Agreement at a duly called and noticed meeting of the shareholders of the Company, which meeting shall be held as promptly as practicable following the preparation of the Proxy Statement (as defined in Section 6.01(b)); provided, however, that the Board shall not be required to call or hold a shareholder meeting if the Board determines to terminate this Agreement on account of a Competing Offer that was not matched by the Buyout Group pursuant to Section 8.01(h). Upon receipt of the Requisite Approval (as defined in Section 7.01(a)), the Buyout Parties shall, and shall cause each member of the Buyout Group to, vote for, with respect to all shares of Common Stock owned by it, the adoption of this Agreement.

(b) (i) Stratford Acquisition and the Company shall cooperate in preparing, and the Company shall cause to be filed with the Securities and Exchange Commission (the “SEC”), a transaction statement as required by Rule 13e-3 of the Exchange Act (together with any amendments thereof or supplements thereto, the “Transaction Statement”) and a proxy statement that meets the requirements of the Exchange Act and the regulations promulgated thereunder (together with any amendments thereof or supplements thereto, the “Proxy Statement”) to seek the approval and adoption of this Agreement by the shareholders of the Company. Each of Stratford Acquisition and the Company shall furnish all information as the other parties may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Transaction Statement.

Section 6.02 Covenants Relating To Proxy Statement. If a Proxy Statement is required pursuant to Section 6.01 hereof:

(a) The Proxy Statement shall include the recommendations of the Board to the shareholders of the Company to vote in favor of the adoption of this Agreement. The Board not shall amend, modify, withdraw, condition or qualify its recommendation relating to this Agreement and the transactions contemplated hereby in a manner adverse to Stratford Acquisition or take any action or make any statement inconsistent with such recommendation; provided, however, that subject to Section 5.03, the Board may amend, modify, withdraw, condition or qualify its recommendation if, based on the advice of outside counsel, the Board concludes that the failure to take such action would result in a breach of fiduciary duties under applicable law.

(b) No amendment or supplement to the Proxy Statement will be made by the Company or Stratford Acquisition without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of the Company and Stratford Acquisition will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(c) The information supplied by the Company for inclusion in the Proxy Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Proxy Statement is filed with the SEC and distributed to shareholders of the Company or at the time of the meeting of the Company’s shareholders contemplated by Section 6.01(a), contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company that, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Stratford Acquisition thereof. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d) The information supplied in writing by the Buyout Parties for inclusion in the Proxy Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Proxy Statement is filed with the SEC and distributed to shareholders of the Company or at the time of the meeting of the Company’s shareholders contemplated by Section 6.01(a), contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the

Effective Time, any event or circumstance relating to a Buyout Party, or its respective officers, directors, members or managers, should be discovered by such Buyout Party that, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Information Statement, such Buyout Party shall promptly inform the Company thereof. All documents that the Buyout Parties are responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

ARTICLE VII

CLOSING CONDITIONS

Section 7.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Shareholder Approval. The Company Requisite Vote shall have been obtained, and the holders of a majority of the number of shares of Common Stock outstanding as of the date of this Agreement (excluding shares held by the members of the Buyout Group) shall have voted in favor of the Merger (the foregoing approval by the disinterested shareholders is referred to herein as the “Requisite Approval”).

(b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

Section 7.02 Additional Conditions to Obligations of Stratford Acquisition. The obligation of Stratford Acquisition to effect the Merger is also subject to satisfaction or waiver of the following conditions:

(a) Dissenting Shares. On the Closing Date, Dissenting Shares shall aggregate no more than five percent (5%) of the then outstanding shares of Common Stock.

(b) Board Recommendation and Approval. The Board shall not have withheld or withdrawn and shall not have modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the Merger or this Agreement.

(c) Required Consents. The Company shall have procured all of the third party consents and made all of the filings specified in Schedule 3.05, except where the failure to obtain such consents or make such filings would not have a Company Material Adverse Effect.

(d) Company Material Adverse Effect. Since the date of this Agreement there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of the Company:

(a) by mutual consent of the Company (acting through the Board) and Stratford Acquisition;

(b) by Stratford Acquisition if there has been a material breach in the context of the transaction of any covenant or agreement made by the Company in this Agreement, and such breach is not curable or, if curable, is not cured within 15 days after written notice thereof is given by the Buyout Parties to the Company;

(c) by the Company if there has been a material breach in the context of the transaction of any covenant or agreement made by any of the Buyout Parties in this Agreement, and such breach is not curable or, if curable, is not cured within 15 days after written notice thereof is given by the Company to Stratford Acquisition (acting as representative to the Buyout Parties);

(d) by Stratford Acquisition if there has been a Company Material Adverse Effect;

(e) by either Stratford Acquisition or the Company, if any permanent injunction, order, decree, ruling or other action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

(f) by either Stratford Acquisition or the Company, if the Merger shall not have been consummated before May 31, 2006 (provided that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

(g) by Stratford Acquisition if: (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing; or (ii) either the Company Requisite Vote or Requisite Approval required pursuant to Section 7.01(a) shall not have been obtained by May 31, 2006; and

(h) by the Company to accept a Competing Offer, but only if (i) the Company promptly notifies Stratford Acquisition in writing of its intention to do so (which notice shall contain all material terms and conditions of such Competing Offer) and causes its legal counsel, any outside financial advisor engaged by the Company, and those members of the Company’s Board who are not part of the Buyout Group, to afford Stratford Acquisition the opportunity to match the terms of the Competing Offer and to negotiate with Stratford Acquisition to make other adjustments in the terms and conditions of this Agreement that would permit the Company’s Board to recommend this Agreement, as revised, (ii) the Company has not received from Stratford Acquisition, within five Business Days of Stratford Acquisition’s receipt of the notice referred to in this Section 8.1(h), an offer that the members of the Company’s Board who are not part of the Buyout Group determine in good faith (after consultation with and taking into account the advice of the Company’s outside legal counsel and any outside financial advisors engaged by the Company), matches or exceeds such Competing Offer or is otherwise sufficient to permit the Board to continue to recommend this Agreement, as amended by such offer from Stratford Acquisition, and the Merger, rather than the Competing Offer (for purposes of such determination, if the consideration offered in a Competing Offer is other than cash, Stratford Acquisition shall be deemed to have “matched” such Competing Offer if the aggregate consideration offered by Stratford Acquisition has a value that is not less than the value of the consideration offered in the Competing Offer, as determined in good faith by those members of the Company’s Board who are not part of the Buyout Group, after consultation with and taking into account the advice of the Company’s outside legal counsel and any outside financial advisor engaged by the Company), which right to match any Competing Offer shall apply equally with respect to any subsequent increase or other revision of the terms of any Competing Offer, and (iii) the Company pays to Stratford Holdings the Termination Expenses as set forth in Section 8.05(b) below concurrent with the termination of this Agreement.

The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

Section 8.02 Effect of Termination. Except as provided in Section 8.05 or Section 9.01(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of any party hereto, or any of their respective officers or directors, to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.03 Amendment. Before or after adoption of this Agreement by the shareholders of the Company, this Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that (a) any such amendment shall, on behalf of the Company, have been approved by the Board and (b) after adoption of this Agreement by the shareholders of the Company, no amendment which under applicable law may not be made without the approval of the shareholders of the Company may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.04 Waiver. At any time prior to the Effective Time, either the Company (acting through the Board), on the one hand, or JDMD (acting as representative of the Buyout

Parties), on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and, with respect to extensions or waivers granted by the Company, if the Board shall have approved such waiver or extension.

Section 8.05 Fees and Expenses.

(a) Except as provided for in Section 8.05(b) below, all costs and expenses (including any expenses related to any Claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto in connection with the transactions contemplated hereby (with respect to such party, its “Expenses”), shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that all Expenses related to printing and mailing the Proxy Statement shall be borne by the Company.

(b) In the event that the Company terminates this Agreement pursuant to Section 8.01(h), then the Company shall within two days of such termination pay to Stratford Holdings all Expenses incurred by Stratford Holdings in connection with this Agreement and the transactions contemplated hereby, in an amount not to exceed $200,000 (the “Termination Expenses”).

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Effectiveness of Representations, Warranties and Agreements.

(a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

(b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to ARTICLE VIII, except that the agreements set forth in Articles I, II and IX and Sections 5.04 and 8.05 shall survive the Effective Time and those set forth in Sections 5.02, 8.02 and 8.05 and ARTICLE IX shall survive termination.

Section 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(a)	If to the Buyout Parties:

c/o JDMD Investments, L.L.C. 2400 E. Arizona Biltmore Circle Building Two, Suite 1270 Phoenix, Arizona 85016 Telecopier No.: (602) 955-3441

with a copy to:

Snell & Wilmer, L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004-2202 Attention: Steven D. Pidgeon, Esq. Telecopier No.: (602) 382-6070

(b)	If to the Company:

Stratford American Corporation 2400 E. Arizona Biltmore Circle Building Two, Suite 1270 Phoenix, Arizona 85016 Telecopier No.: (602) 955-3441

with separate copies to:

Fennemore Craig, P.C. 3003 North Central Avenue Suite 2600 Phoenix, Arizona 85012-2913 Attention: Karen McConnell, Esq. Telecopier No.: (602) 916-5507

Section 9.03 Certain Definitions. For purposes of this Agreement, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(b) “Business Day” means any day other than a day on which (i) banks in the State of Arizona are authorized or obligated to be closed or (ii) the SEC or the OTC Bulletin Board is closed;

(c) “Buyout Group” means each of the Buyout Parties and their respective Affiliates, other than the Company and its subsidiaries;

(d) “Competing Offer” means any proposal or offer to acquire in any manner, directly or indirectly, (i) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a majority equity interest in, or any voting securities representing at least a majority of the voting interests of, the Company, in each case other than the transactions contemplated by this Agreement.

(e) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or polices of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

(f) “Person” means any person or any corporation, partnership, limited liability company or other legal entity; and

(g) “Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

Section 9.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06 Entire Agreement. This Agreement, and the other documents delivered in connection herewith, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 9.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that Stratford Acquisition may assign its rights, but not its obligations, under this Agreement to any direct or indirect subsidiary of a member of the Buyout Group.

Section 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 5.04, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the conflict of laws rules thereof.

Section 9.10 Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of Arizona, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the courts of Arizona. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the courts of Arizona for any reason other than the failure to serve process in accordance with this Section 9.10, (c) that it, or its property, is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, the Company and the Buyout Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

COMPANY:

STRATFORD AMERICAN CORPORATION, an Arizona corporation

/s/ David H. Eaton

By: David H. Eaton Its: Chairman

BUYOUT PARTIES:

JDMD INVESTMENTS, L.L.C., an Arizona limited liability company

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

STRATFORD HOLDINGS, L.L.C., an Arizona limited liability company

By:	JDMD INVESTMENTS, L.L.C., its Manager

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

STRATFORD ACQUISITION, L.L.C., an Arizona limited liability company

By:	JDMD INVESTMENTS, L.L.C., its Manager

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

Exhibit B

Arizona’s Dissenters’ Rights Statutes, Arizona Revised Statutes §§ 10-1301 et al.

§ 10-1301. Definitions

In this article, unless the context otherwise requires:

1.	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

2.	“Corporation” means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

3.	“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

4.
“Fair value” with respect to a dissenter’s shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

5.
“Interest” means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

6.
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7.	“Shareholder” means the record shareholder or the beneficial shareholder.

§ 10-1302. Right to dissent

A.	A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

1.	Consummation of a plan of merger to which the corporation is a party if either:

(a)	Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

(b)	The corporation is a subsidiary that is merged with its parent under section 10-1104.

2.	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

3.
Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

4.	An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it either:

(a)	Alters or abolishes a preferential right of the shares.

(b)	Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c)	Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(d)	Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)	Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

5.
Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B.
A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C.
This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

D.
Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

§ 10-1303. Dissent by nominees and beneficial owners

A.
A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder’s other shares were registered in the names of different shareholders.

B.	A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if both:

1	The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights.

2.	The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

§ 10-1320. Notice of dissenters’ rights

A.
If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article.

B.
If corporate action creating dissenters’ rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and shall send them the dissenters’ notice described in section 10-1322.

§ 10-1321. Notice of intent to demand payment

A.	If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall both:

1.	Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated.

2.	Not vote the shares in favor of the proposed action.

B.	A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

§ 10-1322. Dissenters’ notice

A.
If proposed corporate action creating dissenters’ rights under section 10-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 10-1321.

B.	The dissenters’ notice shall be sent no later than ten days after the corporate action is taken and shall:

1.	State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

2.	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

3.
Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date.

4.
Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

5.	Be accompanied by a copy of this article.

§ 10-1323. Duty to demand payment

A.
A shareholder sent a dissenters’ notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder’s certificates in accordance with the terms of the notice.

B.
A shareholder who demands payment and deposits the shareholder’s certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C.
A shareholder who does not demand payment or does not deposit the shareholder’s certificates if required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this article.

§ 10-1324. Share restrictions

A.
The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

B.
The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 10-1325. Payment

A.
Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter’s shares plus accrued interest.

B.	The payment shall be accompanied by all of the following:

1.
The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

2.	A statement of the corporation’s estimate of the fair value of the shares.

3.	An explanation of how the interest was calculated.

4.	A statement of the dissenter’s right to demand payment under section 10-1328.

5.	A copy of this article.

§ 10-1326. Failure to take action

A.
If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B.
If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under section 10-1322 and shall repeat the payment demand procedure.

§ 10-1327. After-acquired shares

A.
A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B.
To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters’ right to demand payment under section 10-1328.

§ 10-1328. Procedure if shareholder dissatisfied with payment or offer

A.
A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due and either demand payment of the dissenter’s estimate, less any payment under section 10-1325, or reject the corporation’s offer under section 10-1327 and demand payment of the fair value of the dissenter’s shares and interest due, if either:

1.
The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated.

2.	The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

3.
The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B.
A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

§ 10-1330. Court action

A.
If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B.
The corporation shall commence the proceeding in the court in the county where a corporation’s principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

C.
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

D.
The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master’s report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E.	Each dissenter made a party to the proceeding is entitled to judgment either:

1.	For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

2.	For the fair value plus accrued interest of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under section 10-1327.

§ 10-1331. Court costs and attorney fees

A.
The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

B.	The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

1.	Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

2.	Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

3.
Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

C.
If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted (sic).

Exhibit C

STRATFORD AMERICAN CORPORATION

FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

and

FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2005

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

                                   (Mark One)

         [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                   For the Fiscal Year ended December 31, 2004

                                       OR

    [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                 For the Transition Period From ______ To ______

                         Commission file number 0-17018

                         STRATFORD AMERICAN CORPORATION
                 (Name of small business issuer in its charter)

                Arizona                                      86-0608035
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

2400 E. Arizona Biltmore Circle,
Building 2, Suite 1270, Phoenix, Arizona                       85016
(Address of principal executive offices)                     (Zip Code)

Issuer's telephone number, including area code: (602) 956-7809

Securities registered under Section 12(b) of the Exchange Act:  None
Securities registered under Section 12(g) of the Exchange Act:
         Common Stock, $.01 Par Value
         Series "A" Preferred Stock, $.01 Par Value

     Check  whether  the issuer:  (1) filed all reports  required to be filed by
Section 13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter period that the  registrant was required to file such reports),  and (2)
has been  subject to  such  filing  requirements  for the  past 90 days. Yes [X]
NO [ ]

     Check if there is no disclosure  of  delinquent  filers in response to Item
405 of Regulation S-B is not contained in this form,  and no disclosure  will be contained,  to the  best of  registrant's  knowledge,  in  definitive  proxy  or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this form 10-KSB. [ ]

     Issuer's revenues for its most recent fiscal year were $3,096,000 including discontinued operations.

     The aggregate  market value of the voting stock held by  non-affiliates  of the registrant, based on the February 28, 2005 closing price of $0.59 per share, as reported on the OTC Bulletin Board, was $3,169,000.

     At February 28, 2005, 11,078,105 shares of the issuer's common stock and no shares of its preferred stock were issued and outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Certain  portions of the  registrant's  definitive  Proxy Statement for the
2005  Annual  Meeting of  Shareholders,  expected to be filed not later than 120 days after the end of the fiscal year covered by this report,  are  incorporated by reference into Part III of this Form 10-KSB.

Transitional Small Business Disclosure Format (check one) Yes [ ] No [X]

                                  C-1 (10-KSB)
________________________________________________________________________________

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

     GENERAL DEVELOPMENT OF BUSINESS. Stratford American Corporation, an Arizona
corporation incorporated on May 13, 1988 (the "Company"), has several wholly-owned subsidiaries. The Company also owns 80% of Scottsdale Thompson
Peak, LLC, an Arizona limited liability company ("STP"). Unless otherwise specified, the term "Company" as used herein includes the Company's subsidiaries.

     The Company, through its subsidiaries, is engaged principally in the businesses of natural resource exploration and development. The Company employs four full-time employees.

     NATURAL RESOURCE PROPERTIES - OIL AND GAS. The Company owns working and/or royalty interests in oil and gas properties that are primarily located in
Oklahoma and Texas. The oil and gas is sold to numerous oil refiners and natural gas purchasers with no single entity purchasing 10% of the oil and gas sold.

     The Company is not an operator with respect to any oil or gas properties.
Rather, the Company participates in a property interest through a joint operating agreement. The Company is required to pay its allocable share of drilling and operating expenses based on its working interest, and participates in any discovery on the same basis. As a participant, the Company has only limited management rights with respect to any interest.

     The natural resource operations of the Company are somewhat seasonal, as the demand for oil and gas products increases in the winter months and decreases during the summer months.

     Intense competition from both major oil and gas producers and small, independent producers characterize the natural resource exploration and development industry. Many competitors have greater financial and other resources than the Company. The Company is unable to estimate the number of oil and gas producers against which it competes. Because oil and gas products are commodities, producers of such products compete mainly on the basis of price, which can fluctuate greatly from month-to-month. The operators of the wells in which the Company participates negotiate the price of the oil and gas based on end user demand, level of supply, and other relevant factors. The operators then determine whether to supply product at that price.

     The availability of a ready market for oil and gas discovered and produced by the ventures in which the Company participates depends on numerous factors beyond the Company's control. These factors include, among others, the extent of domestic production of oil and gas by other producers, fluctuations in world and domestic prices for oil and gas, crude oil imports, the marketing of competitive fuels, conservation efforts, and the regulations of various governmental agencies concerning the production, transportation, and marketing of oil and gas.

     In an attempt to limit the risks inherent in the oil and gas business, the
Company associates with experienced operators in its ventures rather than operating a property on its own behalf.

     The Company's oil and gas activities are subject to numerous federal, state, and local laws and regulations governing environmental quality and pollution control. The existence of such laws and regulations has, to date, had no material adverse effect on the Company's operations, and the cost of compliance has not been material. The Company is unable to assess or predict the impact that compliance with environmental and pollution control laws and regulations may have on its future operations, capital expenditures, earnings, or competitive position.

                                  C-2 (10-KSB)
________________________________________________________________________________

     STRATFORD AMERICAN ENERGY PROPERTIES. The Company, through its wholly owned subsidiary Stratford American Energy Corporation ("SAEC"), currently has working interests in 30 producing oil and gas properties, five of which were added in
2004. The oil and gas properties are located in Oklahoma and Texas. During the fourth quarter of 2004, the Company elected to participate proportionately in the drilling of three new development wells. Two of the wells are expected to be completed early in the second quarter of 2005. Drilling is expected to commence on the third well during the second quarter of 2005.

     SA OIL PROPERTIES. The Company, through its wholly owned subsidiary, SA Oil and Gas Corporation ("SA Oil"), owns working and/or royalty interests in 87 oil and gas properties located in Oklahoma and Texas.

     OTHER PROPERTIES. The Company, through its wholly owned subsidiary
Stratford American Resource Corporation ("SARC"), owns a nominal interest in four oil and gas wells located in Arkansas and Oklahoma.

     DISCONTINUED OPERATIONS. On December 11, 2002, the Company, along with other investors, completed the purchase of an office building leased by a single tenant located at 20225 North Scottsdale Road, Scottsdale, Arizona (the
"Property") for $25,484,000, which reflected the purchase of $24,988,000 and closing costs incurred of $496,000. The Property, upon purchase, was immediately conveyed to Scottsdale Thompson Peak, LLC, an Arizona limited liability company
("STP"). The Company owns 80% of the membership interests in, and is the manager of STP. Further, STP is a consolidated subsidiary of the Company. STP funded the purchase of the Property through a combination of cash contributions and loans obtained by STP, in the aggregate amount of $24,300,000. A $20,000,000 loan was financed with a 5.9% interest rate, twenty-two year straight-line amortization note, and was guaranteed by JDMD Investments, LLC, a major shareholder of the
Company. A loan of $2,500,000 was financed with a 6% interest rate, interest only note, for a period of two years, due December 11, 2004, and was guaranteed
50% by JDMD Investments, LLC and 50% by Diamond Ventures, Inc., an affiliate of
The DRD 97 Trust, a major shareholder of the Company. A loan of $1,800,000, from an affiliate of The DRD 97 Trust, a major shareholder, was financed with a 10%
interest rate note, interest only, for a period of two years, due December 2,
2004. The Company also issued a total of 1,200,000 shares of its common stock
(valued at $0.20 per share) to JDMD Investments, LLC, a major shareholder of the
Company, for its agreement to guarantee payment of certain exceptions or carve outs on the first mortgage, the guarantee of 50% of the $2,500,000 bank loan, the assignment of all its interests in finding and negotiating the purchase of the Property, and obtaining the mortgage loan and other financing involved.
There was $240,000 recorded as a loan fee and was being amortized monthly, pro-rata over the life of the loans. Remaining closing costs of $156,000 were capitalized with the purchase price of the building. Amortization expense on the above mentioned loan fees ceased as of August 30, 2004, when it was determined that the criteria had been met to classify the building as an asset held for sale.

     The building was leased 100% by a single tenant and used as the tenant's corporate office. Under the terms of the lease agreement, STP was to receive annual basic rents of $2,096,000, paid in equal monthly installments during the first five years of the lease. In years six, eleven, and sixteen of the lease, the annual rents were to be escalated by 10% of the prior years rent. The
Company reported the results from this lease as an operating lease. As such, total revenue anticipated for the life of the lease was recognized in equal annual installments. Differences between cash received and revenue recognized were recorded as deferred rent. The lease was a bondable, fully triple net twenty-two year lease. The lease commenced on December 9, 2002 and was scheduled to expire on December 31, 2024 (excluding unexercised options). Three, five-year renewal options were available to the tenant. The building had an expected life of forty years and the Company was using straight-line depreciation over this forty-year period. Depreciation expense ceased as of August 30, 2004, when it was determined that the building met the criteria to be classified as an asset held for sale.

                                  C-3 (10-KSB)
________________________________________________________________________________

     On November 9, 2004, the Company, through its 80% owned subsidiary, STP, sold the Property to Holualoa Thompson Peak, LLC, an Arizona limited liability company ("Holualoa") for $31,400,000. The Company recognized a gain of
$5,326,000, net of tax of $430,000, from the sale of the Property. Net cash proceeds from the sale of the Property to STP, of which the Company owns 80% of the membership interests in, were $7,468,000. The Company's 80% share of the proceeds was approximately $5,974,000. The results of the real estate operations have been accounted for as a discontinued operation, as discussed in Note 3 to the accompanying consolidated financial statements of the Company, and are reported within discontinued operations in the accompanying consolidated statements of operations of the Company.

     On October 26, 2000, the Company through its membership in Triway Land
Investors, LLC ("Triway"), a limited liability company with two additional members, entered into an operating agreement to acquire real property in
Scottsdale, Arizona. The acquisition price of the real property acquired by
Triway, approximately 10 acres, was $3,600,000. The Company contributed a total of $570,000 to Triway. On August 5, 2003, Triway sold the real property for
$4,799,000. After all expenses were deducted, the Company received a cash distribution of $684,000 for its membership interest in Triway. The Company recognized a gain of $114,000 from the sale of its investment in Triway, which is reported within interest and other income in the accompanying consolidated statements of operations.

     OTHER. On September 4, 2003, the Company exchanged 1,000,000 shares of its common stock in full satisfaction of a note payable in the amount of $903,000, along with accrued interest of $28,000. This note was payable to a shareholder.
The market value of the shares at issue date was $0.20 per share. This transaction resulted in a gain of $614,000 which is reflected as a gain on restructuring of payables in the accompanying consolidated statements of operations and an increase in additional paid-in capital of $307,000, $190,000 of which represents excess of fair market value over par value of the shares issued and $117,000 of which is deemed a capital contribution from the aforementioned shareholder.

ITEM 2 - PROPERTIES

     PRINCIPAL OFFICES. The principal offices of the Company are located at 2400
East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016,
telephone 602/956-7809. The premises are leased at a base rental rate of approximately $106,000 per year. The term of the current lease expires in
October 2007. The Company believes its office space is sufficient to meet its operational needs in the near future.

     NATURAL RESOURCE PROPERTIES - OIL AND GAS. The Company's petroleum and natural gas activities are focused in the United States. The Company is not an operator with respect to any oil or gas properties. Rather, the Company participates in a property interest through a joint operating agreement. The
Company is required to pay its allocable share of drilling and operating expenses based on its working interest, and participates in any discovery on the same basis. As a participant, the Company has only limited management rights with respect to any interest. (See Item 1 -Description of Business - Resource
Properties - Oil and Gas.)

     STRATFORD AMERICAN ENERGY PROPERTIES. The Company, through its wholly owned subsidiary SAEC, currently has working interests in 30 producing oil and gas properties located in Oklahoma and Texas. (See Item 1 - Description of Business
- Stratford American Energy Properties.)

     SA OIL PROPERTIES. The Company, through its wholly owned subsidiary SA Oil owns working and or royalty interests in 87 oil and gas properties located
Oklahoma and Texas. (See Item 1 - Narrative Description of Business - SA Oil
Properties.)

     OTHER PROPERTIES. The Company also owns a nominal interest in four oil and gas wells located in Arkansas and Oklahoma. (See Item 1 -Description of Business
- Other Properties.)

                                  C-4 (10-KSB)
________________________________________________________________________________

ITEM 3 - LEGAL PROCEEDINGS

     The Company is not currently a party to any material legal proceedings.

ITEM 4 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of the Company's shareholders during the fourth quarter ended December 31, 2004.

EXECUTIVE OFFICERS

NAME                     AGE      OFFICE                          OFFICER SINCE
----                     ---      ------                          -------------

David H. Eaton           69       Chief Executive Officer              6/88
Mel L. Shultz            54       President                            5/87
Daniel E. Matthews       54       Treasurer and Secretary             12/99

     DAVID H. EATON has been the Chairman of the Board of Directors of the
Company since February 29, 1988 and its Chief Executive Officer since June 1,
1988.

     MEL L. SHULTZ has been a Director and the President of the Company since
May 20, 1987. Mr. Shultz was previously involved on his own behalf in real estate development and oil and gas investments.

     DANIEL E. MATTHEWS was appointed Treasurer and Secretary of the Company on
December 1, 1999. Mr. Matthews has been the Controller of the Company since May
1997. Mr. Matthews was previously involved in accounting management positions in private industry.

                                    PART II

ITEM 5 - MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     The Company's common stock $0.01 par value, is currently listed and traded on the OTC Bulletin Board (symbol: STFA.OB).

     The high and low bid price for each quarter during the last two years, are as follows:

                      TIME PERIOD              HIGH      LOW
                      -----------              ----      ---

            2004:     First quarter            .60       .20
                      Second quarter           .45       .29
                      Third quarter            .41       .32
                      Fourth quarter           .55       .38

            2003:     First quarter            .31       .30
                      Second quarter           .30       .20
                      Third quarter            .20       .20
                      Fourth quarter           .25       .20

     The above information is based on the bid price as furnished by Pink
Sheets, LLC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                  C-5 (10-KSB)
________________________________________________________________________________

HOLDERS

     As of February 28, 2005, the common stock of the Company is estimated to be held beneficially by approximately 600 shareholders. No preferred stock is outstanding.

DIVIDENDS

     The Company has never paid cash dividends on its common equity. Arizona law may restrict the ability of a corporation to pay dividends. Management is currently evaluating the future direction of the Company. Potential courses of action for the Company are to look for investment opportunities or to consider liquidation and dissolution of the operations of the Company with a liquidating dividend to the shareholders of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                        Number of
                                                                        securities
                                                                        remaining
                                   Number of                           available for
                               securities to be      Weighted-        future issuance
                                  issued upon         average          under equity
                                  exercise of      exercise price      compensation
                                  outstanding      of outstanding    plans (excluding
                                   options,           options,          securities
                                 warrants and       warrants and       reflected in
                                    rights             rights           column (a))
                                      (a)               (b)               (c) (1)
                               ----------------    --------------    ----------------

Equity compensation plans
approved by security holders        290,000           $ 0.99              332,343

Equity compensation plans not
approved by security holders              0             0.00                    0
                                    -------           ------              -------

          Total                     290,000           $ 0.99              332,343
                                    =======           ======              =======

-------------
(1)  In July 1998, the Company adopted a Stock Option Plan (the "Plan"). The aggregate number of shares of common stock for which options may be granted or for which stock grants may be made to any one individual participating in the Plan may not exceed 500,000 shares per year or 2,000,000 shares over the term of the Plan. Options become exercisable over a specific period of continuous employment according to each grant awarded, but may not be exercised more than 10 years from the Date of Grant. The options under the
     Plan were granted at the fair market value of the Company's stock at the date of grant as determined by the Company's Board of Directors.

     The number of securities remaining available for future issuance under the
Plan is based on a formula. The Plan provides that the total number of shares of common stock that may be available for grant under the Plan in each calendar year shall be equal to 3% of the total number of shares of common stock outstanding as of the first day of each such calendar year for which the Plan is in effect, commencing with January 1, 1998. As of January 1, 2004, the total number of outstanding shares of common stock was 11,078,105 shares and 3% of such number is 332,343. Any shares of common stock available for grant in any particular calendar year, which are not, in fact, granted in such year, shall not be added to the shares of common stock available for grant in any subsequent calendar year.

                                  C-6 (10-KSB)
________________________________________________________________________________

     The committee administering the Plan may make or provide for such adjustments in the maximum number of shares of common stock available for grant under the Plan as such committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (b) any merger, reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

RECENT SALES OF UNREGISTERED SECURITIES

     On September 4, 2003, 1,000,000 shares of the Company's common stock were issued to Bulgheroni SPA, a shareholder in exchange for full satisfaction of debt of $903,000 and accrued interest of $28,000 due to the shareholder. Market value of the shares at issue date was $0.20 per share. The Company recognized a gain on the restructuring of payables of $614,000, which is reflected in revenues in the accompanying consolidated statements of operations for the year ended December 31, 2003, and an increase in additional paid-in capital of
$307,000, $190,000 of which represents excess of fair market value over par value of the shares issued and $117,000 of which is deemed a capital contribution from the aforementioned shareholder. There were no underwriting discounts or commissions related to this sale.

     On December 12, 2002, the Company issued 1,800,000 shares of its common stock to the DRD-97 Trust in exchange for $450,000 in cash and issued 200,000 shares of its common stock to David Goldstein in exchange for $50,000 in cash.
The shares were valued at $0.25 per share. There were no underwriting discounts or commissions related to this sale. Proceeds of the offering were used by the
Company to make an equity contribution to Scottsdale Thompson Peak, LLC.

     On December 12, 2002, the Company issued 1,200,000 shares of its common stock to JDMD Investments, LLC, a major shareholder of the Company, in exchange for its agreement to guarantee payment of certain exceptions or carve outs on the first mortgage, the guarantee of 50% of a $2,500,000 million bank loan, and the assignment of all its interests in finding and negotiating the purchase of the Property, and obtaining the mortgage loan and other financing involved for
Scottsdale Thompson Peak, LLC. The Company recorded a loan fee of $240,000 as a result of this transaction. The loan fee was being amortized monthly, pro-rata over the life of the loans involved. There were no underwriting discounts or commissions related to this transaction.

     The Company claimed exemption from registration under Section 4(2) of the
Securities Act of 1933, as transactions not involving a public offering, for the above transactions.

ITEM 6 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

     This annual report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934 (forward-looking statements) that involve certain risks and uncertainties. The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and notes thereto appearing elsewhere in this report. Except for the historical information contained herein, any statements that refer to expectations, projections or other characterization of future events or circumstances, and especially those which include variations of the words "believes," "intends," "estimates,"
"anticipates," "expects," "plans," or similar words or variations thereof, are likely to be forward-looking statements, and as such, are likely to concern matters involving risk, uncertainty, unpredictability and other factors that

                                  C-7 (10-KSB)
________________________________________________________________________________

could materially and adversely affect the outcome or results indicated by or inferred from the statements themselves. Such factors include, among others, the following: the risk that the working interests in the SAEC oil and gas properties and the operations of SA Oil may not be profitable; the risk that the
Company will recognize losses from operations; the risk that all of the foregoing factors or other factors could cause fluctuations in the Company's operating results and the price of the Company's common stock; and other risks detailed in this annual report and from time to time in the Company's other filings with the Securities and Exchange Commission. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this annual report on Form
10-KSB and in the Company's other filings with the Securities and Exchange
Commission, and that no statements contained in the following discussion or in this Form 10-KSB should be construed as a guarantee or assurance of future performance or future results, and the reader is cautioned to not place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this annual report on Form 10-KSB, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GENERAL

     On November 9, 2004, the Company, through its 80% owned subsidiary,
Scottsdale Thompson Peak, LLC, sold the property located at 20225 North
Scottsdale Road, Scottsdale, Arizona. The total sales price for the property was
$31,400,000. Following the payment of debt service obligations and related interest due of $23,401,000, which were inclusive of the $20,000,000, 5.9% loan, the $2,500,000, 6% loan and $1,800,000, 10% loan, and the payment of closing costs and pro-rations of $531,000, cash proceeds to Scottsdale Thompson Peak,
LLC were $7,468,000. The Company's 80% share of the net proceeds was $5,974,000.
This transaction represents the sale of the Company's real estate segment.
Accordingly, the results of operations of this segment are recorded within income from discontinued operations for all periods presented in the accompanying consolidated financial statements. See Note 3 to the accompanying consolidated financial statements of the Company for additional information related to the sale of the discontinued operations.

     The Company owns working interests in oil and gas properties primarily located in Oklahoma and Texas as discussed in Note 4 of the accompanying consolidated financial statements of the Company.

     The Company, through its membership in Triway Land Investors, LLC, entered into an operating agreement to acquire real property in Scottsdale, Arizona on
October 26, 2000 and sold the membership interest on August 5, 2003 as discussed above and in Note 3 of the accompanying consolidated financial statements of the
Company. The Company's 2003 results include a gain of $114,000 recognized on the sale of the Company's membership interest in Triway.

     In September 2003, the Company identified an opportunity to reduce its debt level in exchange for equity. As discussed above, and in Note 7 of the accompanying the consolidated financial statements of the Company, as of
December 31, 2004, 1,000,000 shares of the Company's common stock were issued to
Bulgheroni SPA, a shareholder, in exchange for full satisfaction of debt of
$903,000 and accrued interest of $28,000 due to the shareholder. The Company recognized a one-time gain of $614,000 on the restructuring of payables.

     Other than the transactions described above, the Company has no significant operations and there can be no assurance that the Company's operations will be profitable. With the sale of the real estate segment, management is currently evaluating the future direction of the business of the Company in order to maximize shareholder return. Potential courses of action for the Company are to continue to look for investment opportunities, most likely in either oil and gas interests or real estate, or to consider liquidation and dissolution of the operations of the Company with a liquidating dividend to the shareholders of the

                                  C-8 (10-KSB)
________________________________________________________________________________

Company. In determining potential courses of action, management will be considerate of several factors including the management's outlook for the
Company's current operations, potential future investment opportunities, the existence of competitors in our industry with greater resources at their disposal and the regulatory and reporting environment of the Company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The consolidated balance sheet and consolidated statements of operations have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Company to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to oil and gas interests, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. The Company accrues production income and expense based upon historical performance, costs, and prices received for oil and gas. Revisions in profit estimates are charged to income in the period in which the facts that give rise to the revision become known. Future adverse changes in market conditions or poor operating results could result in losses or an inability to recover the carrying value of our oil and gas interests, thereby possibly requiring an impairment charge in the future.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2004, the Company had $6,696,000 in available cash resources. A significant amount of the cash available at December 31, 2004 was generated from the one-time sale of the Property held by the Company's 80%
subsidiary, STP. Proceeds to the Company from the sale of the Property by STP were $5,974,000.

     At November 9, 2004, principal payments on notes payable, relating to the
Property were as follows:

             Year ending December 31:
             2005                                   $ 4,816,000
             2006                                       547,000
             2007                                       580,000
             2008                                       615,000
             2009                                       652,000
             Thereafter                              16,183,000
                                                    -----------
                                                    $23,393,000
                                                    ===========

     As previously discussed, the Property was sold to Holualoa, effective
November 9, 2004. Part of the proceeds from the sale were used to payoff the above outstanding debt of $23,393,000, along with all accrued interest due of
$8,000.

     During 2004, the Company, through its wholly owned subsidiary, SAEC, elected to participate proportionately in the drilling of six new development wells with costs paid by the Company of $130,000. Funds for the development

                                  C-9 (10-KSB)
________________________________________________________________________________

drilling came from Company cash. Three of the development wells are now producing properties. Future costs to complete the remaining three development wells, should they prove to be producing properties, will be approximately
$50,000 and will be funded with Company cash. In addition, the Company paid
$33,000 to complete two development wells that the Company had elected to participate in proportionately in 2003. The Company, in 2004, also paid $39,000 for equipment and repairs on two producing wells.

     The primary sources of the Company's cash and cash equivalents were proceeds from the sale of the Property by STP on November 9, 2004, revenues received from the working interests in the oil and gas properties and the one-time sale of the Company's investment in Triway Land Investors, LLC in 2003.
The Company maintains its excess cash funds in interest-bearing deposits. The
Company believes that its current cash and cash equivalents will be sufficient to meet its forecasted operating cash needs for 2005. However, due to any unforeseen circumstances that could occur outside the Company's control, there can be no assurance that adequate cash flows from the Company's present cash position and current activity will be achieved. Additionally there can be no assurance that the Company's operations will be profitable.

OFF-BALANCE SHEET ARRANGEMENTS

     The Company has no off balance sheet arrangements as defined by Item 303(c)
of Regulation S-B.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

     The Company's contractual commitment consists of payments due under a non-cancelable operating lease for its office space. The following table summarizes the Company's contractual obligation at December 31, 2004.

             Year ending December 31:
             2005                                   $  106,000
             2006                                      106,000
             2007                                       87,000
                                                    ----------
             Total                                  $  299,000
                                                    ==========

     As of December 31, 2004, the Company did not have any other commercial commitments, such as letters of credit, guarantees, or repurchase obligations.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2004, COMPARED WITH YEAR ENDED
DECEMBER 31, 2003.

     The Company reported net income of $4,324,000 for the year ended December
31, 2004, in comparison to net income of $622,000 for the year ended December
31, 2003. The 2004 results include net income of $4,480,000 from discontinued
operations and the 2003 results include net income of $341,000 from discontinued
operations, as discussed in Note 3 to the accompanying consolidated financial statements. Additionally, the 2003 results include a gain of $614,000 on the restructuring of payables as discussed in Note 7 to the accompanying consolidated financial statements and a gain of $114,000 from the sale of the
Company's investment in Triway as discussed in Note 3 to the accompanying consolidated financial statements.

     OIL AND GAS REVENUES. For the year ended December 31, 2004, oil and gas revenues were $1,002,000, increasing $265,000, or 36% from $737,000 for the year ended December 31, 2003. Oil and gas revenues accounted for 98% of the total revenue from continuing operations for the year ended December 31, 2004. The

                                  C-10 (10-KSB)
________________________________________________________________________________

increase is primarily due to the receipt of revenues from a property that underwent extensive repairs during prior periods, the increase in prices currently being received for oil and gas, and to the receipt of revenues from five new producing oil and gas properties. Separately, the SA Oil properties generated $635,000 and $447,000 in revenue for the years ended December 31, 2004 and December 31, 2003, respectively. The working interests in the SAEC oil and gas properties generated $352,000 and $273,000 in revenue for the years ended
December 31, 2004 and December 31, 2003, respectively. The SARC oil and gas properties generated $15,000 and $17,000 in revenue for the years ended December
31, 2004 and December 31, 2003, respectively.

         Oil and gas activities are a major part of the Company's continuing operations. The Company sells its gas in the spot market, which is highly seasonal and volatile. Oil prices will continue to be affected by world markets and conditions.

     DISCONTINUED OPERATIONS. Property rental income, which is included in the income from operations of discontinued operations, decreased from $2,485,000 in
2003 to $2,070,000 in 2004. The 2004 results reflect scheduled rental income of
$1,794,000 and deferred rent of $276,000 compared to scheduled rental income of
$2,096,000 and deferred rent of $389,000 for the year ended December 31, 2003.
The rental income for 2003 reflected twelve months of rental activity. The scheduled rental income reported for the year ended December 31, 2004 was prorated through November 9, 2004, the date of the sale of the Property.
Depreciation expense decreased from $533,000 in 2003 to $356,000 in 2004. The deferred rental revenue and depreciation expense were recognized thru August 30,
2004, when it was determined that the criteria had been met to classify the
Property as an asset held for sale. Property rental operations expense increased from $5,000 in 2003 to $9,000 in 2004. Interest expense decreased from
$1,534,000 in 2003 to $1,282,000 in 2004. As previously discussed, the Property was sold by STP to Holualoa, effective November 9, 2004 and has been accounted for as a discontinued operation as discussed in Note 3 to the accompanying consolidated financial statements.

     GAIN ON RESTRUCTURING OF PAYABLES. On September 4, 2003, the Company
exchanged 1,000,000 shares of its common stock in full satisfaction of a note payable and accrued interest due to a shareholder. The total amount of the debt was $931,000. The market value of the shares at issue date was $0.20 per share.
The Company recognized a gain of $614,000 on the exchange.

     INTEREST AND OTHER INCOME. Interest and other income decreased from
$121,000 in 2003 to $25,000 in 2004. The decrease is primarily due to the gain of $114,000 recognized when the Company sold its membership interest in Triway in August of 2003, offset by an increase in interest income of $18,000, earned in 2004, due to higher balances in the Company's cash accounts.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased from $642,000 for the year ended December 31, 2003 to $631,000 for the year ended December 31, 2004. The decrease was due primarily to decreased consulting fees of $100,000 paid in 2003, offset by increased accounting and professional fees of $63,000, increased insurance premiums of $24,000 and to a general increase in associated overhead costs of $2,000 in 2004.

     DEPRECIATION, DEPLETION AND AMORTIZATION. Depreciation, depletion and amortization expense increased from $291,000 for the year ended December 31,
2003 to $306,000 for the year ended December 31, 2004. The depletion expense increase of $15,000 is due primarily to depletion taken on the SAEC development wells completed in 2004.

     OIL AND GAS OPERATIONS. Oil and gas operations expense increased from
$207,000 for the year ended December 31, 2003 to $229,000 for the year ended
December 31, 2004. Operating expense for the SAEC properties increased by
$13,000. This was due to increased expense of $7,000 for existing properties, primarily due to equipment repair costs and to increased expense of $6,000 for

                                  C-11 (10-KSB)
________________________________________________________________________________

new producing properties. Operating expense for the SA Oil properties increased by $9,000 and is due to professional fees of $8,000 incurred in 2004 and to
$1,000 in increased general operating costs.

     INTEREST EXPENSE. There is no interest expense from continuing operations for the year ended December 31, 2004. The decrease of $39,000 is due primarily to the restructuring of payables in September of 2003, which eliminated debt and resulted in a decrease in interest expense.

     RELATED PARTY TRANSACTIONS. During 2004, the Company received $68,000 from two companies that are partially owned by four of the Company's executives or directors. These receipts were reimbursements for administrative expenses incurred by the Company on behalf of the related parties. These are recorded as a reduction of general and administrative expense for 2004 and 2003. At December
31, 2004, $14,000 of these reimbursements are recorded as related party receivables in the accompanying consolidated balance sheet

     Effective November 1, 2003, the Company entered into a month-to-month sublease of the Company's offices with a company that is owned by a majority shareholder of the Company. The monthly rent is $2,000, which is at market rate.
In 2004 and 2003 the Company received $24,000 and $4,000, respectively. These receipts from the sublease were recorded as a reduction in rental expense, included in general and administrative expense. At December 31, 2004, all of the sublease payments had been received.

     At December 31, 2003, a note payable of $1,800,000, due December 2, 2004, bearing an interest rate of 10%, with interest due monthly, was owed to
Southwest Holdings, Ltd, an affiliate of the DRD 97 Trust, a major shareholder of the Company. On November 9, 2004, the principal amount of $1,800,000, along with accrued interest due of $5,000, was paid in full to Southwest Holdings, LTD as discussed above and in Note 3 of the accompanying consolidated financial statements.

CAPITAL REQUIREMENTS

     During 2004, the Company, through its wholly owned subsidiary, SAEC, elected to participate proportionately in the drilling of six new development wells with costs paid by the Company of $130,000. Funds for the development drilling came from Company cash. Three of the development wells are now producing properties. Future costs to complete the remaining three development wells, should they prove to be producing properties, are expected to be approximately $50,000 and will be funded with Company cash. In addition, the
Company paid, out of Company cash, $33,000 to complete two development wells that the Company had elected to participate in proportionately in 2003 and
$39,000 for equipment on two producing wells.

     Other than the events described above, the Company does not have any material plans for future capital expenditures at the present time.

IMPACT OF INFLATION

     Inflation has not had a significant impact on the Company's results of operations.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Certain statements contained in this report, including statements containing the words "believes," "anticipates," "intends," "expects,"
"estimates," and "plans" and words of similar import, constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the actual results to

                                  C-12 (10-KSB)
________________________________________________________________________________

be materially different from the forward-looking statements. Such factors include, among others, the following, the risk that the working interests in the
SAEC oil and gas properties and the operations of SA Oil may not be profitable;
the risk that the Company will continue to recognize losses from operations unless and until the Company is able to make profitable acquisitions; the risk that all of the foregoing factors or other factors could cause fluctuations in the Company's operating results and in the price of the Company's common stock;
and other risks detailed in this report and from time to time in the Company's other filings with the Securities and Exchange Commission. Given these uncertainties, readers should not place undue reliance on such forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued Revised Statement No. 123, ACCOUNTING FOR
SHARE-BASED PAYMENT ("SFAS No. 123R"). This statement requires the company to recognize the grant-date fair value of stock options in the statement of operations. This Statement requires that companies account for these share-based transactions using the fair-value-based method, and eliminates a company's ability to account for these transactions using the intrinsic value method of accounting in APB Opinion No. 25. For small business issuers, Statement No.
123(R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has not yet determined the exact impact the new standard will have on its consolidated financial statements. The disclosure included in Note 1 to the consolidated financial statements discloses the impact on the Company's results of operations as if it had applied the fair value based method and recognition provisions of Statement
No. 143 to stock-based employee compensation to the current reporting periods.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

     In May 2003, FASB Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL
INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, was issued.
This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise became effective as of January 1, 2004, except for certain mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of this Statement.

     In December 2003, the FASB issued FASB Interpretation No. 46 (revised
December 2003), CONSOLIDATION OF VARIABLE INTEREST ENTITIES (FIN 46R), which addressed how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company applies FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any differences between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE.

     The Company currently does not have any variable interest entities that are within the scope of the statement.

                                  C-13 (10-KSB)
________________________________________________________________________________

ITEM 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE

Report of Independent Registered Public Accounting Firm                     15

Consolidated Balance Sheet at December 31, 2004                             16

Consolidated Statements of Operations for the years ended
December 31, 2004 and 2003                                                  17

Consolidated Statements of Shareholders' Equity for the years ended
December 31, 2004 and 2003                                                  18

Consolidated Statements of Cash Flows for the years ended
December 31, 2004 and 2003                                                  19

Notes to Consolidated Financial Statements                                  20

Certain schedules are omitted as the required information is inapplicable or not present in amounts sufficient to require submission of the schedule, or because the required information is presented in the consolidated financial statements or notes thereto.

                                  C-14 (10-KSB)
________________________________________________________________________________

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Stratford American Corporation:

We have audited the accompanying consolidated balance sheet of Stratford
American Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stratford American
Corporation and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

                                            /s/  KPMG LLP

Phoenix, Arizona
February 18, 2005

                                  C-15 (10-KSB)
________________________________________________________________________________

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

Cash and cash equivalents                                          $  6,696,000
Receivables:
  Oil and gas                                                           161,000
  Related party                                                          14,000
  Other                                                                  17,000
Oil and gas interests, net                                            1,171,000
Other assets                                                            141,000
                                                                   ------------
                                                                   $  8,200,000
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                                   $     78,000
Accrued liabilities                                                     103,000
Net liabilities of discontinued operations                              456,000
Minority interest                                                        76,000
                                                                   ------------
        Total liabilities                                               713,000

Commitments and contingencies (See Note 12)                                   0

Shareholders' equity
  Non-redeemable preferred stock, par value, $.01 per share;
    authorized 50,000,000 shares, none issued
  Common stock, par value $.01 per share; authorized
    100,000,000 shares; issued and outstanding 11,078,105
    shares                                                              111,000
  Additional paid-in capital                                         28,511,000
  Accumulated deficit                                               (21,124,000)
  Treasury stock, 1,967 shares at cost                                  (11,000)
                                                                   ------------
                                                                      7,487,000
                                                                   ------------
                                                                   $  8,200,000
                                                                   ============

          See accompanying notes to consolidated financial statements.

                                  C-16 (10-KSB)
________________________________________________________________________________

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                       2004            2003
                                                   ------------    ------------
REVENUES:
  Oil and gas revenues                             $  1,002,000    $    737,000
  Gain on restructuring of payables                           0         614,000
  Interest and other income                              25,000         121,000
                                                   ------------    ------------
                                                      1,027,000       1,472,000
EXPENSES:
  General and administrative                            631,000         642,000
  Depreciation, depletion and amortization              306,000         291,000
  Oil and gas operations                                229,000         207,000
  Interest                                                    0          39,000
                                                   ------------    ------------
                                                      1,166,000       1,179,000
                                                   ------------    ------------
Income (loss) from continuing operations
  before income taxes                                  (139,000)        293,000

Income tax expense                                       17,000          12,000
                                                   ------------    ------------
Income (loss) from continuing operations               (156,000)        281,000
                                                   ------------    ------------
DISCONTINUED OPERATIONS:
  Income from operations                                423,000         413,000
  Gain on sale of building, net of tax of
    $430,000                                          5,326,000               0
  Minority interest                                  (1,269,000)        (72,000)
                                                   ------------    ------------
Income from discontinued operations                   4,480,000         341,000
                                                   ------------    ------------
Net income                                         $  4,324,000    $    622,000
                                                   ============   ============
Basic and diluted net income (loss) per share:
  Income (loss) from continuing operations         $      (0.01)   $       0.03
  Income from discontinued operations                      0.40            0.03
                                                   ------------    ------------
Basic and diluted net income per share             $       0.39    $       0.06
                                                   ============    ============
Shares used to compute income (loss) per share       11,078,105      10,404,132
                                                   ============    ============

          See accompanying notes to consolidated financial statements.

                                  C-17 (10-KSB)
________________________________________________________________________________

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                              Common Stock          Additional
                       --------------------------     Paid-in     Accumulated
                          Shares        Amount        Capital       Deficit
                       ------------  ------------  ------------  ------------

Balance,
  December 31, 2002      10,078,105  $    101,000  $ 28,204,000  $(26,070,000)
  Common stock issued     1,000,000        10,000       307,000
  Net income                                                          622,000
                       ------------  ------------  ------------  ------------

Balance,
  December 31, 2003      11,078,105       111,000    28,511,000   (25,448,000)
  Net income                                                        4,324,000
                       ------------  ------------  ------------  ------------

Balance,
  December 31, 2004      11,078,105  $    111,000  $ 28,511,000  $(21,124,000)
                       ============  ============  ============  ============

        Treasury Stock          Total
 --------------------------  Shareholders'
    Shares        Amount        Equity
 ------------  ------------  ------------

        1,967  $    (11,000) $  2,224,000
                                  317,000
                                  622,000
 ------------  ------------  ------------

        1,967       (11,000)    3,163,000
                                4,324,000
 ------------  ------------  ------------

        1,967  $    (11,000) $  7,487,000
 ============  ============  ============

           See accompanying notes to consolidated financial statements

                                  C-18 (10-KSB)
________________________________________________________________________________

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                        2004            2003
                                                    ------------    -----------

CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES:
  Net income (loss) from continuing operations      $  (156,000)    $   281,000
  Adjustments to reconcile net income (loss)
    from continuing operations to net cash
    provided by operating activities:
      Gain on restructuring of notes payable                  0        (614,000)
      Gain on sale of investment in LLC                       0        (114,000)
      Depreciation, depletion and amortization          306,000         291,000

  Changes in assets and liabilities:
    Decrease (increase) in accounts, related
      party and other receivables                       (80,000)        269,000
    Decrease (increase) in other assets                 (27,000)          3,000
    Increase (decrease) in accounts payable              19,000         (56,000)
    Increase in accrued liabilities                      61,000          14,000
                                                    -----------     -----------
NET CASH PROVIDED BY CONTINUING OPERATING
ACTIVITIES                                              123,000          74,000
                                                    -----------     -----------
CASH FLOWS FROM CONTINUING INVESTING ACTIVITIES:
  Proceeds from sale of investment in LLC                     0         684,000
  Investment in LLC                                           0          (6,000)
  Purchase of oil and gas interests                    (219,000)        (91,000)
  Purchases of property and equipment                         0         (23,000)
                                                    -----------     -----------
NET CASH PROVIDED BY (USED IN) CONTINUING
INVESTING ACTIVITIES                                   (219,000)        564,000
                                                    -----------     -----------
CASH FLOWS FROM CONTINUING FINANCING ACTIVITIES:
  Payments on notes payable                                   0        (233,000)
                                                    -----------     -----------

NET CASH USED IN CONTINUING FINANCING ACTIVITIES              0        (233,000)
                                                    -----------     -----------

NET CASH PROVIDED BY DISCONTINUED OPERATIONS          6,087,000         145,000

NET INCREASE IN CASH AND CASH EQUIVALENTS             5,991,000         550,000

CASH AND CASH EQUIVALENTS, beginning of year            705,000         155,000
                                                    -----------     -----------
CASH AND CASH EQUIVALENTS, end of year              $ 6,696,000     $   705,000
                                                    ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid during the period                   $ 1,216,000     $ 1,639,000
                                                    ===========     ===========
  Taxes paid during the period                      $     7,000     $    11,000
                                                    ===========     ===========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Non-cash issuance of common stock related to
    restructuring of notes payable                  $         0    $   317,000
                                                    ===========     ===========

          See accompanying notes to consolidated financial statements.

                                  C-19 (10-KSB)
________________________________________________________________________________

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS

     Stratford American Corporation and its subsidiaries (the "Company") are engaged in the business of natural resource exploration and development. The
Company has no other significant operations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated balance sheet and statements of operations have been prepared in accordance with U.S. generally accepted accounting principles.
Certain prior-year amounts have been reclassified to conform to the current year presentation to reflect the discontinued operations of the real estate segment as discussed further in Note 3, with no effect on net income.

ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Company to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to investments, oil and gas interests and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

PRINCIPLES OF CONSOLIDATION AND PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.
Minority interest expense is recorded for the 20% minority interest held by outside investors in Scottsdale Thompson Peak, LLC.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less. The carrying amount approximates fair value because of the short maturity of the financial instruments.

INVESTMENTS

     The Company invested $570,000 in the Triway Land Investors, LLC ("Triway").
The investment related to the purchase of real estate property in 2000. In
August 2003 the Company sold its investment in Triway. (See Note 3)

REVENUE RECOGNITION

     The Company uses the sales method of accounting for crude oil revenues and for natural gas reserves.  Under this method, revenues are recognized based on actual volumes of oil and gas sold to the purchasers.

                                  C-20 (10-KSB)
________________________________________________________________________________

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of unsecured accounts receivable from purchasers of crude oil and natural gas products.

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Oil and Gas Properties - The Company utilizes the successful efforts method of accounting for its oil and gas properties as promulgated by Statement of
Financial Accounting Standards No. 19, FINANCIAL ACCOUNTING AND REPORTING BY OIL
AND GAS PRODUCING COMPANIES. Under this method all costs associated with productive wells are capitalized while nonproductive exploration costs are expensed. Capitalized costs relating to proven properties are depleted using the straight-line method over a period of seven years.

     Capitalized costs of individual properties abandoned or retired are charged to accumulated depletion, depreciation and amortization. Proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire basis of all of the properties is sold or abandoned.

IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with SFAS No. 144, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

ENVIRONMENTAL

     The Company is subject to extensive Federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment. Environmental changes affecting the oil and gas properties in which the Company owns interests may have an impact on the Company's future financial position or results of operations.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to

                                  C-21 (10-KSB)
________________________________________________________________________________

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NET INCOME (LOSS) PER COMMON SHARE

     The Company calculates basic and diluted net income (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards
No. 128, EARNINGS PER SHARE. Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during each period.
Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of the Company. In calculating diluted net income
(loss) per share for the years ended December 31, 2004 and 2003, respectively,
290,000 and 480,000 dilutive securities equivalents consisting of stock options have been excluded because their inclusion would have been antidilutive.

EMPLOYEE STOCK OPTIONS

     The Company has elected to follow Accounting Principles Board Opinion No.
25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related interpretations in accounting for its employee stock options and to adopt the
"disclosure only" alternative treatment under Statement of Financial Accounting
Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123). SFAS 123
requires the use of fair value option valuation models that were not developed for use in valuing employee stock options. Under SFAS No. 123, deferred compensation is recorded for the excess of the fair value of the stock on the date of the option grant, over the exercise price of the option. The deferred compensation is amortized over the vesting period of the option.

     Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's pro forma net income and income per share would have been:

                                                       Years ended December 31,
                                                        2004            2003
                                                     -----------    -----------

Net income - as reported                             $ 4,324,000    $   622,000

Less:
  Total stock based employee compensation
  expense determined under fair value method
  for stock options                                            0              0
                                                     -----------    -----------

Net income - pro forma                               $ 4,324,000    $   622,000
                                                     ===========    ===========

Basic and diluted income per share - as reported     $      0.39    $      0.06
                                                     ===========    ===========
Basic and diluted income per share - pro forma       $      0.39    $      0.06
                                                     ===========    ===========

                                  C-22 (10-KSB)
________________________________________________________________________________

NOTE 3 - REAL ESTATE INVESTMENTS/DISCONTINUED OPERATIONS

     On December 11, 2002, the Company, along with other investors, completed the purchase of an office building leased by a single tenant located at 20225
North Scottsdale Road, Scottsdale, Arizona (the "Property") for $25,484,000,
which reflected the purchase of $24,988,000 and closing costs incurred of
$496,000. The Property, upon purchase, was immediately conveyed to Scottsdale
Thompson Peak, LLC, an Arizona limited liability company ("STP"). The Company owns 80% of the membership interests in, and is the manager of STP. Further, STP is a consolidated subsidiary of the Company. STP funded the purchase of the
Property through a combination of cash contributions and loans obtained by STP, in the aggregate amount of $24,300,000. A $20,000,000 loan was financed with a
5.9% interest rate, twenty-two year straight-line amortization note, and was guaranteed by JDMD Investments, LLC, a major shareholder of the Company. A loan of $2,500,000 was financed with a 6% interest rate, interest only note, for a period of two years, due December 11, 2004, and was guaranteed 50% by JDMD
Investments, LLC and 50% by Diamond Ventures, Inc., an affiliate of The DRD 97
Trust, a major shareholder of the Company. A loan of $1,800,000, from an affiliate of the DRD 97 Trust, a major shareholder, was financed with a 10%
interest rate note, interest only, for a period of two years, due December 2,
2004. The Company also issued a total of 1,200,000 shares of its common stock
(valued at $0.20 per share) to JDMD Investments, LLC, a major shareholder of the
Company, for its agreement to guarantee payment of certain exceptions or carve outs on the first mortgage, the guarantee of 50% of the $2,500,000 bank loan, the assignment of all its interests in finding and negotiating the purchase of the Property, and obtaining the mortgage loan and other financing involved.
There was $240,000 recorded as a loan fee and was being amortized monthly, pro-rata over the life of the loans. Remaining closing costs of $156,000 were capitalized with the purchase price of the Property. Amortization expense on the above mentioned loan fees ceased as of August 30, 2004, when it was determined that the criteria had been met to classify the building as an asset held for sale.

     The Property was leased 100% by a single tenant and used as the tenant's corporate office. Under the terms of the lease agreement, STP was to receive annual basic rents of $2,096,000, paid in equal monthly installments during the first five years of the lease. In years six, eleven, and sixteen of the lease, the annual rents were to be escalated by 10% of the prior years rent. The
Company reported the results from this lease as an operating lease. As such, total revenue anticipated for the life of the lease was recognized in equal annual installments. Differences between cash received and revenue recognized were recorded as deferred rent. Deferred rent recognition ceased as of August
30, 2004, when it was determined that the building met the criteria to be classified as an asset held for sale. The lease was a bondable, fully triple net twenty-two year lease. The lease commenced on December 9, 2002 and was scheduled to expire on December 31, 2024 (excluding unexercised options). Three, five-year renewal options were available to the tenant. The building had an expected life of forty years and the Company was using straight-line depreciation over this forty-year period. Depreciation expense ceased as of August 30, 2004, when it was determined that the building met the criteria to be classified as an asset held for sale.

     On August 30, 2004, STP, entered into a Purchase and Sale Agreement ("the
Agreement") with Holualoa Thompson Peak, LLC, an Arizona limited liability company ("Holualoa") to sell the Company's real estate segment, which consisted primarily of the Property. The Agreement called for the closing of sale of the
Property by the end of November 2004 at a price of $31,400,000. The transaction closed on November 9, 2004. Debt service obligations of $23,401,000, which were inclusive of the $20,000,000, 5.9% loan, the $2,500,000, 6% loan and the
$1,800,000, 10% loan, were paid out of the cash proceeds from the sale of the
Property. Discontinued operations in the consolidated statements of operations reflect the results of operations of the Property sold in November 2004, including allocated interest expense for the periods presented. Interest expense was allocated to discontinued operations based on the outstanding debt specifically identified above. Net cash proceeds from the November 9, 2004 sale

                                  C-23 (10-KSB)
________________________________________________________________________________

of the Property to STP, of which the Company owns 80% of the membership interests in, were $7,468,000. The Company's 80% share of the proceeds was approximately $5,974,000. The Company has not made any decisions as to the use of the proceeds of the sale of the Property and is currently evaluating the best use of these proceeds.

     The Company recognized a gain of $5,326,000, net of tax of $430,000, from the sale of the Property. The real estate segment has been accounted for as a discontinued operation and, accordingly, its net liabilities, results of operations and cash flows are segregated for all periods presented in the accompanying consolidated financial statements.

     The components of net liabilities of discontinued operations as of December
31, 2004 consist of income taxes payable of $430,000 and accounts payable of
$26,000.

     Following is a summary of the operating results and sale of the discontinued operations for the years ended December 31, 2004 and 2003.

                                                 Year ended December 31,
                                                    2004         2003
                                                 ----------   ----------

     Revenues                                    $2,070,000   $2,485,000
     Expenses                                     1,647,000    2,072,000
                                                 ----------   ----------
     Income from discontinued operations         $  423,000   $  413,000
                                                 ----------   ----------
     Gain on sale of discontinued operations,
       net of tax of $430,000                    $5,326,000
                                                 ==========

     Had the sale been  completed as of January 1, 2003,  the Company would have reported the following:

                                                    For the year ended
                                                       December 31,
                                                    2004         2003
                                                 ----------   ----------
                                                       (Unaudited)

     Total revenue                               $1,027,000   $1,472,000
     Net income (loss)                           $ (156,000)  $  281,000
     Basic and diluted net income (loss)
       per share                                 $    (0.01)  $     0.03
     Pro Forma weighted average shares
       outstanding                               11,078,105   10,404,132

     On October 26,  2000,  the  Company  through its  membership  in Triway,  a limited liability company with two additional members, entered into an operating agreement to acquire real property in Scottsdale, Arizona. The acquisition price of the real property acquired by Triway, approximately 10 acres, was $3,600,000.
As a result, the Company made a $500,000 equity investment in Triway.  According to the operating agreement, the Company and a majority interest member of Triway were required to make additional  contributions up to a proportionate  specified amount. As of August 5, 2003, the Company had contributed a total of $570,000 to
Triway. On August 5, 2003,  Triway sold the real property for $4,799,000.  After all expenses were deducted, the Company received a cash distribution of $684,000 for its membership interest in Triway. The Company recognized a gain of $114,000 from the sale of its  investment  in Triway,  which is reflected in interest and other income in the accompanying consolidated statements of operations.

NOTE 4 - OIL AND GAS ACTIVITIES

     The Company, through its wholly owned subsidiary Stratford American Energy
Corporation ("SAEC"), purchased working interests in 23 oil and gas properties

                                  C-24 (10-KSB)
________________________________________________________________________________

located in Oklahoma and Texas, effective April 1, 2002. During 2004, the Company paid $155,000 for the development and completion of six producing properties.
The Company also elected to participate proportionately in the drilling of three development wells during 2004. The Company prepaid $47,000 in costs. Total capitalized costs of the SAEC properties and accumulated depletion and amortization are as follows:

                                                         December 31, 2004
                                                         -----------------

     Oil and gas interests at December 31, 2003             $  783,000
     2004 capitalized costs                                    202,000
     Less accumulated depletion and amortization              (298,000)
                                                            ----------
                                                            $  687,000
                                                            ==========

     The Company recognized depletion expense of $122,000 and $99,000 for the years ended December 31, 2004 and 2003, respectively and amortization expense of
$1,000 for each of the years ended December 31, 2004 and 2003.

     In addition to the oil and gas interests, acquisition costs of $68,000 are being amortized equally over a seven-year period, which is the estimated life of the wells. The Company recognized amortization expense of $9,000 and $10,000 for the years ended December 31, 2004 and 2003, respectively. Total accumulated amortization of acquisition costs is $27,000 at December 31, 2004, leaving net acquisition costs of $41,000 on the books of the Company, which are reported within other assets in the accompanying audited consolidated balance sheet.

     The Company, through its wholly owned subsidiary SA Oil and Gas Corporation
("SA Oil") owns working and/or royalty interests in 87 oil and gas properties located in Oklahoma and Texas. Total capitalized costs of the SA Oil properties and accumulated depletion and amortization are follows:

                                                         December 31, 2004
                                                         -----------------

     Oil and gas interests at December 31, 2003             $ 3,656,000
     2004 capitalized costs                                      17,000
     Less accumulated depletion and amortization             (3,189,000)
                                                            -----------
                                                            $   484,000
                                                            ===========

     Oil and gas interests are being depleted equally over a seven-year period, which is the estimated life of the wells. The Company recognized depletion expense of $134,000 for each of the years ended December 31, 2004 and 2003 and amortization expense of $16,000 and $20,000 for the years ended December 31,
2004 and 2003, respectively.

     In addition to the oil and gas interests, acquisition costs of $48,000 are being amortized equally over a seven-year period. The Company recognized amortization expense of $7,000 for each of the years ended December 31, 2004 and
2003. Total accumulated amortization of acquisition costs is $26,000 at December
31, 2004, leaving net acquisition costs of $22,000 on the books of the Company, which are reported within other assets in the accompanying consolidated balance sheet.

     Stratford American Resource Corporation originally paid $38,000 for a nominal working interest in four oil and gas wells. The wells are fully depleted at December 31, 2004.

     Total net oil and gas interests at December 31, 2004 are $1,171,000. Total net acquisition costs, relating to the oil and gas properties, are $63,000 at
December 31, 2004.

                                  C-25 (10-KSB)
________________________________________________________________________________

NOTE 5- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximates fair value as they are expected to be collected or paid within 90 days of year end.

NOTE 6 - STOCK OPTION PLAN

     In July 1998, the Company adopted a Stock Option Plan (the "Plan"). Common stock reserved for grants to key employees of the Company under the Plan in each calendar year is based on a percentage of total common stock outstanding in each such calendar year. The aggregate number of shares of common stock for which options may be granted or for which stock grants may be made to any one individual participating in the Plan may not exceed 500,000 shares per year or
2,000,000 shares over the term of the Plan. Options become exercisable over a specific period of continuous employment according to each grant awarded, but may not be exercised more than ten years from the Date of Grant. The options under the Plan were granted at the fair market value of the Company's stock at the date of grant as determined by the Company's Board of Directors.

     The following table summarizes information about stock options outstanding at December 31, 2004:

                                   Weighted
                                   Average     Weighted                 Weighted
Date of   Range of                 Remaining   Average                  Average
Original  Exercise     Options    Contractual  Exercise     Options     Exercise
 Grant     Price     Outstanding     Life       Price     Exercisable    Price
--------  --------   -----------  -----------  --------   -----------   --------

11/09/98   $0.50       100,000        .9        $0.50       100,000      $0.50
01/03/00   $1.25       190,000        .0         1.25       190,000       1.25
                       -------       ---        -----       -------      -----
                       290,000        .4        $0.99       290,000      $0.99
                       =======       ===        =====       =======      =====

     In January 2000, the Board granted stock options to certain directors to purchase 190,000 shares of common stock. The 2000 options are exercisable at
$1.25 per share, fully vested at grant date. The options expired on January 3,
2005. 100,000 options originally granted to certain directors in 1998 and previously extended expired in November 2003. The Board extended these options with an exercise price of $0.50 for a period of two years with a new expiration date in November 2005. The fair value on the extension date was less than the exercise price; therefore, no compensation expense was recorded. In October
2002, 50,000 options granted to a consultant for services performed in 1999 expired. The options were fully vested at grant date and were valued at $15,000 and charged to compensation expense in 1999. The Board, on October 11, 2002, extended these options with an exercise price of $0.79 for a period of two years with a new expiration date of October 2004. These options have expired. No options were extended and no new stock options were granted in 2004.

     At December 31, 2004, the range of exercise prices and weighted average remaining on contractual life of options was $.50 - $1.25 and .4 years, respectively.

                                                       Weighted Average
                                                        Exercise Price
                                             Number       Per Share
                                             -------   ----------------
     Outstanding, December 31, 2003          480,000       $ 0.92
       Granted                                     0            0
       Canceled                              190,000            0
       Exercised                                   0            0
                                             -------       ------
     Outstanding, December 31, 2004          290,000       $ 0.99
                                             =======       ======

                                  C-26 (10-KSB)
________________________________________________________________________________

NOTE 7- SHAREHOLDERS' EQUITY

     On September 4, 2003, the Company issued 1,000,000 shares of its common stock to Bulgheroni SPA, a shareholder, in exchange for full satisfaction of an outstanding note payable of $903,000, along with accrued interest of $28,000.
The market value of the shares at issue date was $0.20 per share This transaction resulted in a gain of $614,000 which is reflected as a gain on restructuring of payables and an increase in additional paid-in capital of
$307,000, $190,000 of which represents excess of fair market value over par value of the shares issued and $117,000 of which is deemed a capital contribution from the aforementioned shareholder.

NOTE 8 - INCOME TAXES

     The Company incurred federal income tax expense of $88,000, recorded in discontinued operations, for the year ended December 31, 2004 due to alternative minimum tax limitations on net operating loss carry forwards applied to income from discontinued operations, and the gain on sale of discontinued operations for the year. The Company also incurred state income expense of $359,000, of which $342,000 is attributable to income from the gain on sale of discontinued
operations for the year and $17,000 is attributable to income from continuing operations.

     The following carryforwards are available at December 31, 2004, to offset future taxable income and income taxes as follows:

                                        Year Expires       Amount
                                        ------------     ----------

     Net operating loss                   2000-2022      $3,846,000
     General business credit                 2019             5,000
     Alternative minimum tax credit                          78,000

     If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards which can be utilized, which could potentially impair the ability to utilize the full amount of the carry forward.

     Deferred income tax assets (liabilities) included in the consolidated balance sheet at December 31, 2004 consisted of the following:

     Deferred tax asset:
     Allowance for mining interest impairment                   $   369,000
     Net operating loss carryforwards and federal tax credits     1,391,000
     Differences in depreciation and depletion                      133,000
                                                                -----------

     Total deferred tax assets before valuation allowance         1,893,000
     Valuation allowance                                         (1,893,000)
                                                                -----------

     Net deferred tax assets                                    $         0
                                                                ===========

     The valuation allowance for the deferred tax assets as of January 1, 2003 was $3,638,000. The net change in the total valuation allowance for the year ended December 31, 2004 was a decrease of $1,745,000. The Company believes it is more likely than not that all or a portion of the net deferred tax asset will not be utilized.

                                  C-27 (10-KSB)
________________________________________________________________________________

NOTE 9 - OPERATING LEASE COMMITMENTS

     The aggregate future minimum lease commitments under a non-cancelable operating lease for the Stratford American Corporation corporate offices are as follows:

         Year ending December 31:
         2005                                         $    106,000
         2006                                              106,000
         2007                                               87,000
                                                      ------------
         Total                                        $    299,000
                                                      ============

     The lease expires in October 2007. The Company has no options for renewal under the current lease.

     Rent expense, including base rent and additional charges, was $104,000 and
$119,000 for the years ended December 31, 2004 and 2003, respectively. Rental expense for each of the two years was reduced by income received from subleases.
(See Note 10)

NOTE 10 - RELATED PARTY TRANSACTIONS

     During 2004, the Company received $68,000 from two companies that are partially owned by four of the Company's executives or directors. These receipts were reimbursements for administrative expenses incurred by the Company on behalf of the related parties. These are recorded as a reduction of general and administrative expense for 2004 and 2003. At December 31, 2004, $14,000 of these reimbursements are recorded as related party receivables in the accompanying consolidated balance sheet.

     Effective November 1, 2003, the Company entered into a month-to-month sublease of the Company's offices with a company that is owned by a majority shareholder of the Company. The monthly rent is $2,000, which is at market rate.
In 2004 and 2003 the Company received $24,000 and $4,000, respectively. These receipts from the sublease were recorded as a reduction in rental expense, included in general and administrative expense. At December 31, 2004, all of the sublease payments had been received.

     At December 31, 2003, a note payable of $1,800,000, due December 2, 2004, bearing an interest rate of 10%, with interest due monthly, was owed to
Southwest Holdings, Ltd, an affiliate of the DRD 97 Trust, a major shareholder of the Company. On November 9, 2004, the principal amount of $1,800,000, along with accrued interest due of $5,000, was paid in full to Southwest Holdings, Ltd as discussed above and in Note 3 of the consolidated financial statements.

NOTE 11 - NET INCOME (LOSS) PER SHARE

     In accordance with the provisions of FASB Statement of Financial Accounting
Standards No. 128 ("Statement 128"), EARNINGS PER SHARE, basic earnings (loss)
per share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted earnings (loss) per share is computed based upon the weighted-average number of common shares plus the

                                  C-28 (10-KSB)
________________________________________________________________________________

assumed issuance of common shares for all potentially dilutive securities. The computations of basic and diluted net income (loss) per share are as follows:

                                                            Years Ended December 31,
                                                             2004            2003
                                                         ------------    ------------

Basic earnings (loss) per share:
  Numerator
    Net income (loss) from continuing operations,
      net of income tax                                  $   (156,000)   $    281,000
    Income from discontinued operations, net
      of income tax                                         4,480,000         341,000
                                                         ------------    ------------
  Net income applicable to common shares                 $  4,324,000    $    622,000
                                                         ------------    ------------
Denominator
  Weighted average common shares outstanding               11,078,105      10,404,132
                                                         ------------    ------------
Basic earnings (loss) per share from:
  Continuing operations                                  $      (0.01)   $       0.03
  Discontinued operations                                        0.40            0.03
                                                         ------------    ------------
  Net income per share applicable to common
    shares - basic                                       $       0.39    $       0.06
                                                         ============    ============
Diluted earnings (loss) per share:
  Numerator
    Net income (loss) from continuing operations,
      net of income tax                                  $   (156,000)   $    281,000
    Income from discontinued operations, net of
      income tax                                            4,480,000         341,000
                                                         ------------    ------------
    Net income applicable to common shares               $  4,324,000    $    622,000
                                                         ------------    ------------
 Denominator
   Weighted average common shares outstanding              11,078,105      10,404,132
   Effect of dilutive securities - stock options                    0               0
                                                         ------------    ------------
   Weighted average diluted common shares outstanding      11,078,105      10,404,132
                                                         ------------    ------------
Diluted earnings (loss) per share from:
  Continuing operations                                  $      (0.01)   $       0.03
  Discontinued operations                                        0.40            0.03
                                                         ------------    ------------
Net income per share applicable to common
  shares - diluted                                       $       0.39    $       0.06
                                                         ============    ============
Stock options not included in diluted income per share        290,000         480,000
                                                         ============    ============

NOTE 12 - COMMITMENTS AND CONTINGENCIES

     The Company has adopted the disclosure provisions of the Financial
Accounting Standards Board Interpretation No. 45, GUARANTOR'S ACCOUNTING AND
DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF
INDEBTEDNESS OF OTHERS. Interpretation 45 requires disclosures about obligations under certain guarantees the guarantor has issued. While the Company has various indemnity obligations included in contracts entered into in the normal course of business, these obligations are primarily in the form of indemnities that could result in immaterial increases of future costs, but do not represent significant commitments or contingent liabilities of the indebtedness of others.

                                  C-29 (10-KSB)
________________________________________________________________________________

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

     The Company has not changed its accountants nor had any disagreements with accountants on matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures during its two most recent fiscal years.

ITEM 8A.  CONTROLS AND PROCEDURES

     Our Chief Executive Officer, our President and our Controller, based on the evaluation of our disclosure controls and procedures (as defined in rules
13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934, as amended)
required by paragraph (b) of Rule 13a-15 or Rule 15d-15, have concluded that, as of December 31, 2004, our disclosure controls and procedures were effective to ensure that the information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and
Exchange Commission rules and forms. During the last fiscal quarter, there was no change in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or Rule
15d-15 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                                    PART III

ITEMS 9, 10, 11 AND 12

     The information called for by Part III (Items 9, 10, 11 and 12) is incorporated herein by reference from the material included under the captions
"Elections of Directors," "Principal Shareholders," and "Executive Compensation"
in Stratford American Corporation's definitive proxy statement (to be filed pursuant to Regulation 14A) for its Annual Meeting of Shareholders to be held
June 29, 2005 (the "2005 Proxy Statement"). The 2005 Proxy Statement is being prepared and is expected to be filed with the Securities and Exchange Commission in definitive form on or about April 30, 2005, and is expected to be furnished to shareholders on or about May 30, 2005.

ITEM 13. EXHIBITS, LIST AND REPORTS ON FORM 8-K

     (a)  FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES; EXHIBITS - See
          "Item 7 - Financial Statements and Supplementary Data" above.

          The Exhibits  listed on the  accompanying  Exhibits Index are filed as part of, or incorporated by reference into, this report.

          Contracts with management and any  compensatory  plans or arrangements relating to management are as follows:

          Number    Description
          ------    -----------

          10.20     Stratford  American  Corporation  1998 Stock Incentive Plan.
                    Incorporated  by  reference  as  Exhibit 2 to the  Company's
                    Definitive  Proxy  Statement  (Schedule  14A) for its annual meeting  of  shareholders  held on July 8,  1998,  which was filed with the Securities  and Exchange  Commission on April
                    28, 1998.

     (b)  REPORTS ON FORM 8-K

          The following reports on Form 8-K were filed during the fourth quarter of 2004:

                                  C-30 (10-KSB)
________________________________________________________________________________

          On November 10, 2004,  the Company filed a Form 8-K dated November 10,
          2004,  relating  to  the  Press  Release  announcing  that  Scottsdale
          Thompson  Peak,  LLC, a  subsidiary  that the Company  owns 80% of the membership  interests  in, sold the office  building  located at 20225
          North Scottsdale Road, Scottsdale, Arizona.

          On November 15, 2004, the Company filed a Form 8-K dated November 9,
          2004, relating to the Purchase and Sale Agreement between Scottsdale
          Thompson Peak, LLC, a subsidiary that the Company owns 80% of the membership interests in, and Holualoa Arizona, Inc., pursuant to which the office building located at 20225 North Scottsdale Road,
          Scottsdale, Arizona was sold to Holualoa Arizona, Inc. The Form 8-K included unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 and unaudited pro forma condensed consolidated balance sheet information as of September 30, 2004.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following is a summary of the fees billed to us by KPMG, LLP, our independent auditors, for professional services rendered for the fiscal years
December 31, 2004 and December 31, 2003:

     Fee Category                Fiscal 2004 Fees         Fiscal 2003 Fees
     ------------                ----------------         ----------------

     Audit Fees (1)                  $ 82,000                 $ 58,000
     Audit-Related Fees (2)             7,000                        0
     Tax Fees (3)                      44,000                   19,000
     All Other Fees                         0                        0
                                     --------                 --------

     Total Fees                      $133,000                 $ 77,000
                                     ========                 ========
------------
(1)  Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports for the fiscal years ended December 31, 2004 and December 31, 2003, respectively.
(2)  Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under
     "Audit Fees." These fees were billed for professional services rendered in connection with the sale of the real estate segment.
(3)  Tax Fees consist of aggregate fees billed for professional services rendered in connection with tax preparation, tax consultation, and statutory filings for the fiscal years ended December 31, 2004 and December
     31, 2003, respectively.

     The Audit Committee of the Board of Directors believes that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence. None of the time devoted by KPMG LLP on its engagement to audit the Company's financial statements for the years ended December 31, 2004 and
2003 is attributable to work performed by persons other than KPMG LLP employees.
Before  KPMG LLP is engaged by the  Company  or its  subsidiaries  to render any audit or non-audit  services,  the engagement is approved by the Audit Committee of the Board of Directors and all such services are approved, and were approved, in this manner.

                                  C-31 (10-KSB)
________________________________________________________________________________

     SIGNATURES

     In accordance with the requirements of the Section 13 or 15 (d) of the
Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    STRATFORD AMERICAN CORPORATION
                                    Registrant

Date:    March 31, 2005             By /s/ David H. Eaton
                                       -----------------------------------------
                                       David H. Eaton, Chairman of the Board and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities and Exchange Act of
1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:    March 31, 2005             By /s/ David H. Eaton
                                       -----------------------------------------
                                       David H. Eaton, Chairman of the Board and
                                       Chief Executive Officer
                                       (Principal Executive Officer)

Date:    March 31, 2005             By /s/ Mel L. Shultz
                                       -----------------------------------------
                                       Mel L. Shultz, President and Director

Date:    March 31, 2005             By /s/ Gerald J. Colangelo
                                       -----------------------------------------
                                       Gerald J. Colangelo, Director

Date:    March 31, 2005             By /s/ Richard H. Dozer
                                       -----------------------------------------
                                       Richard H. Dozer, Director

Date:    March 31, 2005             By /s/ Dale M. Jensen
                                       -----------------------------------------
                                       Dale M. Jensen, Director

Date:    March 31, 2005             By /s/ Mitchell S. Vance
                                       -----------------------------------------
                                       Mitchell S. Vance, Director

Date:    March 31, 2005             By /s/ Daniel E. Matthews
                                       -----------------------------------------
                                       Daniel E. Matthews, Controller, Secretary
                                       & Treasurer

                                  C-32 (10-KSB)
________________________________________________________________________________

                                 EXHIBITS INDEX

Exhibits 31.1, 31.2, 31.3 and 32 are filed with this report.  The Company hereby incorporates  all other exhibits by reference  pursuant to Rule 12b-32,  each of which (except Exhibits 3.3, 10.9, 10.10,  10.11,  10.12,  10.13,  10.14,  10.15,
10.16, 10.17, 10.18, 10.19, 10.21, 14.1 and 21.1) was filed as an exhibit to the
Company's Registration on Form 10, which was filed July 22, 1988, and amended on
October 7, 1988, and December 8, 1988.  Exhibit 3.3 was filed with the Company's
Registration  Statement on Form S-1 on June 12, 1989,  with the  Securities  and
Exchange Commission. Exhibit 10.9 was filed as Exhibit 2.1 to the Company's Form
8-K, which was filed with the Securities and Exchange  Commission on October 28,
1998.  Exhibit 10.10 was filed as Exhibit 10.39 to the Company's form 10-KSB for the year  ended  December31,  1998,  which was  filed  with the  Securities  and
Exchange  Commission on March 31, 1999.  Exhibits 10.11,  10.12,  and 10.13 were filed with the Company's  Form 10-KSB for the year ended December 31, 1999 which was filed with the Securities and Exchange Commission on March 30, 2000. Exhibit
10.14 was filed with the Company's  Form 10-KSB for the year ended  December 31,
2000,  which was filed with the Securities and Exchange  Commission on March 30,
2001.  Exhibit 10.15 was filed as Exhibit 2.1 to the Company's  Form 8-K,  which was filed with the  Securities and Exchange  Commission on May 2, 2001.  Exhibit
10.16 was filed as Exhibit 2.1 to the Company's  Form 8-K,  which was filed with the Securities and Exchange Commission on June 18, 2002. Exhibit 10.17 was filed as Exhibit 2.1 to the Company's  Form 8-K,  which was filed with the  Securities and Exchange Commission on December 26, 2002. Exhibit 10.18 was filed as Exhibit
10.1 to the Company's Form 8-K, which was filed with the Securities and Exchange
Commission  on December 26, 2002.  Exhibit  10.19 was filed with Form 10-KSB for the year  ended  December  31,  2002,  which was filed with the  Securities  and
Exchange  Commission  on March  31,  2003.  Exhibit  10.20  was  filed  with the
Company's  Definitive  Proxy Statement  (Schedule 14A) for its annual meeting of shareholders  held on July 8,  1998,  which was filed  with the  Securities  and
Exchange  Commission on April 28, 1998.  Exhibit 10.21 was filed as Exhibit 99.2 to the  Company's  Form 8-K,  which was filed with the  Securities  and Exchange
Commission  on November 15,  2004.  Exhibit 14.1 was filed as Exhibit A with the
Company's  Definitive  Proxy Statement  (Schedule 14A) for its annual meeting of shareholders  held on June 20,  2004,  which was filed with the  Securities  and
Exchange Commission on April 29, 2004. Exhibit 21.1 was filed with the Company's
Form  10-KSB  for the year  ended  December  31,  2003,  which  was  filed  with
Securities and Exchange Commission on March 31, 2004.

Number                          Description
------                          -----------

  3.1    Articles of Incorporation
  3.2    By-laws
  3.3    Articles of Amendment to Articles of Incorporation
  4.1    Form of Common Stock Certificate
  4.2    Form of Series "A" Preferred Stock Certificate
  4.3    Articles IV of the Articles of Incorporation
  4.4    Article III of the Bylaws
 10.1    Indemnification Agreement, dated as of May 19, 1988, between the
         Company and Mel L. Shultz
 10.2    Schedule of Omitted Indemnification Agreements
 10.3    Indemnification Agreement, dated as of February 19, 1988, relating to guarantees
 10.4    Indemnification Agreement, dated as of May 10, 1988, relating to guarantees
 10.5    Registration Agreement, dated as of February 19, 1998
 10.6    Agreement, dated as of February 18, 1988, relating to restrictions against preferred shares
 10.7    Trust Agreement, dated as of June 18, 1987
 10.8    Share Sale and Registration Agreement, dated January 31, 1989

                                  C-33 (10-KSB)
________________________________________________________________________________

 10.9    Acquisition Agreement between Stratford American Car Rental Systems,
         Inc. and Dollar Rent A Car Systems, Inc. dated September 24, 1998
 10.10   Net Lease Agreement between Stratford American Car Rental Systems,
         Inc. and Dollar Rent A Car Systems, Inc. dated October 1, 1998
 10.11   Post-Closing Statement between Dollar Rent A Car Systems, Inc. and
         Stratford American Car Rental Systems, Inc. dated January 27, 1999
 10.12   Settlement Agreement between Stratford American Resource Corporation,
         Energy Investments Advisors, Inc., Oil and Gas Advisors, Inc.,
         Petroleum Advisors and Co., Samuel B. Davis, and Hugh J. Davis, dated
         October 6, 1999
 10.13   Purchase Agreement by and between Foot Creek Corporation of Arizona and Grandilla (Arizona), Inc. and Stratford American Car Rental
         Systems, Inc. dated December 29, 1999
 10.14   Operating Agreement between DVI Raintree, LLC, Stratford American
         Corporation and Colonial Raintree, LLC dated October 26, 2000
 10.15   Stock Purchase Agreement, dated March 22, 2001 by and among SA Oil and
         Gas Corporation, the shareholders of SA Oil and Gas Corporation and
         Stratford American Corporation
 10.16   Purchase and Sale Agreement, dated June 5, 2002 by and between Crown
         Energy Drilling Production Fund 2001-1 Limited Partnership and
         Stratford American Energy Corporation
 10.17   Purchase and Sale Agreement, dated July 17, 2002, by and between Opus
         West Corporation, a Minnesota corporation, and Stratford American
         Corporation
 10.18   Letter Agreement between Stratford American Corporation, JDMD
         Investments, L.L.C., Diamond Ventures, Inc., Golden Gate Apartments,
         Ltd., L.P., Auriga  Properties, Inc., DRD-97 Trust and David Goldstein
 10.19   Operating Agreement of Scottsdale Thompson Peak, LLC
 10.20   Stratford American Corporation 1998 Stock Incentive Plan
 10.21   Purchase and Sale Agreement, dated August 30, 2004, by and between
         Holualoaholualoa, Holualoa Arizona, Inc. and Scottsdale Thompson Peak,
         LLC
 14.1    Code of Ethics
 21.1    Subsidiaries-
 31.1    Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
 31.2    Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
 31.3    Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
 32      Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Note:  Shareholders  may obtain copies of Exhibits by making written  request to the  Secretary of the  Corporation  and paying  copying costs of $0.10 per page, plus postage.

                                  C-34 (10-KSB)
________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 10-QSB
(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2005

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to _________

Commission file number:  0-17018

STRATFORD AMERICAN CORPORATION
(Exact name of small business issuer as specified in its charter)

Arizona	86-0608035
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2400 E. Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(Address of principal executive offices)

(602) 956-7809
(Issuer’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Indicate by check mark whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):   Yes ☐ No ☒

Applicable Only To Corporate Issuers

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 11,078,105 shares of common stock, par value $.01 per share, as of October 31, 2005.

Transitional Small Business Disclosure Format (check one):  Yes ☐ No ☒
C-1 (10-QSB)

STRATFORD AMERICAN CORPORATION

C-2 (10-QSB)

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005
(unaudited)

ASSETS
Cash and cash equivalents	$6,248,000
Receivables:
Oil and gas	264,000
Related party	16,000
Income taxes receivable	56,000
Other	27,000
Oil and gas interests, net	1,267,000
Other assets	88,000

$7,966,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	55,000
Accrued liabilities	102,000
Net liabilities of discontinued operations	20,000
Minority interest	76,000

Total liabilities	253,000

Commitments and contingencies (See Note 7)

Stockholders’ equity:
Non-redeemable preferred stock, par value $.01 per share; authorized 50,000,000 shares, none issued
Common stock, par value $.01 per share; authorized 100,000,000 shares; issued and outstanding 11,078,105 shares	111,000
Additional paid-in capital	28,511,000
Accumulated deficit	(20,898,000)
Treasury stock, 1,967 shares at cost	(11,000)

Total stockholders’ equity	7,713,000

$7,966,000

See accompanying notes to condensed consolidated financial statements.
C-3 (10-QSB)

STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES:
Oil & gas revenue	$407,000	$285,000	$965,000	$712,000
Interest and other income	51,000	2,000	134,000	5,000
	458,000	287,000	1,099,000	717,000
EXPENSES:
General and administrative	141,000	140,000	435,000	437,000
Depreciation, depletion and amortization	90,000	77,000	247,000	227,000
Oil & gas operations	74,000	60,000	231,000	167,000
	305,000	277,000	913,000	831,000

Income (loss) from continuing operations before income taxes	153,000	10,000	186,000	(114,000)
Income tax expense	9,000	1,000	9,000	2,000

Income (loss) from continuing operations	144,000	9,000	177,000	(116,000)

DISCONTINUED OPERATIONS:
Income from operations	—	154,000	—	364,000
Gain on sale of building	49,000	—	49,000	—
Minority interest share of net income	—	(28,000)	—	(67,000)
Income from discontinued operations	49,000	126,000	49,000	297,000

Net income	$193,000	$135,000	$226,000	$181,000

Basic net income per share:
Income (loss) from continuing operations	$0.01	$0.00	$0.02	$(0.01)
Income from discontinued operations	0.00	0.01	0.00	0.03
Basic net income per share	$0.01	$0.01	$0.02	$0.02

Weighted average number of common shares - basic	11,078,105	11,078,105	11,078,105	11,078,105

Diluted net income per share:
Income (loss) from continuing operations	$0.01	$0.00	$0.02	$(0.01)
Income from discontinued operations	0.00	0.01	0.00	0.03
Diluted net income per share	$0.01	$0.01	$0.02	$0.02

Weighted average number of common shares - diluted	11,178,105	11,078,105	11,178,105	11,078,105

See accompanying notes to condensed consolidated financial statements
C-4 (10-QSB)

STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the nine months ended September 30,
	2005	2004
CASH FLOWS FROM CONTINUING OPERATING ACTIVITIES:
Net income (loss) from continuing operations	$177,000	$(116,000)
Adjustments to reconcile net income (loss) to net cash used in continuing operating activities:
Depreciation, depletion and amortization	247,000	227,000

Changes in assets and liabilities:
Increase in oil and gas, related party and other receivables	(171,000)	(32,000)
Increase in oil and gas interests	(325,000)	(151,000)
Decrease in other assets	38,000	19,000
Decrease in accounts payable	(24,000)	(20,000)
Increase (decrease) in accrued liabilities	(2,000)	21,000

NET CASH USED IN CONTINUING OPERATING ACTIVITIES	(60,000)	(52,000)

CASH FLOWS FROM CONTINUING INVESTING ACTIVITIES:
Purchases of property and equipment	(2,000)	0

NET CASH USED IN CONTINUING INVESTING ACTIVITIES	(2,000)	0

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	(386,000)	98,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(448,000)	46,000

CASH AND CASH EQUIVALENTS, beginning of period	6,696,000	705,000

CASH AND CASH EQUIVALENTS, end of period	$6,248,000	$751,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$0	$1,061,000
Taxes paid during the period	$442,000	$6,000

See accompanying notes to condensed consolidated financial statements.

C-5 (10-QSB)

STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Stratford American Corporation and subsidiaries (the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not contain all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2005, may not necessarily be indicative of the results that may be expected for the year ended December 31, 2005.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These interim financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Note 2 - Discontinued Operations

On August 30, 2004, Scottsdale Thompson Peak, LLC (“STP”), entered into a Purchase and Sale Agreement (“the Agreement”) with Holualoa Arizona, Inc, an Arizona corporation (“Holualoa”) to sell the Company’s real estate segment, which consisted primarily of an office building located in Scottsdale, Arizona (“the Property”). The Agreement called for the closing of the sale of the Property by the end of November 2004 at a price of $31,400,000. The transaction closed on November 9, 2004. Debt service obligations of $23,401,000, which were inclusive of a $20,000,000, 5.9% loan, a $2,500,000, 6% loan and a $1,800,000, 10% loan, were paid out of the cash proceeds from the sale of the Property. Discontinued operations in the consolidated statements of operations reflect the results of operations of the Property sold in November 2004, including allocated interest expense for the periods presented. Interest expense was allocated to discontinued operations based on the outstanding debt specifically identified above. Net cash proceeds from the November 9, 2004 sale of the Property to STP, of which the Company owns 80% of the membership interests in, were $7,468,000. The Company’s 80% share of the proceeds was approximately $5,974,000. The Company has not made any decisions as to the use of the proceeds of the sale of the Property and is currently evaluating the best use of these proceeds.
C-6 (10-QSB)

The Company recognized a gain of $5,326,000, net of estimated tax of $430,000, from the sale of the Property as reported on it’s Form 10-KSB for the year ended December 31, 2004. Completion of the Company’s 2004 tax returns in September of 2005 resulted in lower income tax liabilities than originally estimated. Accordingly, for the three and nine months ended September 30, 2005, the Company recognized a gain on sale of building of $49,000. The real estate segment has been accounted for as a discontinued operation and, accordingly, its net liabilities, results of operations and cash flows are segregated for all periods presented in the accompanying condensed consolidated financial statements.

The components of net liabilities of discontinued operations as of September 30, 2005 consist of accounts payable of $20,000.  These liabilities will be adjusted in the future if the Company’s estimate of remaining costs changes. The effect of any future adjustments to net liabilities of discontinued operations would be presented in the income statement as an adjustment to the previously recorded gain on sale of building.

Following is a summary of the operating results of the discontinued operations for the three and nine months ended September 30, 2005 and 2004:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues	$0	$616,000	$0	$1,848,000
Expenses	0	462,000	0	1,484,000
Gain on sale of building	49,000	0	49,000	0
Minority interest share of net income	0	(28,000)	0	(67,000)

Income from discontinued operations	$49,000	$126,000	$49,000	$297,000

Had the sale of the Property been completed as of January 1, 2004, the Company would have reported the following for the three and nine months ended September 30, 2004:

	Three Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2004
	(Unaudited)

Total revenue	$287,000	$717,000
Net income (loss)	$9,000	$(116,000)
Basic and diluted net income (loss) per share	$0.00	$(0.01)

Pro Forma weighted average shares outstanding:
Basic	11,078,105	11,078,105
Diluted	11,078,105	11,078,105

C-7 (10-QSB)

Note 3 - Net Income (Loss) Per Common Share

The Company calculates basic and diluted net income (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE. Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during each period. Diluted net income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of the Company. In calculating diluted net income per share for the three and nine month periods ended September 30, 2005, common stock equivalents consisting of 100,000 stock options have been included. In calculating diluted net income per share for the three and nine month periods ended September 30, 2004, common stock equivalents consisting of 480,000 stock options have been excluded because their inclusion would have been antidilutive.

Note 4 - Employee Stock Options

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related interpretations in accounting for its employee stock options and to adopt the “disclosure only” alternative treatment under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123). SFAS 123 requires the use of fair value option valuation models that were not developed for use in valuing employee stock options. Under SFAS No. 123, deferred compensation is recorded for the excess of the fair value of the stock on the date of the option grant, over the exercise price of the option. The deferred compensation is amortized over the vesting period of the option.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s pro forma net income would have been:

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004

Net income - as reported	$193,000	$135,000	$226,000	$181,000
Less:
Total stock based employee compensation expense determined under fair value method for stock options	0	0	0	0

Net income - pro forma	$193,000	$135,000	$226,000	$181,000

Basic and diluted net income per share - as reported	$0.01	$0.01	$0.02	$0.02

Basic and diluted net income per share - pro forma	$0.01	$0.01	$0.02	$0.02

C-8 (10-QSB)

Note 5 - Oil and Gas Interests

The Company, through its wholly owned subsidiary Stratford American Energy Corporation (“SAEC”), purchased working interests in 23 oil and gas properties located in Oklahoma and Texas, effective April 1, 2002. Subsequent to the 2002 purchase, the Company has participated in the successful drilling of new producing wells, and as of September 30, 2005 has working interests in 37 oil and gas properties. Development and equipment expenditures, by the Company, during the third quarter of 2005 were $91,000. Total development and equipment expenditures, by the Company, through SAEC, for the nine months ended September 30, 2005 were $282,000. As of September 30, 2005, $68,000 of these expenditures were prepaid to an Operator for the drilling of two development wells which the Company elected to participate in. These development wells are expected to be completed in the fourth quarter of 2005. Total capitalized costs of the SAEC properties and accumulated depletion and amortization are as follows:

September 30, 2005

Oil and gas interests	$985,000
2005 development costs and equipment additions	282,000
Less accumulated depletion and amortization	(411,000)

Net oil and gas interests	$856,000

The Company recognized depletion expense of $43,000 and $113,000 for the three and nine month periods ended September 30, 2005, respectively, and $32,000 and $90,000 for the three and nine month periods ended September 30, 2004, respectively.

In addition to the oil and gas interests, acquisition costs of $68,000 are being amortized equally over a seven-year period, which is the estimated life of the wells. The Company recognized amortization expense of $2,000 and $6,000 for each of the three and nine month periods ended September 30, 2005 and 2004, respectively. Total accumulated amortization of acquisition costs at September 30, 2005 was $33,000, leaving net acquisition costs of $35,000 on the books of the Company.

On April 19, 2001, the Company purchased 100% of the capital stock of SA Oil and Gas Corporation (“SA Oil”), from the shareholders of SA Oil, in exchange for 755,948 shares of common stock of the Company. SA Oil owns working and/or royalty interests in 87 oil and gas properties located in Oklahoma and Texas. Total capitalized costs of the SA Oil properties and accumulated depletion and amortization are as follows:

September 30, 2005

Oil and gas interests	$3,673,000
2005 development costs and equipment additions	37,000
Less accumulated depletion and amortization	(3,305,000)
Net oil and gas interests	$405,000

C-9 (10-QSB)

Oil and gas interests are being depleted equally over a seven-year period, which is the estimated life of the wells. The Company recognized depletion expense of $34,000 and $101,000 in each of the three and nine month periods ended September 30, 2005 and 2004, respectively. The Company recorded amortization expense on intangible drilling costs and depreciation expense on equipment of $7,000 and $15,000 for the three and nine month periods ended September 30, 2005, respectively, and $3,000 and $10,000 for the three and nine month periods ended September 30, 2004, respectively.

In addition to the oil and gas interests, acquisition costs of $48,000 are being amortized equally over a seven-year period. The Company recognized amortization expense of $2,000 and $6,000 for each of the three and nine month periods ended September 30, 2005 and 2004, respectively. Total accumulated amortization of the acquisition costs at September 30, 2005 was $32,000 leaving net acquisition costs of $16,000 on the books of the Company.

Stratford American Resource Corporation (“SARC”) originally paid $38,000 for a nominal working interest in five oil and gas wells. The wells were fully depleted at September 30, 2005. During the three months ended September 30, 2005, a well that had previously been shut-in was recompleted and returned to production. The Company paid $6,000 in intangible drilling costs during the three months ended September 30, 2005. These costs are being amortized equally over a five-year period, which is the estimated life of the well.

Total net oil and gas interests at September 30, 2005 were $1,267,000. Total net acquisition costs relating to the oil and gas properties are $51,000 and are reported within other assets in the accompanying condensed consolidated balance sheet.

For each of the oil and gas interests described above, the Company is a minority participant (an average of less than 3.0%) in joint interest operations and as such is not subject to disclosure requirements for oil and gas operations.

Note 6 - Related Party Transactions

During the three and nine month periods ended September 30, 2005, the Company received $17,000 and $51,000, respectively, from two companies that are partially owned by four of the Company’s executives or directors. These receipts were reimbursements for administrative expenses incurred by the Company on behalf of the related parties. These reimbursements are accrued monthly and are recorded as a reduction of general and administrative expense for the three and nine month periods ended September 30, 2005. At September 30, 2005, $16,000 of these reimbursements are recorded as related party receivables in the accompanying condensed consolidated balance sheet.

Effective November 1, 2003, the Company entered into a month-to-month sublease of the Company’s offices with a company that is owned by a majority shareholder of the Company. The monthly rent is $2,000, which is at market rate. The Company received $6,000 and $18,000 for each of the three and nine month periods ended September 30, 2005 and 2004, respectively. These receipts from the sublease were recorded as a reduction in rental expense, included in general and administrative expense in the accompanying condensed statement of operations. At September 30, 2005, all of the sublease payments had been received.

C-10 (10-QSB)

Note 7 - Commitments and Contingencies

The Company has adopted the disclosure provisions of the Financial Accounting Standards Board Interpretation No. 45, GUARANTOR’S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. Interpretation 45 requires disclosures about obligations under certain guarantees the guarantor has issued. While the Company has various indemnity obligations included in contracts entered into in the normal course of business, these obligations are primarily in the form of indemnities that could result in immaterial increases of future costs, but do not represent significant commitments or contingent liabilities of the indebtedness of others.

Note 8 - Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued Revised Statement No. 123, ACCOUNTING FOR SHARE-BASED PAYMENT (“SFAS No. 123(R)”). This statement requires the Company to recognize the grant-date fair value of stock options in the statement of operations. This Statement requires that companies account for these share-based transactions using the fair-value-based method, and eliminates a company’s ability to account for these transactions using the intrinsic value method of accounting in APB Opinion No. 25. For small business issuers, Statement No. 123(R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has not yet determined the exact impact the new standard will have on its consolidated financial statements. The disclosure included in Note 4 to the condensed consolidated financial statements discloses the impact on the Company’s results of operations as if it had applied the fair value based method and recognition provisions of Statement No. 123(R) to stock-based employee compensation to the current reporting periods.

In March 2005, the FASB issued FASB Interpretation No. 47 (“FIN 47”), ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS, an interpretation of FASB Statement No. 143. FIN 47 clarifies that an entity is required to recognize a liability for a legal obligation to perform an asset retirement activity if the fair value can be reasonably estimated even though the timing and (or) method of settlement are conditional on a future event. FIN 47 is required to be adopted for annual reporting periods ending after December 15, 2005. Adoption of this new standard is not expected to have a material impact on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS - a replacement of APB Opinion No. 20 and FASB Statement No. 3, which provides guidance on the accounting for and reporting of accounting changes and error corrections. The statement requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine the period-specific effects of the cumulative effect of the change. The guidance provided in Accounting Principles Board (APB) Opinion No. 20 for reporting the correction of an error in previously issued financial statements remains unchanged and requires the restatement of previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management does not expect the adoption of SFAS No. 154 to have a material impact on the Company’s financial statements.

C-11 (10-QSB)

Note 9 - Income Taxes

The Company recorded income tax expense from continuing operations of $9,000 for the three and nine month periods ended September 30, 2005 and $1,000 and $2,000 for the three and nine month periods ended September 30, 2004, respectively. The effective tax rate was 4.46% and 3.83% for the three and nine month periods ended September 30, 2005, respectively, and 0.79% and 1.09% for the three and nine month periods ended September 30, 2004, respectively. In determining the effective tax rates, the Company utilizes net operating loss carryforwards for which valuation allowances have previously been provided.

During the nine month period ended September 30, 2005, the Company paid $442,000 in estimated state and federal income taxes, for the year ended December 31, 2004, of which $430,000 was attributable to income from the gain on sale of discontinued operations and $12,000 was attributable to income from continuing operations. Upon completion of the Company’s 2004 state and federal income tax returns in September of 2005, the Company was entitled to income tax refunds of $56,000 for overpayment of estimated taxes, of which $49,000 was attributable to income from discontinued operations and $7,000 was attributable to income from continuing operations for the three and nine month periods ended September 30, 2005.

C-12 (10-QSB)

ITEM 2.   MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (forward-looking statements) that involve certain risks and uncertainties. The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and notes thereto appearing elsewhere in this report. Except for the historical information contained herein, any statements that refer to expectations, projections or other characterization of future events or circumstances, and especially those which include variations of the words “believes,”“intends,”“estimates,”“anticipates,”“expects,”“plans,” or similar words or variations thereof, are likely to be forward-looking statements, and as such, are likely to concern matters involving risk, uncertainty, unpredictability and other factors that could materially and adversely affect the outcome or results indicated by or inferred from the statements themselves. Such factors include, but are not limited to the following: the risk that the working interests in the SAEC oil and gas properties and the operations of SA Oil may not be profitable; the risk that the Company will recognize losses from operations; the risk that all of the foregoing factors or other factors could cause fluctuations in the Company’s operating results and the price of the Company’s common stock; and other risks detailed in this report and from time to time in the Company’s other filings with the Securities and Exchange Commission. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this quarterly report on Form 10-QSB and in the Company’s other filings with the Securities and Exchange Commission, and that no statements contained in the following discussion or in this Form 10-QSB should be construed as a guarantee or assurance of future performance or future results, and the reader is cautioned to not place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this quarterly report on Form 10-QSB, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

General

On November 9, 2004, the Company, through its 80% owned subsidiary, Scottsdale Thompson Peak, LLC, sold the property located at 20225 North Scottsdale Road, Scottsdale, Arizona. The total sales price for the property was $31,400,000. Following the payment of debt service obligations and related interest due of $23,401,000, which were inclusive of a $20,000,000, 5.9% loan, a $2,500,000, 6% loan and a $1,800,000, 10% loan, and the payment of closing costs and pro-rations of $531,000, cash proceeds to Scottsdale Thompson Peak, LLC were $7,468,000. The Company’s 80% share of the net proceeds was $5,974,000. This transaction represents the sale of the Company’s real estate segment. Accordingly, the results of operations of this segment are recorded within income from discontinued operations for all periods presented in the accompanying consolidated financial statements. See Note 2 to the accompanying condensed consolidated financial statements of the Company for additional information related to the sale of the discontinued operations.

The Company owns working interests in oil and gas properties primarily located in Oklahoma and Texas as discussed in Note 5 of the accompanying condensed consolidated financial statements of the Company.

Other than the transactions described above, the Company has no significant operations and there can be no assurance that the Company’s operations will be profitable. With the sale of the real estate segment, management is currently evaluating the future direction of the business in order to maximize shareholder return. Potential courses of action for the Company are to continue to look for investment opportunities, most likely in either oil and gas interests or real estate, or to consider liquidation and dissolution of the operations of the Company with a liquidating dividend to the shareholders of the Company. In determining potential courses of action, management will be considerate of several factors including the management’s outlook for the Company’s current operations, potential future investment opportunities, the existence of competitors in our industry with greater resources at their disposal and the regulatory and reporting environment of the Company.
C-13 (10-QSB)

Critical Accounting Policies and Estimates

The consolidated balance sheet and consolidated statements of operations have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires the Company to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to oil and gas interests, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. The Company accrues production income and expense based upon historical performance, costs, and prices received for oil and gas. Revisions in profit estimates are charged to income in the period in which the facts that give rise to the revision become known. Future adverse changes in market conditions or poor operating results could result in losses or an inability to recover the carrying value of our oil and gas interests, thereby possibly requiring an impairment charge in the future.

The investments in oil and gas properties are operated by unaffiliated entities (“Operators”) who are responsible for drilling, administering and producing activities for leases jointly owned by working interest owners pursuant to the terms of the applicable Operating Agreements. The Company’s portion of exploration, drilling, and equipment and capital expenditures relating to the wells are advanced and billed by Operators through authorization for expenditures. The Company’s portion of operating expenditures relating to the wells are billed monthly by the Operators through joint interest billings.

The Company utilizes the successful efforts method of accounting for its oil and gas properties. Under this method all costs associated with productive wells are capitalized while nonproductive exploration costs are expensed. There were $1,000 and $23,000 of dry hole costs expensed for the three and nine months ended September 30, 2005, respectively. Capitalized costs relating to proven properties are depleted using the straight-line method over a period of five to seven years.

Capitalized costs of individual properties abandoned or retired are charged to accumulated depletion, depreciation and amortization. Proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire basis of all of the properties is sold or abandoned.

Liquidity and Capital Resources

At September 30, 2005, the Company had $6,248,000 in available cash resources. A significant amount of the cash available at September 30, 2005 was generated from the one-time sale of the Property held by the Company’s 80% subsidiary, STP. Proceeds to the Company from the November 9, 2004 sale of the Property by STP were $5,974,000.
C-14 (10-QSB)

During the nine months ended September 30, 2005, the Company used $442,000 in cash, to pay for previously accrued income tax liabilities as discussed above in Note 9 and $56,000 of the estimated tax payments will be refunded to the Company. The Company used $100,000 and $325,000 in cash to fund development costs and capital additions for the oil and gas interests for the three and nine month periods ended September 30, 2005, respectively. Future costs to complete the two development wells, as discussed in Note 5, should they prove to be producing properties, will be approximately $32,000 and will be funded from Company cash. In October 2005, the Company utilized $34,000 in cash to prepay its proportionate share of drilling costs for an additional development well. Future costs to complete this well, if it proves to be a producing property, will be approximately $16,000 and will be funded from Company cash.

The Company maintains its excess cash funds in interest-bearing deposits, which at times exceed the amount insured by the Federal Deposit Insurance Corporation. The Company has not sustained any losses as a result of maintaining its excess cash funds in such interest bearing deposits and does not expect to do so in the future. The Company believes that its current cash and cash equivalents will be sufficient to meet its forecasted operating cash needs for 2005. However, due to any unforeseen circumstances that could occur outside the Company’s control, there can be no assurance that adequate cash flows from the Company’s present cash position and current activity will be achieved. No prediction can be made as to the future prices the Company will receive from oil and gas sales. Additionally there can be no assurance that the Company’s operations will be profitable.

Results of Operations - Three and Nine Month Periods Ended September 30, 2005, Compared with Three and Nine Month Periods Ended September 30, 2004

The Company reported net income of $193,000 and $226,000 for the three and nine month periods ended September 30, 2005, respectively, compared to net income of $135,000 and $181,000 for the three and nine month periods ended September 30, 2004, respectively. The 2005 results include income of $49,000 for the three and nine month periods ending September 30, respectively, and the 2004 results include income of $126,000 and $297,000 for the three and nine month periods ended September 30, respectively, from discontinued operations, as discussed above in Note 2.

Oil and Gas Revenues. For the three months ended September 30, 2005, oil and gas revenue has increased 43% over the same period for 2004, with a 36% increase for the nine months ended September 30, 2005, as compared to the same period for 2004. Oil and gas revenues increased from $285,000 and $712,000 for the three and nine month periods ended September 30, 2004, respectively, to $407,000 and $965,000 for the three and nine month periods ended September 30, 2005, respectively. Oil and gas revenues accounted for 89% and 88% of the total revenue from continuing operations for the three and nine month periods ended September 30, 2005, respectively. The increasing oil and gas prices are the primary factor in the increase in revenues. Additional production volumes between the periods of 2005 and 2004, primarily due to positive drilling results for development properties that the Company elected to participate in, also contributed to the increase.

Separately, the SA Oil properties generated $191,000 and $528,000 in revenue for the three and nine month periods ended September 30, 2005, respectively, compared to $174,000 and $460,000 for the three and nine month periods ended September 30, 2004, respectively. The working interests in the SAEC oil and gas properties generated $213,000 and $427,000 in revenue for the three and nine month periods ended September 30, 2005, respectively, compared to $107,000 and $242,000 for the three and nine month periods ended September 30, 2004, respectively. The SARC oil and gas properties generated $3,000 and $10,000 in revenues for the three and nine month periods ended September 30, 2005, respectively, compared to $4,000 and $10,000 for the three and nine month periods ended September 30, 2004, respectively.

Oil and gas activities are the major part of the Company’s continuing operations. The Company sells its gas in the spot market, which is highly seasonal and volatile. Oil prices will continue to be affected by world markets and conditions.
C-15 (10-QSB)

Interest and Other Income. Interest and other income increased from $2,000 and $5,000 for the three and nine month periods ended September 30, 2004, respectively to $51,000 and $134,000 for the three and nine month periods ended September 30, 2005, respectively. The increase is primarily due to interest earned on higher balances in the Company’s cash accounts at September 30, 2005. The higher balances are a result of the receipt, in November 2004, of $5,974,000, which represented the Company’s 80% share of the proceeds from the sale of the real estate segment.

General and Administrative Expenses. General and administrative expenses consist primarily of salaries and related benefits, office rent, legal and accounting fees, and other administrative costs incurred in our office. General and administrative expenses increased 0.7%, from $140,000 to $141,000 for the three month periods ended September 30, 2004 and 2005, respectively, and decreased 0.5%, from $437,000 to $435,000 for the nine month periods ended September 30, 2004 and 2005, respectively.

Depreciation, Depletion and Amortization. Depreciation, depletion and amortization expense increased from $77,000 and $227,000 for the three and nine month periods ended September 30, 2004, respectively, to $90,000 and $247,000 for the three and nine month periods ended September 30, 2005, respectively. The increase in expense of $13,000 for the three months ended September 30, 2005 is due primarily to the additional depletion expense of $12,000 recognized on the SAEC development wells completed subsequent to September 30, 2004, an increase of $3,000 in amortization and depreciation on the equipment and intangible drilling costs capitalized for the SA Oil properties in 2005, offset by a decrease in depletion recognized on the SARC wells of $2,000, which as of September 30, 2005 were fully depleted. The increase in expense of $20,000 for the nine months ended September 30, 2005 is due primarily to the additional depletion expense of $24,000 recognized on the SAEC development wells completed subsequent to September 30, 2004, an increase of $5,000 in amortization and depreciation on the equipment and intangible drilling costs capitalized for the SA Oil properties in 2005, offset by a decrease in depletion recognized on the SARC wells of $5,000, which as of September 30, 2005 were fully depleted, and offset by a decrease in depreciation of $4,000 due to office equipment becoming fully depreciated in late 2004.

Oil and Gas Operations. Oil and gas operations expense increased from $60,000 and $167,000 for the three and nine month periods ended September 30, 2004, respectively, to $74,000 and $231,000 for the three and nine month periods ended September 30, 2005, respectively. The increased expense for the three and nine month periods ended September 30, 2005 resulted primarily from higher field operating expenses from an expanded number of properties, higher maintenance costs, dry hole costs and state franchise taxes incurred as a result of increased revenues.

Discontinued Operations. Property rental income, which is included in the income from operations of discontinued operations for the three and nine month periods ended September 30, 2004, consists of scheduled rental income of $524,000 and $1,572,000, respectively, deferred rent of $92,000 and $276,000, respectively, depreciation expense of $89,000 and $356,000, respectively, interest expense of $373,000 and $1,126,000, respectively, and property rental operations expense of $2,000 for the nine month period ended September 30, 2004. As previously discussed above in Note 2, the Property was sold by STP to Holualoa, effective November 9, 2004 and has been accounted for as a discontinued operation and therefore there are no results of operations for the three and nine month periods ended September 30, 2005. The Company recognized a gain on sale of building of $49,000 for the three and nine month periods ended September 30, 2005. This adjustment reflects the decrease between the previous estimate made for income taxes and the actual income taxes due, associated with the sale of the Property.

Related Party Transactions

Related party transactions are discussed in Note 6 of the accompanying consolidated financial statements of the Company.
C-16 (10-QSB)

Capital Requirements

During the nine months ended September 30, 2005, the Company utilized $325,000 in cash to fund development costs and capital additions for the oil and gas interests. Future costs to complete the two development wells, as discussed above in Note 5, should they prove to be producing properties, will be approximately $36,000 and will be funded from Company cash. In October 2005, the Company utilized $34,000 in cash to prepay its proportionate share of drilling costs for an additional development well. Future costs to complete this well, if it proves to be a producing property, will be approximately $16,000 and will be funded from Company cash.

Other than the capital requirements described above, the Company does not have any material plans for future capital expenditures at the present time.

Impact of Inflation

Inflation has not had a significant impact on the Company’s results of operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements as defined by Item 303(c) of Regulation S-B.

ITEM 3.   CONTROLS AND PROCEDURES

Our Chief Executive Officer, our President and our Controller, based on the evaluation of our disclosure controls and procedures (as defined in rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934, as amended) required by paragraph (b) of Rule 13a-15 or Rule 15d-15, have concluded that, as of September 30, 2005, our disclosure controls and procedures were effective to ensure that the information we are required to disclose in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. During the three months ended September 30, 2005 there was no change in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or Rule 15d-15 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Responses to Items 1 through 5 are omitted since these items are not applicable.

ITEM 6.   EXHIBITS

(a)	Exhibits

See index beginning on page 19

C-17 (10-QSB)

Signatures

In accordance with the requirements of Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATFORD AMERICAN CORPORATION Registrant

Date: November 14, 2005	By:	/s/ Mel L. Shultz

Mel L. Shultz, President and Director

Date: November 14, 2005	By:	/s/ David H. Eaton

David H. Eaton, Chief Executive Officer and Chairman of the Board

Date: November 14, 2005	By:	/s/ Daniel E. Matthews

Daniel E. Matthews, Controller, Secretary and Treasurer

C-18 (10-QSB)

EXHIBITS INDEX

Exhibits 31.1, 31.2, 31.3 and 32 are filed with this report. The Company hereby incorporates all other exhibits by reference pursuant to Rule 12b-32, each of which (except Exhibits 3.3, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21, 14.1 and 21.1) was filed as an exhibit to the Company’s Registration on Form 10, which was filed July 22, 1988, and amended on October 7, 1988, and December 8, 1988. Exhibit 3.3 was filed with the Company’s Registration Statement on Form S-1 on June 12, 1989, with the Securities and Exchange Commission. Exhibit 10.9 was filed as Exhibit 2.1 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on October 28, 1998. Exhibit 10.10 was filed as Exhibit 10.39 to the Company’s form 10-KSB for the year ended December31, 1998, which was filed with the Securities and Exchange Commission on March 31, 1999. Exhibits 10.11, 10.12, and 10.13 were filed with the Company’s Form 10-KSB for the year ended December 31, 1999 which was filed with the Securities and Exchange Commission on March 30, 2000. Exhibit 10.14 was filed with the Company’s Form 10-KSB for the year ended December 31, 2000, which was filed with the Securities and Exchange Commission on March 30, 2001. Exhibit 10.15 was filed as Exhibit 2.1 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on May 2, 2001. Exhibit 10.16 was filed as Exhibit 2.1 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on June 18, 2002. Exhibit 10.17 was filed as Exhibit 2.1 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on December 26, 2002. Exhibit 10.18 was filed as Exhibit 10.1 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on December 26, 2002. Exhibit 10.19 was filed with Form 10-KSB for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 31, 2003. Exhibit 10.20 was filed with the Company’s Definitive Proxy Statement (Schedule 14A) for its annual meeting of shareholders held on July 8, 1998, which was filed with the Securities and Exchange Commission on April 28, 1998. Exhibit 10.21 was filed as Exhibit 99.2 to the Company’s Form 8-K, which was filed with the Securities and Exchange Commission on November 15, 2004. Exhibit 14.1 was filed as Exhibit A with the Company’s Definitive Proxy Statement (Schedule 14A) for its annual meeting of shareholders held on June 20, 2004, which was filed with the Securities and Exchange Commission on April 29, 2004. Exhibit 21.1 was filed with the Company’s Form 10-KSB for the year ended December 31, 2003, which was filed with Securities and Exchange Commission on March 31, 2004.

Number	Description

3.1	Articles of Incorporation
3.2	By-laws
3.3	Articles of Amendment to Articles of Incorporation
4.1	Form of Common Stock Certificate
4.2	Form of Series “A” Preferred Stock Certificate
4.3	Articles IV of the Articles of Incorporation
4.4	Article III of the Bylaws
10.1	Indemnification Agreement, dated as of May 19, 1988, between the Company and Mel L. Shultz
10.2	Schedule of Omitted Indemnification Agreements

C-19 (10-QSB)

Number	Description

10.3	Indemnification Agreement, dated as of February 19, 1988, relating to guarantees
10.4	Indemnification Agreement, dated as of May 10, 1988, relating to guarantees
10.5	Registration Agreement, dated as of February 19, 1998
10.6	Agreement, dated as of February 18, 1988, relating to restrictions against preferred shares
10.7	Trust Agreement, dated as of June 18, 1987
10.8	Share Sale and Registration Agreement, dated January 31, 1989
10.9	Acquisition Agreement between Stratford American Car Rental Systems, Inc. and Dollar Rent A Car Systems, Inc. dated September 24, 1998
10.10	Net Lease Agreement between Stratford American Car Rental Systems, Inc. and Dollar Rent A Car Systems, Inc. dated October 1, 1998
10.11	Post-Closing Statement between Dollar Rent A Car Systems, Inc. and Stratford American Car Rental Systems, Inc. dated January 27, 1999
10.12
Settlement Agreement between Stratford American Resource Corporation, Energy Investments Advisors, Inc., Oil & Gas Advisors, Inc., Petroleum Advisors & Co., Samuel B. Davis, and Hugh J. Davis, dated October 6, 1999

10.13	Purchase Agreement by and between Foot Creek Corporation of Arizona and Grandilla (Arizona), Inc. and Stratford American Car Rental Systems, Inc. dated December 29, 1999
10.14	Operating Agreement between DVI Raintree, LLC, Stratford American Corporation and Colonial Raintree, LLC dated October 26, 2000
10.15	Stock Purchase Agreement, dated March 22, 2001 by and among SA Oil and Gas Corporation, the shareholders of SA Oil and Gas Corporation and Stratford American Corporation.
10.16	Purchase and Sale Agreement, dated June 5, 2002 by and between Crown Energy Drilling Production Fund 2001-1 Limited Partnership and Stratford American Energy Corporation
10.17	Purchase and Sale Agreement, dated July 17, 2002, by and between Opus West Corporation, a Minnesota corporation, and Stratford American Corporation
10.18	Letter Agreement between Stratford American Corporation, JDMD Investments, L.L.C., Diamond Ventures, Inc., Golden Gate Apartments, Ltd., L.P., Auriga Properties, Inc., DRD-97 Trust and David Goldstein
10.19	Operating Agreement of Scottsdale Thompson Peak, LLC
10.20	Stratford American Corporation 1998 Stock Incentive Plan
10.21	Purchase and Sale Agreement, dated August 30, 2004, by and between Holualoa Arizona, Inc. and Scottsdale Thompson Peak, LLC
14.1	Code of Ethics
21.1	Subsidiaries
31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.3	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32	Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

C-20 (10-QSB)

PRELIMINARY COPY

STRATFORD AMERICAN CORPORATION PROXY
2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Gerald J. Colangelo and Dale M. Jensen, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Stratford American Corporation held by the undersigned on February 28, 2006, at the special meeting of shareholders to be held on [_______], 2006, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

(Continued and to be SIGNED on the reverse side.)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

Please mark boxes X in blue or black ink. More detailed information concerning the proposals is provided in the Proxy Statement of Stratford American Corporation, dated [_______], 2006.

1.	Approval and adoption of the Merger Agreement and the Merger.	☐ FOR ☐ AGAINST ☐ ABSTAIN
2.
Adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and the Merger as described in Proposal 1.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	_____________________________, 2006

Signature	___________________________________________________

Signature if held jointly	___________________________________________________

(Please mark, sign, date and return the Proxy Card
promptly using the enclosed envelope.)